
                                                                  UNITED STATES
                                                       SECURITIES AND EXCHANGE COMMISSION
                                                             WASHINGTON, D.C.  20549
                                               --------------------------------------------------
                                                                    FORM S-4
                                                             REGISTRATION STATEMENT
                                                        UNDER THE SECURITIES ACT OF 1933
                                               --------------------------------------------------
                                                            FIRST FINANCIAL BANCORP.
                                             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                               --------------------------------------------------
                                OHIO                                  6711                               31-1042001
                   (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                  (IRS EMPLOYER
                   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                                               --------------------------------------------------
                                                             THIRD AND HIGH STREETS
                                                              HAMILTON, OHIO  45011
                                                                 (513) 867-4700
                                               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                               --------------------------------------------------
                                                               RICHARD E. WEINMAN
                                     EXEC. VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY, AND TREASURER
                                                             THIRD AND HIGH STREETS
                                                              HAMILTON, OHIO  45011
                                                                 (513) 867-4700
                                               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                               --------------------------------------------------
                                                                    Copy to:
                                                                  NEIL GANULIN
                                                                 FROST & JACOBS
                                                                 2500 PNC CENTER
                                                              201 EAST FIFTH STREET
                                                             CINCINNATI, OHIO  45202
                                                                 (513) 651-6800

                                               --------------------------------------------------
                                        Approximate date of commencement of proposed sale to the public:
                                 As soon as practicable after the effective date of this Registration Statement.
                                               --------------------------------------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there
is compliance with General Instruction G, check the following box:   [ ]

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 PROPOSED               PROPOSED
                 TITLE OF EACH                                   MAXIMUM                MAXIMUM
                 CLASS OF                                        OFFERING               AGGREGATE              AMOUNT OF
                 SECURITIES TO BE        AMOUNT TO BE            PRICE PER              OFFERING               REGISTRATION
                 REGISTERED              REGISTERED              UNIT (1)               PRICE (1)              FEE

Common Stock, par value
$8.00 per share                            540,000                $33.50               $18,090,000              $6,239.00
====================================================================================================================================
(1)     ESTIMATED IN ACCORDANCE WITH RULE 457(f)(1) SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.
        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
====================================================================================================================================

                 FIRST FINANCIAL BANCORP. CROSS REFERENCE SHEET




         FORM S-4 ITEM                          PROXY STATEMENT CAPTION
         -------------                          -----------------------
 1.      Forepart of Registration               Facing Page of Registration
         Statement and Outside Front Cover      Statement; Cross Reference
         Page of Prospectus                     Sheet; Outside Front Cover
                                                Page of Proxy Statement-
                                                Prospectus; Introduction

 2.      Inside Front and Outside Back          Available Information;
         Cover Pages of Prospectus              Documents Incorporated by
                                                Reference; Table of Contents

 3.      Risk Factors, Ratio of Earnings        Introduction; Summary;
         to Fixed Charges and Other             Comparative Market and Dividend
         Information                            Information; Principal
                                                Shareholders and Ownership
                                                By Management

 4.      Terms of the Transaction               Summary; Description of the
                                                Merger;  Comparison of Common
                                                Stock and Shareholders'
                                                Rights

 5.      Pro Forma Financial Information        Pro Forma Consolidated Balance
                                                Sheet; Pro Forma Condensed
                                                Consolidated Statements of
                                                Earnings; Pro Forma
                                                Consolidated Selected
                                                Financial Data

 6.      Material Contacts with the             Summary; Description of the
         Company Being Acquired                 Merger

 7.      Additional Information Required        Not Applicable
         for Reoffering by Persons and Parties
         Deemed to Be Underwriters

 8.      Interests of Named Experts and         Not Applicable
         Counsel

 9.      Disclosure of Commission Position      Not Applicable
         on Indemnification for Securities Act
         Liabilities

10.      Information with Respect to S-3        Not Applicable
         Registrants

11.      Incorporation of Certain               Not Applicable
         Information by Reference

12.      Information with Respect to S-2        Documents Incorporated By
         or S-3 Registrants                     Reference; Information About
                                                Bancorp; Comparative Market
                                                And Dividend Information

13.      Incorporation of Certain               Documents Incorporated By
         Information by Reference               Reference

14.      Information with Respect to            Not Applicable
         Registrants Other Than S-3 or S-2
         Registrants

15.      Information with Respect to  S-3       Not Applicable
         Companies

16.      Information with Respect to S-2        Not Applicable
         or  S-3 Companies

17.      Information with Respect to            Information About the Business
         Companies Other than                   of Bright; Bright's
         S-3 or S-2 Companies                   Consolidated Financial
                                                Statements; Management's
                                                Discussion and Analysis of
                                                Financial Condition and Results
                                                of Operations of Bright;
                                                Comparative Market and Dividend
                                                Information; Comparison of
                                                Common Stock and Shareholders'
                                                Rights

18.      Information if Proxies, Consents       Notice of Special Meeting of
         Authorizations are to be               Shareholders; Documents
         Solicited                              Incorporated By Reference;
                                                Introduction; Summary;
                                                Description of the Merger;
                                                Principal Shareholders and
                                                Ownership By Management;
                                                Information About the Business
                                                of Bright

19.      Information if Proxies, Consents       Not Applicable
         or Authorizations are not to be
         Solicited or in an Exchange Offer

                (LETTERHEAD OF BRIGHT FINANCIAL SERVICES, INC.)

                                                                 August __, 1995



Dear Fellow Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Bright Financial Services, Inc. ("Bright") to be held on September 12, 1995 at 2:00 p.m. local time. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Plan and Agreement of Merger dated February 20, 1995 (the "Merger Agreement") between First Financial Bancorp. ("Bancorp") and Bright, pursuant to which Bright will merge with and into Bancorp. Upon consummation of the Merger, each share of Bright presently outstanding will be surrendered and exchanged for a number of shares of Bancorp equal to the quotient of $73.184129 divided by the value of Bancorp shares, which figure will be determined and adjusted in accordance with and as specified in the Merger Agreement, as summarized in the accompanying Proxy Statement-Prospectus.

         The Merger Agreement has been approved by your Board of Directors and is recommended by the Board to you for approval. The enclosed Notice of Special Meeting and Proxy Statement-Prospectus include a description of the proposed Merger and provide specific information concerning the transaction. Please read these materials and consider carefully the information set forth in them.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy form. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy. The Merger is a significant step for Bright and your vote on this matter is of great importance.

         ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER BY MARKING THE ENCLOSED PROXY FORM "FOR" ITEM ONE.


                                                Sincerely,



                                                Jerry L. Holsapple
                                                Executive Vice President and
                                                Chief Executive Officer

                        BRIGHT FINANCIAL SERVICES, INC.
                               4 EAST MAIN STREET
                             FLORA, INDIANA  46929

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 12, 1995

         Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Bright Financial Services, Inc. ("Bright") will be held at the Bright Main Office, 4 East Main Street, Flora, Indiana 46929, on September 12, 1995 at 2:00 p.m. local time, to consider and act upon the following matters, each of which is more completely set forth in the accompanying Proxy Statement-Prospectus:

                 1. The approval of the Plan and Agreement of Merger dated February 20, 1995 by and between First Financial Bancorp. ("Bancorp") and Bright, a copy of which is attached hereto as Appendix A (the "Merger Agreement"), and the transactions contemplated thereby, including the merger of Bright with and into Bancorp (the "Merger"), pursuant to which the following will occur on the effective date of the Merger (the "Effective Time"):

                          (a) Each of the outstanding shares of Bright will be canceled and extinguished in consideration and exchange for a number of shares of Bancorp specified by the Merger Agreement;

                          (b) Bright will merge with and into Bancorp at the Effective Time and Bancorp will be the continuing, surviving and resulting corporation in the Merger; and

                          (c) Bright National Bank will become a wholly owned subsidiary of Bancorp.

                 2. A proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement.

                 3. The transaction of such other business as may properly come before the Special Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on August 1, 1995, are entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Shareholders of Bright entitled to vote at the Special Meeting may dissent from the Merger and obtain payment of the value of their Bright Common Stock in the manner provided under Indiana Code Chapter 23-1-44.

         Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed proxy form and return it at once in the stamped return envelope. The submission of such Proxy does not affect your right to vote in person in the event that you attend the Special Meeting.

                                             By order of the Board of Directors

                                             ___________________________________
                                             Eunice J. Lowery, Secretary


Flora, Indiana
________ __, 1995

                        BRIGHT FINANCIAL SERVICES, INC.
              Proxy Statement For Special Meeting of Shareholders
                         To be Held September 12, 1995
                            -----------------------
                            FIRST FINANCIAL BANCORP.
                                   Prospectus
        Up to 540,000 Shares of Common Stock, Par Value $8.00 Per Share

         This Proxy Statement-Prospectus is being furnished to the shareholders of Bright Financial Services, Inc. ("Bright") in connection with the solicitation by the Board of Directors of Bright of proxies for use at the Special Meeting of Shareholders ("Special Meeting") to be held September 12, 1995, at 2:00 p.m. at the Bright Main Office, 4 East Main Street, Flora, Indiana 46929, and at any adjournments thereof. This Proxy Statement-Prospectus and the accompanying form of Proxy are being mailed to Bright's shareholders on or about ________ __, 1995.

         This Proxy Statement-Prospectus is also the prospectus of First Financial Bancorp., an Ohio corporation ("Bancorp"), in respect of up to 540,000 shares of Bancorp's Common Stock, par value $8.00 per share (the "Bancorp Common Stock"), to be issued in connection with the merger of Bright with and into Bancorp. Bancorp will be the surviving entity in the Merger and Bright National Bank will become a wholly owned subsidiary of Bancorp.

         As a result of the consummation of the Merger, each Bright shareholder will be entitled to receive from Bancorp in exchange for each share of Bright common stock, stated value $6.25 per share (the "Bright Common Stock"), surrendered in the Merger a number of shares of Bancorp equal to the quotient (the "Exchange Ratio") of $73.184129 divided by the mathematical average (the "Average") of the average of the closing daily bid and asked prices of Bancorp Common Stock on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System for the period of 20 trading days ending at 4:00 P.M. (New York time) two trading days prior to the effective date of the Merger. The Exchange Ratio will be appropriately adjusted in the event of the subdivision of the outstanding Bancorp shares, the payment of a dividend in Bancorp Common Stock, a capital reorganization, or a reclassification or recapitalization affecting Bancorp Common Stock. The Merger may be terminated by Bancorp if the Average of Bancorp Common Stock falls below $26.40 per share or by Bright if the Average of Bancorp Common Stock exceeds $39.60 per share.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement-Prospectus, or the solicitation of a proxy, in any jurisdiction in which, or from any person to whom, it is unlawful to make such offer, or solicitation of an offer, or proxy solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities offered pursuant to this Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the affairs of Bright or Bancorp since the date of the Proxy Statement-Prospectus.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT ENTITY.
                           _________________________

        The date of this Proxy Statement-Prospectus is _________, 1995.

                             AVAILABLE INFORMATION
                             ---------------------

         Bancorp has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") with respect to the Bancorp Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the SEC, this Proxy Statement-Prospectus omits certain information contained in the Registration Statement. Copies of that information may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549, upon payment of the prescribed fees.

         In addition, Bancorp is subject to the informational, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC as follows:

         New York Regional Office       Chicago Regional Office
         75 Park Place                  Everett McKinley Dirksen Building
         New York, New York 10007       219 South Deerborn Street
                                        Chicago, Illinois 60604

         Bancorp Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market System. Documents filed by Bancorp with the SEC can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Bright is not subject to the requirements of the Exchange Act.

Documents Incorporated By Reference
- -----------------------------------
THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM MICHAEL R. O'DELL, COMPTROLLER, FIRST FINANCIAL BANCORP., THIRD AND HIGH STREETS, HAMILTON, OHIO 45011. TELEPHONE REQUESTS MAY BE DIRECTED TO BANCORP AT (513) 867-4700. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 5, 1995.

         The following documents previously filed with the SEC by Bancorp are hereby incorporated by reference herein:

         1. Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Bancorp Form 10-K"); and

         2. Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         This Proxy Statement-Prospectus is accompanied by Bancorp's 1994 Annual Report to Shareholders and Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

         Following the Merger, Bancorp will continue to be subject to the informational, reporting and proxy statement requirements of the Exchange Act.

                               TABLE OF CONTENTS

INTRODUCTION
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Record Date, Solicitation And Revocability Of Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Shareholder Proposals To Bancorp . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SUMMARY
         Terms Of The Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Reasons For The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Approval Of Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Other Possible Acquisitions By Bancorp . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Summary Of Selected Financial Data And Per Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Selected Unaudited Consolidated Financial Data And Per Share Data  . . . . . . . . . . . . . . . . . . . . . . 13
         Notes To Selected Unaudited Consolidated Financial Data And Per Share Data   . . . . . . . . . . . . . . . . . 15
         Other Business To Be Acted Upon At The Special Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

DESCRIPTION OF THE MERGER
         Background Of And Reasons For The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Opinions Of McDonald & Company Securities, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Structure Of The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Surrender Of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Effective Time Of The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Conditions To Consummation Of The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Termination Of The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Management Following The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Interest Of Certain Persons In The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Shareholders' Rights Of Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Federal Income Tax Consequences Of The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         Regulatory Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         Pro Forma Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
NOTES TO THE PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 46

INFORMATION ABOUT BANCORP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

INFORMATION ABOUT THE BUSINESS OF BRIGHT
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

INFORMATION ABOUT THE MANAGEMENT OF BRIGHT
         Bright's Board Of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         Board Meetings And Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         Director Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         Executive Officers Of Bright . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         Employment Agreements With Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         Certain Transactions With Bright . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF BRIGHT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

                          TABLE OF CONTENTS CONTINUED

BRIGHT FINANCIAL STATEMENTS
         Report Of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F1
         Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F2
         Consolidated Statements Of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F3
         Consolidated Statements Of Changes In Shareholders' Equity . . . . . . . . . . . . . . . . . F5
         Consolidated Statements Of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . F6
         Notes To Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . F8

PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . 78

COMPARATIVE MARKET AND DIVIDEND INFORMATION
         Nature of Trading Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

COMPARISON OF COMMON STOCK AND SHAREHOLDERS' RIGHTS
         Authorized But Unissued Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         Quorum For Shareholders' Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
         Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         Redemption And Assessment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         Two-Thirds (2/3) Affirmative Shareholder Vote Requirement  . . . . . . . . . . . . . . . . . 84
         Amendments To Articles And Code Of Regulations . . . . . . . . . . . . . . . . . . . . . . . 84
         Restrictions On Resale Of Bancorp Common Stock . . . . . . . . . . . . . . . . . . . . . . . 85
         Bancorp Shareholder Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

ADJOURNMENT OF THE SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

APPENDICES
         Plan and Agreement of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . Appendix A
         Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Appendix B
         Indiana Code Chapter 23-1-44.  Dissenters' Rights  . . . . . . . . . . . . . . . . . Appendix C

                                  INTRODUCTION


General
- -------
         This Proxy Statement-Prospectus and the accompanying form of proxy are being furnished to the shareholders of Bright Financial Services, Inc. ("Bright") in connection with the solicitation of proxies by the Board of Directors of Bright for use at the Special Meeting of Shareholders ("Special Meeting") to be held on September 12, 1995, at 2:00 p.m. local time.

         At the Special Meeting, Bright shareholders will be asked to approve the Plan and Agreement of Merger dated February 20, 1995 by and between Bright and First Financial Bancorp. ("Bancorp"), a copy of which is attached hereto as Appendix A (the "Merger Agreement"), and the transactions contemplated thereby. If the Merger Agreement is approved by the shareholders at the Special Meeting by at least a majority vote of the outstanding Bright shares and if certain other conditions to consummation of the transactions contemplated by the Merger Agreement, including the receipt of all required regulatory approvals, are satisfied or are waived on or before September 30, 1995, Bright will merge with and into Bancorp in a transaction in which the following will occur on the date upon which the Merger becomes effective (the "Effective Time"):

         (a) Each of the then outstanding shares of Bright common stock, stated value $6.25 per share (the "Bright Common Stock"), will be surrendered to Bancorp in consideration and exchange for a number of Bancorp common shares, par value $8.00 per share (the "Bancorp Common Stock"), equal to the quotient (the "Exchange Ratio") of $73.184129 divided by the mathematical average (the "Average") of the average of the closing bid and asked prices of Bancorp Common Stock on the Nasdaq National Market System for a period of 20 trading days ending at 4:00 p.m. (New York time) two trading days prior to the Effective Time;

         (b) Bright will merge with and into Bancorp and Bancorp will be the continuing, surviving and resulting corporation in the Merger; and

         (c) Bright National Bank will become a wholly owned subsidiary of Bancorp.

         On ____________ ___, 1995, the last trading date before the printing of the Proxy Statement-Prospectus, the closing sales price of a share of Bancorp Common Stock equalled $_______. If ___________ ___, 1995 were the Effective Time, the Average would have been $_________, the Exchange Ratio would have equaled ________, and the aggregate number of shares of Bancorp Common Stock issued in exchange for all shares of Bright Common Stock would have been _________. The market price and Average of Bancorp Common Stock on ___________ ___, 1995 are presented for illustrative purposes only and may not be indicative of the market price and Average at the Effective Time.

         A copy of the Merger Agreement, with Exhibits, setting forth the terms of the Merger is attached to this Proxy Statement-Prospectus as Appendix A and is incorporated herein by reference.

         The Board of Directors of Bright has approved the Merger and recommends that Bright shareholders vote FOR the approval of the Merger.

         The principal executive office of Bright is located at 4 East Main Street, Flora, Indiana 46929. The telephone number of Bright's principal executive office is (219) 967-4151.

         The principal executive office of Bancorp is located at Third and High Streets, Hamilton, Ohio 45011. The telephone number of Bancorp's principal executive office is (513) 867-4700.


Record Date, Solicitation And Revocability Of Proxy
- ---------------------------------------------------

         The Board of Directors of Bright has established the close of business on August 1, 1995 as the record date (the "Record Date") for the determination of the Bright shareholders entitled to receive notice of and to vote at the Special Meeting. Only Bright shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Shares represented by properly executed proxies, if such proxies are received before or at the Special Meeting and not revoked, will be voted at the Special Meeting in accordance with instructions indicated in such proxies. If no such instructions are given, shares represented by such proxies will be voted:

         FOR approval of the Merger Agreement;

         FOR the adjournment of the meeting in the event that a sufficient number of votes necessary to approve the foregoing proposal is not received; and

         In the discretion of the proxy holders on any other matter which may properly come before the Special Meeting.

         A shareholder who has given a proxy may revoke it at any time before the Proxy is exercised by giving Bright written notice of revocation addressed to and received by the Secretary of Bright before the Special Meeting, by executing a later dated proxy or by attending and voting in person. All written notices of revocation and other communication with respect to revocation of proxies should be addressed to Bright as follows: Bright Financial Services, Inc., 4 East Main Street, P.O. Box 188, Flora, Indiana 46929, Attention: Eunice J. Lowery, Secretary.

         The cost of the solicitation of proxies will be borne by Bright. Bright has not specially engaged employees or paid solicitors to aid in the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Bright Common Stock. In addition to solicitation by mail, directors, officers and regular employees of Bright may solicit proxies personally or by telegraph or telephone, without additional compensation.

         Bright shareholders are requested to complete, date and sign the accompanying proxy form and return it promptly to Bright in the enclosed postage paid envelope.


Vote Required
- -------------

         APPROVAL OF MERGER. The affirmative vote of the holders of at least a majority of the outstanding shares of Bright Common Stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Special Meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present but not entitled to vote with respect to that matter. The effect of an abstention or a non-vote is the same as a "no" vote.

         No shareholder vote on the Merger is required by the shareholders of Bancorp.

         APPROVAL OF ADJOURNMENT. The affirmative vote of the holders of a majority of the shares of Bright Common Stock represented in person or proxy at the Special Meeting will be required for approval of the adjournment in the event that a sufficient number of votes necessary to approve the foregoing proposal is not received. The effect of an abstention or a non-vote for purposes of the vote required to approve the adjournment is the same as a "no" vote.


Shares Outstanding
- ------------------

         At the close of business on the Record Date, there were _______ shares of Bright Common Stock outstanding and entitled to vote, with each share being entitled to one vote, and there were ___ holders of record of shares of Bright Common Stock. On such date, the directors and executive officers of Bright as a group beneficially owned 57,536 shares, an amount equal to 28.1% of the shares of Bright Common Stock issued and outstanding on such date. If exercise of stock options is assumed, the directors and executive officers of Bright will beneficially own 58,166 shares, which is 28.4% of issued and outstanding shares and shares that will be issued and outstanding upon exercise of the stock options. The directors and executive officers have indicated their intention to vote for the Merger. See "DESCRIPTION OF THE MERGER-- Interests Of Certain Persons In The Merger" and "PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT."

Other Matters
- -------------

         The Board of Directors of Bright is not aware of any other business to come before the Special Meeting other than the matters described above in the Proxy Statement-Prospectus. However, if any other matters should properly come before the Special Meeting, the holders of the proxies will act in accordance with their best judgment.


Shareholder Proposals To Bancorp
- --------------------------------

         If an eligible shareholder wishes to present a proposal for action at the next Annual Meeting of Bancorp, it shall be presented to management by certified mail, written receipt requested, not later than November 16, 1995, for inclusion in Bancorp's Proxy Statement and form of Proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Proposals shall be sent to First Financial Bancorp.,
Attention: Richard E. Weinman, Executive Vice President, Chief Financial Officer, and Secretary/Treasurer, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

                                    SUMMARY


         The following is a brief summary of certain information in respect of matters to be considered at the Special Meeting of Bright shareholders and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the accompanying appendices and the documents incorporated herein by reference.


Terms Of The Merger Agreement
- -----------------------------

         Upon consummation of the Merger, Bright shareholders will be entitled to receive Bancorp shares equal to the quotient of $73.184129 divided by the mathematical average of the average of the closing daily bid and asked prices of Bancorp Common Stock on the Nasdaq National Market System for a period of 20 trading days ending at 4:00 p.m. (New York time) two trading days prior to the Effective Time (the "Exchange Ratio"). The number of Bancorp shares to be issued will be proportionately adjusted in the event of the subdivision or split of the outstanding shares of Bancorp Common Stock, the payment of a dividend in Bancorp Common Stock, a capital reorganization, or reclassification or recapitalization affecting Bancorp Common Stock.


Reasons For The Merger
- ----------------------

         The Board of Directors of Bright believes that the Merger is in the best interests of Bright and its shareholders. As part of its continuing efforts to maximize shareholder value, the Board of Bright has considered various options from time to time, including the possibility of seeking a merger with another financial institution. During the summer of 1994, the Board retained an outside financial advisor and special legal counsel to assist in reviewing market conditions and in evaluating strategic alternatives. After careful and thorough discussion of the various alternatives, the Board determined to consider a merger of Bright. See "DESCRIPTION OF THE MERGER--Background Of And Reasons For The Merger."


Approval Of Merger Agreement
- ----------------------------

         PARTIES TO THE MERGER AGREEMENT. Bancorp is a corporation organized under the laws of the State of Ohio and is registered as a bank holding company as well as a savings and loan holding company. Its principal executive offices are located in Hamilton, Ohio. Bancorp owns eight commercial banking subsidiaries-First National Bank of Southwestern Ohio, Hamilton, Ohio;
Citizens Commercial Bank & Trust Company, Celina, Ohio; Van Wert National Bank, Van Wert, Ohio; Union Trust Bank, Union City, Indiana; Indiana Lawrence Bank, North Manchester, Indiana; Citizens First State Bank, Hartford City, Indiana; Union Bank and Trust Company, North Vernon, Indiana; Clyde Savings Bank Co., Clyde, Ohio; and three savings bank subsidiaries - Fidelity Federal Savings Bank, Marion, Indiana; Fayette Federal Savings Bank, Connersville, Indiana; and Home Federal Bank, a Federal Savings Bank, Hamilton, Ohio. At March 31, 1995, Bancorp had total assets of approximately $1.9 billion, deposits of approximately $1.6 billion and shareholders' equity of approximately $201 million. See Form 10-Q for the quarter ended March 31, 1995 and "Item 1. Business" in the Bancorp Form 10-K, both of which have previously been incorporated herein by reference.

         Bright was organized in 1984 under the laws of the State of Indiana and is registered as a bank holding company. Its only subsidiary, Bright National Bank ("Bright National"), was founded in 1905. On December 14, 1990, Bright National purchased the main office and three branch offices of the former Hometown Savings Bank, F.S.B., Delphi, Indiana from the Resolution Trust Corporation. The four acquired offices are located in Delphi, Rossville, Burlington and Lafayette, Indiana. Bright is principally engaged in the business of making mortgage loans and secured and unsecured consumer and commercial loans. Loanable funds are obtained primarily from deposits and loan principal repayments. In addition to originating loans, Bright invests in U.S. Treasury and other government agency securities and in municipal securities. Bright conducts its business through four full service offices located in Flora, Lafayette, Delphi and Rossville, Indiana and three deposit oriented branches in Burlington, Flora and Lafayette, Indiana. Flora, Burlington and Delphi are located in Carroll County, northeastern Tippecanoe County and northern Clinton County. Lafayette is located in Tippecanoe County and Rossville is located in Clinton County. Bright's primary market area consists of these three counties.

         THE MERGER. If the Merger Agreement is approved by the Bright shareholders by at least a majority of the outstanding Bright shares and if certain other conditions to the consummation, including the receipt of all required regulatory approvals, are satisfied or are waived on or before September 30, 1995, Bright will merge with and into Bancorp in a transaction in which the following will occur as of the Effective Time:

         (a) Each of the then outstanding shares of Bright will be canceled and extinguished in consideration and exchange for a number of shares of Bancorp Common Stock equal to the Exchange Ratio;

         (b) Bright will merge with and into Bancorp at the Effective Time and Bancorp will be the continuing, surviving and resulting entity; and

         (c) Bright National will become a wholly owned subsidiary of Bancorp.

         On ___________ ___, 1995, the last trading date before the printing of the Proxy Statement-Prospectus, the closing sales price of a share of Bancorp Common Stock equalled $_____. If ____________, 1995 were the Effective Time, the Average would have been $__________, the Exchange Ratio would have equaled __________, and the aggregate number of shares of Bancorp Common Stock issued in exchange for all shares of Bright Common Stock would have been _________. The market price and Average of Bancorp Common Stock on ___________ ___, 1995 are presented for illustrative purposes only and may not be indicative of the market price or the Average at the Effective Time.

         There were ________ shares of Bright Common Stock outstanding on ____________ ___, 1995. See "DESCRIPTION OF THE MERGER--Structure Of The Merger" and "--Effective Time Of The Merger," as well as the copy of the Merger Agreement attached hereto as Appendix A.

         RECOMMENDATION OF THE BOARD OF DIRECTORS. The Bright Board of Directors has approved the Merger Agreement and recommends that shareholders vote FOR approval of the Merger Agreement. See "DESCRIPTION OF THE MERGER--Background And Reasons For The Merger."

         OPINIONS OF MCDONALD & COMPANY SECURITIES, INC. McDonald & Company Securities, Inc. ("McDonald & Company"), Bright's financial advisor, has rendered its opinion to Bright's Board of Directors to the effect that, as of the date the Merger Agreement was signed and as of the date of this Proxy Statement-Prospectus, the Exchange Ratio was fair, from a financial point of view, to Bright's shareholders. A copy of McDonald & Company's fairness opinion is attached hereto as Appendix B and should be read in its entirety with respect to assumptions and justifications made and other matters considered. See "DESCRIPTION OF THE MERGER--Opinion of Bright's Financial Advisor."

         RIGHTS OF APPRAISAL. Any shareholder of Bright who delivers before the shareholders' vote a written notice of intent to demand payment for such shareholder's shares in the manner provided by Indiana Code Chapter 23-1-44 and who does not vote in favor of the approval of the Merger Agreement shall be entitled, if and when the Merger becomes effective, and upon strict compliance with certain procedures set forth in Chapter 23-1-44, a copy of which is attached hereto as Appendix C, to receive the value of the Bright Common Stock owned by such shareholder at the time and in the manner set forth in Chapter 23-1-44. See "DESCRIPTION OF THE MERGER--Shareholders' Rights Of Appraisal."

         FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS. It is anticipated that the Merger will be a non-taxable reorganization for federal income tax purposes and that no gain or loss for federal income tax purposes will be recognized by the shareholders of Bright upon distribution to them of shares of Bancorp. A gain or loss may be recognized, however, on cash received in place of fractional shares. Holders of Bright Common Stock, who demand in accordance with Chapter 23-1-44 of the Indiana Business Corporation Law to receive cash in exchange for the shares of Bright Common Stock they actually own or are deemed by the Internal Revenue Service ("IRS") to own constructively, will recognize a capital gain or loss on the exchange. See "DESCRIPTION OF THE MERGER--Federal Income Tax Consequences Of The Merger."

         REPRESENTATIONS AND WARRANTIES. Both Bancorp and Bright have made certain representations and warranties in the Merger Agreement. Such representations and warranties address, among others, certain matters related to the organization, capital structure, financial statements and the businesses of Bright and Bancorp. See the Merger Agreement attached as Appendix A for a more detailed discussion.

         REGULATORY APPROVALS AND OTHER CONDITIONS. The proposed Merger and related transactions are subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Indiana Department of Financial Institutions. An application requesting approval was submitted to the Federal Reserve Board on __________ ___, 1995 and the Indiana Department of Financial Institutions on ___________ ___, 1995. There can be no assurance that the approval of the Federal Reserve Board or the Indiana Department of Financial Institutions will be given or whether conditions, if any, will be imposed on such approval. See "DESCRIPTION OF THE MERGER--Regulatory Considerations."

         The Merger is subject to numerous additional conditions, including, but not limited to, approval of the Merger by the holders of at least a majority of the outstanding shares of Bright Common Stock; qualification of the Merger for the pooling-of-interests accounting treatment; the truth of representations and warranties made; receipt of opinions of counsel in reference to certain matters pertaining to the Merger; the receipt of an opinion from McDonald & Company, dated the date of the Merger Agreement and the date hereof, that the Exchange Ratio is fair, from a financial point of view, to Bright's shareholders; and the absence of any material adverse changes in the corporate status, business, operations or financial condition of Bancorp or Bright occurring since December 31, 1993. See "DESCRIPTION OF THE MERGER--Conditions To Consummation Of The Merger."

         TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the Boards of Directors of Bright and Bancorp. Either Bright or Bancorp may also terminate the Merger Agreement upon the occurrence of certain events, such as not obtaining the requisite approval of all required regulatory authorities or the shareholders of Bright or not consummating the Merger on or before September 30, 1995. The Merger may also be terminated by Bancorp if the Average of Bancorp Common Stock falls below $26.40 per share or by Bright if the Average of Bancorp Common Stock exceeds $39.60 per share. See "DESCRIPTION OF THE MERGER-- Termination Of The Merger."

         EFFECTIVE TIME. Bancorp and Bright intend to consummate the Merger as soon as practicable after the receipt of all required regulatory and shareholder approvals have been obtained and the other conditions to consummation of the Merger have been satisfied. Bancorp and Bright are hopeful that all conditions prior to consummation of the Merger will be satisfied so that the Merger can be consummated during the third quarter of 1995. The Merger Agreement provides that it may be terminated by either party if the Merger has not been consummated by September 30, 1995. See "DESCRIPTION OF THE MERGER--Effective Time Of The Merger."

         MARKET VALUE OF COMMON STOCK. The common stock of Bancorp is traded in the over-the-counter market and is quoted by the Nasdaq National Market System. On February 17, 1995, the last trading day prior to the first public announcement of the proposed merger, the closing sale price for a share of Bancorp Common Stock was $33.00 per share. Assuming the Merger was consummated as of February 17, 1995, the Average would have been $33.3625, the Exchange Ratio would have equaled 2.193604466, the aggregate number of shares of Bancorp Common Stock issued in exchange for all shares of Bright Common Stock would have been 451,255 shares and the equivalent per share value of Bancorp Common Stock which would have been issued and exchanged for each Bright share, assuming the closing sales price of $33.00 per share for Bancorp Common Stock, would have been $72.388923.

         Bright Common Stock is not traded in any established market. See "COMPARATIVE MARKET AND DIVIDEND INFORMATION" for additional market price information.


Other Possible Acquisitions By Bancorp
- --------------------------------------

         As of the date of this Proxy Statement-Prospectus, Bancorp had entered into a definitive agreement of merger with Peoples Bank and Trust Company, Sunman, Indiana ("Peoples"). The consideration to be paid to Peoples' shareholders pursuant to the merger agreement is fixed at approximately $11,900,000 payable in Bancorp Common Stock to be issued in exchange for all outstanding shares of Peoples common stock; provided however, that dissenting shareholders of Peoples who perfect their rights under the laws of Indiana will receive cash in such amount per share of Peoples as determined in accordance with such laws. After the merger, Peoples will become a wholly owned subsidiary of Bancorp. As of March 31, 1995, Peoples had total assets of approximately $51 million, loans outstanding of $23 million, stockholders' equity of $8 million and total deposits of $43 million. Its equity-to-assets ratio at March 31, 1995 was 15.8%. Peoples had net earnings for the quarter ended March 31, 1995 of $182,000, or $5.20 per share. As of December 31, 1994, Peoples had total assets of approximately $53.0 million, loans outstanding of $23.2 million, stockholders' equity of $7.8 million and total deposits of $44.9 million. Its equity-to-assets ratio at December 31, 1994 was 14.6%. Peoples had net earnings for the year ended December 31, 1994 of $703,000, or $20.08 per share. Information regarding the financial condition and operating results of Peoples is not included in the Pro Forma Financial Statements because the acquisition of Peoples is not anticipated to result in the acquisition by Bancorp of a significant subsidiary under applicable regulations of the Exchange Act and is not anticipated to have a material effect on the financial condition and results of operations of Bancorp. See "DESCRIPTION OF THE MERGER--Pro Forma Financial Information."

         The merger with Peoples is subject to numerous conditions including, among others, regulatory and shareholder approvals. Bancorp is unable to predict when or whether such conditions will be satisfied. Accordingly, there can be no assurance that the proposed merger with Peoples will be consummated. Provided all conditions are met and approvals obtained, the proposed merger with Peoples is anticipated to be completed during the third quarter of 1995.

         As of the date of this Proxy Statement-Prospectus, Bancorp had entered into an Agreement in Principle to affiliate with F&M Bancorp, Rochester, Indiana ("F&M"). The consideration to be paid to F&M's shareholders pursuant to the agreement is fixed at approximately $12,500,000, payable in Bancorp Common Stock to be issued in exchange for all outstanding shares of F&M common stock; provided however, that dissenting shareholders of F&M who perfect their rights under the laws of Indiana will receive cash in such amount per share of F&M as determined in accordance with such laws. After the merger of F&M into Bancorp, F&M's only subsidiary, Farmers & Merchants Bank, will be merged with Indiana Lawrence Bank, North Manchester, Indiana, a wholly owned subsidiary of Bancorp. As of March 31, 1995, F&M had total assets of approximately $59 million, loans outstanding of $31 million, stockholders' equity of $7 million and total deposits of $51 million. Its equity-to-assets ratio at March 31, 1995 was 12.5%. F&M had net earnings for the quarter ended March 31, 1995 of $165,000, or $29.31 per share. As of December 31, 1994, F&M had total assets of approximately $63.0 million, loans outstanding of $31 million, stockholders' equity of $7 million and total deposits of $55 million. Its equity-to-assets ratio at December 31, 1994 was 11.8%. F&M had net earnings for the year ended December 31, 1994 of $699,000, or $124.17 per share.

         The merger with F&M is subject to numerous conditions including, among others, the signing of a definitive agreement of merger, regulatory approvals and shareholder approval. Bancorp is unable to predict when or whether such conditions will be satisfied. Accordingly, there can be no assurance that the proposed merger with F&M will be consummated. Provided all conditions are met and approvals obtained, the proposed merger with F&M is anticipated to be completed during the first quarter of 1996.


Summary Of Selected Financial Data And Per Share Data
- -----------------------------------------------------

         The historical data presented on the following pages has been derived from the consolidated financial statements of the financial institutions shown and should be read in conjunction with those financial statements. See "AVAILABLE INFORMATION--Documents Incorporated by Reference" and "BRIGHT FINANCIAL SERVICES, INC. FINANCIAL STATEMENTS." The pro forma data presented on the following pages has been derived from the pro forma financial information set forth under the heading "DESCRIPTION OF THE MERGER--Pro Forma Financial Information."


                                            SELECTED UNAUDITED CONSOLIDATED FINANCIAL DATA AND PER SHARE DATA
                                            THREE MONTHS ENDED
                                                 MARCH 31                              YEARS ENDED DECEMBER 31,
                                            ---------------------      ----------------------------------------------------------
                                                1995        1994           1994         1993        1992        1991         1990
                                            ---------   ---------      ---------   ---------   ---------   ---------    ---------
                                                                (Dollars in thousands, except per share data)
BRIGHT (HISTORICAL) (1)
  Net earnings (A)                               $209        $160           $920        $866        $917        $692         $518
  Total assets (period end)                   108,788     110,972        114,285     111,774     106,505     103,570      103,182
  Long-term borrowings (period end)             5,271       4,939          6,789       4,000       3,150       3,450        1,700
  Net earnings per share (A)                     1.02        0.81           4.56        4.38        4.64        3.50         2.62
  Dividends declared per share                   0.00        0.00           1.06        0.75        0.67        0.63         0.63
  Book value per share (period end)             42.23       38.91          40.26       38.43       34.80       31.18        28.31
  Average shares outstanding (B)              204,788     197,592        201,879     197,592     197,592     197,592      197,592
  Shares outstanding (period end) (B)         205,084     197,592        204,633     197,592     197,592     197,592      197,592

BANCORP (HISTORICAL) (2)
  Net earnings (A)                             $7,369      $7,002        $28,173     $25,194     $21,770     $18,600      $14,053
  Total assets (period end)                 1,893,341   1,817,216      1,922,643   1,810,673   1,816,414   1,860,955    1,631,481
  Long-term borrowings (period end)                 0       2,126              0       3,983       4,564       5,119        1,252
  Net earnings per share (A)                     0.60        0.57           2.31        2.06        1.77        1.51         1.13
  Dividends declared per share                   0.26        0.22           0.98        0.82        0.74        0.66         0.62
  Book value per share (period end)             16.48       15.34          15.95       14.85       13.66       12.44        11.60
  Average shares outstanding (B)           12,206,529  12,210,706     12,210,753  12,211,405  12,318,805  12,356,986   12,402,738
  Shares outstanding (period end) (B)      12,209,474  12,213,537     12,204,575  12,207,004  12,272,065  12,391,865   12,402,738

PRO FORMA BANCORP AND BRIGHT COMBINED
ASSUMING 2.152078779 EXCHANGE RATIO (3)
  Net earnings (A)                             $7,578      $7,162        $29,093     $26,060     $22,687     $19,292      $14,571
  Net earnings per share (A)                     0.60        0.57           2.30        2.06        1.78        1.51         1.13
  Dividends declared per share:
    Bancorp                                      0.26        0.22           0.98        0.82        0.74        0.66         0.62
  Book value per share (period end)             16.59       15.41          16.04       14.93       13.73       12.49        11.64
  Average shares outstanding (B)           12,649,242  12,653,419     12,653,466  12,654,118  12,761,518  12,799,699   12,845,451
  Shares outstanding (period end) (B)      12,652,187  12,656,250     12,647,288  12,649,717  12,714,778  12,834,578   12,845,451

PRO FORMA BRIGHT ONE SHARE EQUIVALENT
ASSUMING 2.152078779 EXCHANGE RATIO (4)
  Net earnings per share (A)                    $1.29       $1.23          $4.95       $4.43       $3.83       $3.25        $2.43
  Dividends declared per share                   0.56        0.47           2.11        1.76        1.59        1.42         1.33
  Book value per share                          35.70       33.16          34.52       32.13       29.55       26.88        25.05
- --------------------

(A)  Before cumulative effect of changes in accounting principles.
(B)  Average and period end shares outstanding are not rounded to the nearest thousand.



                                            SELECTED UNAUDITED CONSOLIDATED FINANCIAL DATA AND PER SHARE DATA
                                             THREE MONTHS ENDED
                                                  MARCH 31                            YEARS ENDED DECEMBER 31,
                                            ---------------------      ---------------------------------------------------------
                                                1995         1994           1994        1993        1992        1991        1990
                                            ---------   ---------      ---------   ---------   ---------   ---------   ---------
                                                                (Dollars in thousands, except per share data)

PRO FORMA BANCORP AND BRIGHT COMBINED
ASSUMING 2.772126098 EXCHANGE RATIO (5)
  Net earnings (A)                             $7,578      $7,162        $29,093     $26,060     $22,687     $19,292     $14,571
  Net earnings per share (A)                     0.59        0.56           2.28        2.04        1.76        1.49        1.12
  Dividends declared per share:
    Bancorp                                      0.26        0.22           0.98        0.82        0.74        0.66        0.62
  Book value per share (period end)             16.43       15.26          15.88       14.78       13.59       12.37       11.53
  Average shares outstanding (B)           12,776,794  12,780,971     12,781,018  12,781,670  12,889,070  12,927,251  12,973,003
  Shares outstanding (period end) (B)      12,779,739  12,783,802     12,774,840  12,777,269  12,842,330  12,962,130  12,973,003

PRO FORMA BRIGHT ONE SHARE EQUIVALENT
ASSUMING 2.772126098 EXCHANGE RATIO (5)
  Net earnings per share (A)                    $1.64       $1.55          $6.32       $5.66       $4.88       $4.13       $3.10
  Dividends declared per share                   0.72        0.61           2.72        2.27        2.05        1.83        1.72
  Book value per share                          45.55       42.30          44.02       40.97       37.67       34.29       31.96

PRO FORMA BANCORP AND BRIGHT COMBINED
ASSUMING 1.848084065 EXCHANGE RATIO (6)
  Net earnings (A)                             $7,578      $7,162        $29,093     $26,060     $22,687     $19,292     $14,571
  Net earnings per share (A)                     0.60        0.57           2.31        2.07        1.79        1.51        1.14
  Dividends declared per share:
    Bancorp                                      0.26        0.22           0.98        0.82        0.74        0.66        0.62
  Book value per share (period end)             16.67       15.49          16.12       15.00       13.80       12.56       11.70
  Average shares outstanding (B)           12,586,706  12,590,883     12,590,930  12,591,582  12,698,982  12,737,163  12,782,915
  Shares outstanding (period end) (B)      12,589,651  12,593,714     12,584,752  12,587,181  12,652,242  12,772,042  12,782,915

PRO FORMA BRIGHT ONE SHARE EQUIVALENT
ASSUMING 1.848084065 EXCHANGE RATIO (6)
  Net earnings per share (A)                    $1.11       $1.05          $4.27       $3.83       $3.31       $2.79       $2.11
  Dividends declared per share                   0.48        0.41           1.81        1.52        1.37        1.22        1.15
  Book value per share                          30.81       28.63          29.79       27.72       25.50       23.21       21.62
- --------------------
(A)  Before cumulative effect of changes in accounting principles.
(B)  Average and period end shares outstanding are not rounded to the nearest thousand.


   NOTES TO SELECTED UNAUDITED CONSOLIDATED FINANCIAL DATA AND PER SHARE DATA
   --------------------------------------------------------------------------


(1) Earnings per share is calculated by dividing net earnings for the period by the average number of common shares outstanding for the period. Book value per share is calculated by dividing total shareholders' equity at the end of the period by the number of shares outstanding at the end of the period.

(2) Dividend information on Bancorp's subsidiaries which have merged with Bancorp under the pooling-of-interests method after January 1, 1990, has not been recalculated or added to Bancorp's historical dividend information. Bancorp has adjusted historical information to reflect the issuance of stock splits. The shares outstanding data has been adjusted to reflect treasury stock transactions.

(3) The PRO FORMA BANCORP AND BRIGHT COMBINED reflects the combined results of Bancorp and Bright after giving effect to the pooling-of-interests method of accounting. For illustrative purposes, the combined results assume the merger was consummated on January 1, 1990.

         The per share data, average shares outstanding and shares outstanding (period end) were calculated assuming the issuance of 442,713 shares of Bancorp Common Stock at an Average equal to $34.00625, which is the Average that would have been in effect if the Merger was effective March 31, 1995 (2.152078779 Exchange Ratio).

         The number of Bancorp shares to be issued at consummation is dependent on the Average at that time and cannot be determined before that date. The pro forma financial results included in this table are for illustrative purposes only.

(4) Upon consummation of the Merger, Bright shareholders will be entitled to receive Bancorp shares equal to the quotient of $73.184129 divided by the mathematical average of the average of the closing daily bid and asked prices of Bancorp Common Stock on the Nasdaq National Market System for a period of 20 trading days ending at 4:00 p.m. (New York time) two trading days prior to the Effective Time (the "Exchange Ratio"). The number of Bancorp shares to be issued will be proportionately adjusted in the event of the subdivision or split of the outstanding shares of Bancorp Common Stock, the payment of a dividend in Bancorp Common Stock, a capital reorganization, or reclassification or recapitalization affecting Bancorp Common Stock. Since the Exchange Ratio is not determinable at the printing of this Proxy Statement-Prospectus, Bright's one share equivalent pro forma net earnings, dividends and book value per share, calculated assuming a 2.152078779 Exchange Ratio, are shown for illustrative purposes only.

(5) The Merger may be terminated by Bancorp if the Average of Bancorp Common Stock at the Effective Time falls below $26.40. If the Average at the Effective time is $26.40, the Exchange Ratio will be
         2.772126098 and the aggregate number of shares of Bancorp Common Stock issued in exchange for all shares of Bright Common Stock will be 570,265 shares. The number of Bancorp shares to be issued at consummation is dependent on the Average at that time and cannot be determined before that date. The pro forma financial results assuming an Average of $26.40 are for illustrative purposes only.

(6) The Merger may be terminated by Bright if the Average of Bancorp Common Stock at the Effective Time exceeds $39.60. If the Average at the Effective Time is $39.60, the Exchange Ratio will be 1.848084065 and the aggregate number of shares of Bancorp Common Stock issued in exchange for all shares of Bright Common Stock will be 380,177 shares. The number of Bancorp shares to be issued at consummation is dependent on the Average at that time and cannot be determined before that date. The pro forma financial results assuming an Average of $39.60 are for illustrative purposes only.

Other Business To Be Acted Upon At The Special Meeting
- ------------------------------------------------------

         Bright may seek an adjournment of the Special Meeting for not more than 30 days to enable Bright to solicit additional votes in favor of the Merger Agreement if the Merger Agreement does not receive the requisite vote of the shareholders at the Special Meeting. The Board of Directors recommends that shareholders vote FOR the proposal to approve a motion to adjourn the Special Meeting, if necessary, to solicit additional proxies. See "ADJOURNMENT OF THE SPECIAL MEETING."

                           DESCRIPTION OF THE MERGER


         This section of the Proxy Statement-Prospectus describes certain of the more important aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.


Background Of And Reasons For The Merger
- ----------------------------------------

         As part of its continuing efforts to maximize shareholder value, the Board of Directors of Bright has considered various options from time to time, including the possibility of seeking a merger with another financial institution.

         In recent years, there has been, and there continues to be, substantial consolidation in the United States banking and financial services industry. This trend is necessarily of concern to smaller institutions, like Bright, because larger entities that emerge from consolidations may acquire substantial competitive advantages. Bright has been dedicated to the goal of providing superior banking services, and in analyzing strategic alternatives has always sought to ensure that the alternatives being considered can reasonably be expected to result in improved services as well as enhanced shareholder value.

         In the summer of 1994, the Board decided to obtain independent assistance in a strategic review of available options. The Board retained outside financial advisors, McDonald & Company, and special legal counsel, Bingham Summers Welsh & Spilman, to assist Bright in reviewing market conditions and in evaluating strategic alternatives. Prior to selecting McDonald & Company, the Board interviewed several investment banking firms. In making its selection, the Board reviewed the experience of each investment banking firm, the depth of their respective staffs and the fee estimates provided by each firm. The Board determined that McDonald & Company had extensive experience in advising financial institutions regarding strategic alternatives, had a sizeable staff with the desired qualifications and provided a fee estimate that was competitive with the other investment banking firms that were considered.

         McDonald & Company presented its strategic review materials to the Bright Board in September 1994. After careful and thorough discussion of the various alternatives, the Bright Board determined to consider the merger of Bright.

         In seeking potential acquirors, the Bright Board had a number of criteria for selecting a merger partner. The criteria included (a) active and broad marketability of acquiror's stock; (b) a control premium that reflects Bright's financial condition; (c) attractive relative valuation of acquiror's stock with prospects for price appreciation better than those for Bright's stock; (d) a transaction with little or no adverse tax consequences for the shareholders; (e) a willingness to exchange Bright's stock options for acquiror's stock options; (f) possible higher dividends for shareholders; (g) a sizeable acquiror with a diversified product base and revenue stream; (h) benefit plans which are equal or superior to Bright's plans; (i) minimal dislocation of employees; (j) a willingness to retain Bright National as a separate subsidiary; (k) an acquiror which is a good corporate citizen; (l) an acquiror which maintains a diverse and competitive source of commercial bank products and services for Bright's customers; and (m) as few contingencies as possible to closing.

         The Board authorized McDonald & Company to contact a number of other bank holding companies to assess their interest in pursuing an acquisition of Bright and at what price. Institutions contacted included companies which Bright and McDonald & Company believed would have a strategic interest in Bright and the financial ability to acquire Bright. After execution of appropriate confidentiality agreements and receipt of preliminary indications of interest, subject to due diligence, six companies were offered the opportunity to conduct a business review of Bright in order to formulate a firm offer which would not be conditional upon the performance of a further business review by the offeror. All six companies availed themselves of this opportunity. In November and December 1994, each of the six conducted in-depth examinations of the books, records and operations of Bright.

         Upon conclusion of their examinations, each of the companies that had conducted a business review submitted offers which included offers of stock, cash, notes and a hybrid of cash and stock.

         After careful review of the consideration offered and of the merger selection criteria, the Board determined that the stock offer from Bancorp, at $73.184129 per share, was the most attractive offer. This offer was the highest stock offer made by the bidding banks, after taking into account the estimated valuation of certain minority stock of one bidder by McDonald & Company. There were two bidders that offered slightly higher non-stock consideration, one for $75.00 per share in cash and the other for $74.00 per share in notes. The Board rejected the cash offer primarily because it would provide an immediate and substantial capital gains tax to Bright shareholders. The Board rejected the note offer primarily because the notes would also be subject to substantial capital gains taxes at maturity and because of the lack of marketability of the notes.

         In addition to determining that the consideration offered by Bancorp was superior to other offers, the Board determined that Bancorp and Bancorp's offer favorably satisfied the merger criteria previously established by the Board. Specifically, the Board found that, among favorable criteria, Bancorp's offer would: afford a control premium to the shareholders of Bright because the offer was valued by McDonald & Company at 185% of book value, and in excess of recent trading prices for the Bright Common Stock; provide a marketable security to Bright shareholders because Bancorp stock is actively traded on the Nasdaq National Market System; provide no tax consequence to Bright shareholders, except for cash received for fractional shares and cash paid to dissenting shareholders who exercise dissenter's rights; provide higher dividends for Bright shareholders; provide for a merger with a bank holding company with $1.9 billion in assets which operates six Indiana and five Ohio financial institution affiliates with a total of 69 banking office locations; provide benefit plans at least equal to the Bright plans; maintain a diverse and competitive source of commercial bank products and services for Bright's customers; retain Bright National as a separate subsidiary which would allow autonomy in Bright National's operations thereby also resulting in little or no dislocation of employees; and provide for only one contingency (other than contingencies that would be required in the normal course for any merger transaction), that the transaction be treated as a pooling-of-interest for accounting purposes. In addition, the banking philosophy of Bancorp, emphasizing community banking and the autonomy of its subsidiaries, was of major importance to the Board.

         In reviewing its initial merger criteria as well as the consideration offered by each bidder, the Board determined that of the offers received for Bright, the offer from Bancorp was superior because it provided a higher consideration and favorably met more of the criteria considered by the Board.

         After these deliberations, the Board, with the assistance of McDonald & Company and Bingham Summers Welsh & Spilman, entered into negotiations toward a definitive agreement with Bancorp. Following negotiation of the Merger Agreement, the Board concluded that the Merger would be in the best interests of Bright and its shareholders. On February 20, 1995, the Board approved the Merger and the Merger Agreement.

         Based on its review, the Board concluded the proposed Merger would be in the best interests of the shareholders of Bright and its customers, and of the communities which Bright serves. Accordingly, the Board recommends that shareholders vote "FOR" the Merger.


Opinions Of McDonald & Company
- ------------------------------

         Bright has retained McDonald & Company as its financial advisor in connection with the Merger and requested that McDonald & Company render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Bright Common Stock. McDonald & Company rendered its oral opinion to the Board of Directors of Bright on February 20, 1995, which it subsequently confirmed in writing, that as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of Bright Common Stock. McDonald & Company updated its February 20, 1995 opinion as of the date of this Proxy Statement-Prospectus. The updated opinion is attached as Appendix B to this Proxy Statement-Prospectus.

         In arriving at its February 20, 1995 opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of Bright and Bancorp as well as certain other non-public information, primarily financial in nature, furnished to it by Bright and Bancorp relating to the respective businesses, earnings, assets, financial forecasts and prospects. McDonald & Company also held discussions with members of senior management of Bright and Bancorp concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, Bright Common Stock and Bancorp Common Stock and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either Bright or Bancorp, and was not engaged to do and has not made, obtained or been furnished with any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of Bright or Bancorp. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Bright and Bancorp contained in the Merger Agreement, and has not independently attempted to verify any such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of Bright Common Stock, would be satisfied on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by Bright upon McDonald & Company with respect to the scope of its investigation nor were any specific instructions given to McDonald & Company in connection with its opinion.

         In connection with rendering its opinion dated February 20, 1995, McDonald & Company considered a variety of financial analyses which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selected analyses considered by McDonald & Company in connection with McDonald & Company's opinion dated February 20, 1995:

         COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of Bright with corresponding data for the following selected banks: ANB Corporation, Bank of Geneva, Citizens National Bancorp, Champaign National B&T, CoBancorp, Inc., Eastern Michigan Financial Corp., First-Knox Banc Corp., First Bancshares, Inc., GAB Bancorp, The Henry County Bank, Indebancorp, Indiana United Bancorp, Merchants Bancorp, Inc., MetroBanCorp, MNB Bancshares, Inc., Northwest Illinois Bancorp, Peoples Bancorp Inc., Peoples Bancorp of Washington, Princeton National Bancorp and Peoples Bank Corporation of Indianapolis. In addition, McDonald & Company compared such data of Bancorp with the following selected banking companies:
Dauphin Deposit Corporation, Firstbank of Illinois Co., FirstMerit Corp., Fulton Financial Corporation, One Valley Bancorp of WV, Inc., Park National Corp., River Forest Bancorp, S&T Bancorp and United Bankshares, Inc. At the time, none of the companies listed above had announced a merger transaction or disclosed a possible interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

         PRO FORMA MERGER ANALYSES. McDonald & Company analyzed the changes in per share amount of earnings, book value and indicated dividend represented by one share of Bright Common Stock after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the twelve months ended September 30, 1994, December 31, 1993, and December 31, 1992. The analysis indicated, among other things, that exchanging one share of Bright Common at the Exchange Ratio (calculated using the $33.00 closing price of Bancorp Common Stock as of February 17, 1995, the last trading day prior to the execution of the Merger Agreement) for shares of Bancorp Common on a pro forma basis would have resulted in a 29.0% increase in earnings per share for each share of Bright Common Stock for the twelve months ended September 30, 1994, a 10.2% decrease in book value per share for each share of Bright Common Stock as of September 30, 1994, and a 109.7% increase in dividends per share of Bright Common Stock based on Bright's and Bancorp's indicated annual dividend rate as of February 20, 1995.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending bank transactions involving (i) mergers with transaction values between $10 million and $25 million, (ii) selling banks having a tangible equity to assets ratio of between 6.00% and 8.25%, (iii) selling banks having a return on assets of between 0.50% and 1.00%, (iv) selling banks having non-performing assets as a percent of total assets less than 0.30%, and (v) selling banks headquartered in the Midwest region of Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last twelve months' earnings of the acquired company, and the ratio of the offer value to assets in each such transaction and computed mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 176% to 186% and 176% to 189%, respectively. Median multiples of earnings among the five groups ranged from 13.2x to 17.2x and median ratios of offer value to assets ranged from 13.3% to 17.6%. Based on the Bright equivalent price per share as of February 20, 1995 of $73.184129, the ratio of price to stated book value was 185%, the ratio of price to tangible book value was 192%, the multiple of price to last twelve months earnings of Bright through September 30, 1994 was 19.4x and the ratio of price to assets at September 30, 1994 was 13.7%.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO BRIGHT, BANCORP OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VALUES OR ACQUISITION VALUES OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

         DISCOUNTED CASH FLOW ANALYSIS. McDonald & Company estimated the future streams of after-tax cash flows that Bright could produce over a five year period from 1995 through 1999. These estimates were made using various assumptions and included Bright management's forecasts. McDonald & Company then estimated a terminal value of Bright after the five year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value, multiples ranging from 8x to 10x. The five year cash flow streams and terminal value were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the required rates of return of prospective buyers of Bright. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $58.70 to $77.60 per share of Bright Common. This analysis was based upon management projections including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by Bright. Management's projections are based upon many factors and assumptions, many of which are beyond the control of Bright or Bancorp. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the process at which any securities may trade at the present time or at any time in the future.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's fairness opinion and presentation to the Bright Board of Directors were among many factors taken into consideration by the Bright Board of Directors in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the Bright Board of Directors' conclusions with respect to the value of Bright or of the decision of the Bright Board of Directors to agree to the Exchange Ratio.

         McDonald & Company's opinions are based on economic and market conditions and other circumstances existing on, and information made available as of, the date of such opinion. In addition, the opinions do not address Bright's underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company is not rendering any opinion as to the value of Bright Common Stock or Bancorp Common Stock at the Effective Time.

         In connection with its opinion dated as of the date of this Proxy Statement-Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. Bright's Board of Directors selected McDonald & Company as its financial advisor, primarily because of McDonald & Company's industry expertise with respect to financial institutions. McDonald & Company is not affiliated with either Bright or Bancorp.

         In the ordinary course of business, McDonald & Company makes a market in Bancorp Common Stock and may actively trade the securities of Bancorp for its own account and for the accounts of its customers. Accordingly, at any time McDonald & Company may hold a long or short position in such securities. In addition, McDonald & Company has provided investment banking services to Bright in the past and may provide such services to Bancorp in the future.

         For its services as financial advisor, Bright has paid McDonald & Company a retainer of $20,000 and a fee of $15,000 upon the rendering of McDonald & Company's oral fairness opinion. Additional fees equal to approximately $85,000 will be payable to McDonald & Company, with $25,000 due upon stockholder approval and the remainder due upon consummation of the Merger. Bright has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY UPDATED AS OF THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF BRIGHT COMMON STOCK AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING.

Structure Of The Merger
- -----------------------

         If the Merger is approved by Bright shareholders at the Special Meeting by at least a majority vote of the outstanding Bright shares and if necessary regulatory approvals are received and certain other conditions to the consummation of the transactions contemplated by the Merger Agreement are satisfied or waived prior to September 30, 1995, Bright will merge with and into Bancorp in a transaction in which the following will occur at the Effective Time:

         (a) Each of the then outstanding shares of Bright will be canceled and extinguished in consideration and exchange for a number of shares of Bancorp Common Stock equal to the Exchange Ratio;

         (b) Bright will merge with and into Bancorp and Bancorp will be the continuing, surviving and resulting entity; and

         (c) Bright National will become a wholly owned subsidiary of Bancorp.


Surrender Of Stock Certificates
- -------------------------------

         The Merger Agreement provides for the surrender of Bright Common Stock certificates by the holders thereof before such holders may receive certificates evidencing the Bancorp Common Stock. First National Bank of Southwestern Ohio, Butler County, Ohio, a wholly owned subsidiary of Bancorp, will act as the exchange agent (the "Exchange Agent"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of Bright Common Stock.

         The letter of transmittal will provide that, as soon as practicable after surrender (but in no event later than ten business days after delivery) to the Exchange Agent of one or more properly endorsed certificates of Bright Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder of such Common Stock a certificate representing the number of shares of Bancorp Common Stock to which such shareholder is entitled.

         After the Effective Time, each certificate that represented Bright Common Stock immediately prior to the Effective Time of the Merger will be deemed for all purposes to evidence shares of Bancorp Common Stock. No dividends may be paid by Bancorp to persons who have not surrendered their Bright certificates until such certificates have been surrendered to the Exchange Agent.


No Fractional Shares
- --------------------

         No fractional shares of Bancorp Common Stock will be issued as a result of the Merger. Bright shareholders otherwise entitled to a fractional share of Bancorp Common Stock will receive cash in lieu thereof equal to the fractional interest times $73.184129 upon the surrender by such holders of their certificates formerly representing Bright Common Stock to the Exchange Agent.

Effective Time Of The Merger
- ----------------------------

         The Effective Time is expected to be as soon as practicable after the approval of the Merger Agreement by Bright shareholders, the satisfaction of all conditions set forth in the Merger Agreement and the receipt of approvals from regulatory authorities, or at such later date as may be agreed upon by Bright and Bancorp. See "DESCRIPTION OF THE MERGER--Regulatory Considerations".

         No assurance can be provided that the necessary shareholder and regulatory approvals will be obtained or that other conditions precedent to the Merger will be satisfied. It is anticipated that the Merger will be consummated in the third quarter of 1995. In the event the Merger is not consummated by September 30, 1995, either party may terminate the Merger Agreement or the parties may agree to extend the time for completion of the Merger.


Conditions To Consummation Of The Merger
- ----------------------------------------

         Consummation of the Merger is subject to a number of conditions, each of which may be waived by the party entitled thereto to the extent permissible by applicable law, including the following:

         (a) The receipt of all required regulatory approvals for the completion of the Merger and the expiration of any applicable waiting periods, with no such approval or authorization containing any provision which would be materially adverse to the merged businesses of Bright and Bancorp;

         (b) The validity or legality of the transactions contemplated by the Merger Agreement shall not have been materially questioned by any suit, action, investigation by any governmental body or other legal or administrative proceedings;

         (c) The receipt of all consents required for the consummation of the Merger or for the prevention of any default under any contract, agreement or permit of Bancorp or Bright which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the combined business affairs of Bancorp or Bright;

         (d) Compliance by Bancorp and Bright with their respective covenants and the truth of all representations and warranties as of the Effective Time;

         (e) The absence of any material adverse change in the financial condition, operations, corporate status or business of Bancorp or Bright since December 31, 1993;

         (f) The receipt of opinions from Bancorp's special counsel and from Bright's special counsel with respect to various corporate matters, due execution and delivery of the Merger Agreement and various other Merger related matters;

         (g) The receipt of a favorable ruling from the IRS or an opinion of counsel, in form and substance satisfactory to Bancorp, Bright and their respective counsel, to the effect that, under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), no taxable gain or loss will be recognized by Bright or its shareholders who do not exercise dissenters' rights as a result of the Merger (except in respect of fractional share interests sold);

         (h) The receipt of letters from Bancorp's independent accountants stating that they are not aware of any reason that Bancorp is not in compliance with the pooling-of-interests criteria and that the Merger can be accounted for as a pooling-of-interests from Bancorp's perspective and the receipt of similar letters from Bright's independent accountants;

         (i) The approval of the Merger Agreement by Bright shareholders at the Special Meeting by at least a majority vote of the outstanding Bright shares; and

         (j) The receipt by Bright of an opinion from McDonald & Company, dated the date of the Merger Agreement and the date hereof, that the Exchange Ratio pursuant to the Merger Agreement is fair to the Bright shareholders from a financial point of view.

         No assurance can be given that all of the conditions to the Merger will be satisfied or waived by any party permitted to do so.


Termination Of The Merger
- -------------------------

         The Merger may be terminated at any time prior to the Effective Time under any one or more of the following circumstances:

         (a) By the mutual consent of the Boards of Directors of Bright and Bancorp;

         (b) By Bancorp if the holders of 10.0% or more of the outstanding shares of common stock of Bright do not vote in favor of the Merger Agreement and have perfected dissenters' rights in accordance with the provisions of Indiana Code Chapter 23-1-44 for payment of the fair or appraised value of their stock;

         (c) By Bright or Bancorp if, prior to the Effective Time, the conditions to such party's obligation to consummate the Merger are not met;

         (d) By either Bright or Bancorp if the requisite approval of the shareholders of Bright is not obtained or if the Merger is not consummated on or before September 30, 1995;

         (e) By Bancorp if the Average of Bancorp Common Stock falls below $26.40 per share or by Bright if the Average of Bancorp Common Stock exceeds $39.60 per share, as may be adjusted by the declaration of a stock dividend, stock split or other such recapitalization.


Management Following The Merger
- -------------------------------

         If the Merger is consummated, Bancorp will be the surviving corporation. The Directors of Bancorp at the Effective Time of the Merger will be the directors of the surviving corporation until their respective successors are duly elected and qualified and the officers of Bancorp will be the officers of the surviving corporation. Bright National, Bright's only subsidiary, will become a wholly owned subsidiary of Bancorp. The Directors of Bright National at the Effective Time will continue to be directors until their successors are duly elected and qualified by Bancorp as sole shareholder and the officers of Bright National at the Effective Time will continue to be the officers of Bright until their successors are duly elected and qualified.


Interest Of Certain Persons In The Merger
- -----------------------------------------

         The Merger Agreement contains certain provisions regarding employee benefits. If the Merger is consummated, Bright National's 401(k) Profit Sharing Plan (the "Bright National Plan") will be merged into the Bancorp 401(k) Thrift Plan (the "Bancorp Plan") as soon as practicable after the Effective Time, at which time participant accounts in the Bright National Plan will become 100% vested and subject to participant investment directions in accordance with the terms established in the Bancorp Plan.

         The First Financial Bancorp. Employees Pension Plan and Trust (the "Bancorp Pension Plan") covers the majority of the employees of Bancorp and its subsidiaries. Bright or Bright National does not have a retirement or profit-sharing plan other than Bright National's 401(k) Profit Sharing Plan. Eligible employees of Bright National will accrue benefits under the Bancorp Pension Plan commencing with the Effective Time of the Merger. Years of service of an employee of Bright National prior to the Effective Time of the Merger will be credited to such employee for purposes of eligibility in and vesting, but not for purposes of benefit accrual or contributions, under the Bancorp Pension Plan.


         The Merger Agreement also provides that the Board of Directors of Bright National following the Merger will consist of the directors of Bright National at the Effective Time. In addition, subject to the authority of the Board of Directors as provided by law and the By-Laws of Bright National, the officers of Bright National at the Effective Time of the Merger will continue to be the officers of Bright National after the Merger. Bright's directors and officers will not receive any payments from either Bright or Bancorp as a result of the Merger other than shares of Bancorp Common Stock in exchange for their shares of Bright Common Stock, as specified by the Merger Agreement and under the same terms as with other shareholders.

         Bright National has entered into employment agreements with Jerry L. Holsapple, its Executive Vice President and CEO, and Joe T. Jones, its President and Senior Trust Officer. Among other items, these agreements provide for severance compensation if the employee is terminated by Bright National without cause or if the employee terminates the agreement for cause.

         The Merger Agreement provides that from and after the effective time of the Merger, Bancorp will cause Bright National to honor the employment agreements or Bancorp will assume the employment agreements, provided that Bright National has given proper written notice to the employees that the term of the employment agreements will not extend beyond May 31, 1998, in the case of Jerry L. Holsapple, and May 31, 1997, in the case of Joe T. Jones.

         The directors and executive officers of Bright have indicated their intention to vote the shares of Bright Common Stock held by them in favor of the Merger Agreement. On the Record Date, such directors and executive officers as a group beneficially owned an aggregate of 57,536 shares of Bright Common Stock, which represented 28.1% of the shares issued and outstanding at that date. If exercise of stock options is assumed, the directors and executive officers of Bright will beneficially own 58,166 shares, which is 28.4% of issued and outstanding shares and shares that will be issued and outstanding upon exercise of the stock options.


Shareholders' Rights Of Appraisal
- ---------------------------------

         Under Indiana Code Chapter 23-1-44, any holder of record of Bright Common Stock on the Record Date who does not vote in favor of the Merger may exercise dissenting shareholder rights and receive the fair value of such holder's shares paid by complying with the requirements of Chapter 23-1-44.

         Set forth below is a summary of the procedures relating to the exercise of statutory dissenter's rights ("Dissenter's Rights"). THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY EXPRESS REFERENCE TO APPLICABLE INDIANA LAW, INCLUDING INDIANA CODE CHAPTER 23-1-44, A COPY OF WHICH IS APPENDED AS APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS.
Any shareholder of Bright contemplating exercising Dissenter's Rights with respect to Bright Common Stock is urged to review carefully such provisions and to consult an attorney, because Dissenter's Rights will be lost if the procedural requirements under Chapter 23-1-44 are not fully and precisely satisfied.

         Under Chapter 23-1-44, a shareholder of record on the record date who desires to assert Dissenters' Rights must (1) deliver to Bright before the shareholders vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the Merger is effectuated and (2) not vote the shareholder's shares in favor of the Merger. A shareholder's failure to vote against the Merger will not constitute a waiver of that shareholder's Dissenters' Rights. For purposes of Chapter 23-1-44, the fair value of a dissenting shareholder's shares is the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless the exclusion would be inequitable.

         Within ten days after the approval of the Merger by the shareholders, Bright or Bancorp as the surviving corporation (hereinafter referred to for purposes of this section as the "Corporation") must mail or deliver written notice to each dissenting shareholder, which dissenter's notice must: (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger and requires that the dissenting shareholder certify whether or not he or she acquired beneficial ownership of the shares before that date; (4) set a date by which the Corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the dissenter's notice is delivered; and (5) be accompanied by a copy of Indiana Code Chapter 23-1-44. A shareholder sent a dissenter's notice, as described above, must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date set forth in the dissenter's notice and deposit the shareholder's certificates in accordance with the terms of the dissenter's notice. If the shareholder fails to take these steps he or she will not be entitled to payment for the shareholder's shares and will be considered to have voted his or her shares in favor of the Merger.

         Following effectuation of the Merger, the Corporation will pay each shareholder who filed a payment demand with the Corporation the amount that the Corporation estimates to be the fair value of the dissenting shareholder's shares.

         If the dissenting shareholder believes the amount paid by the Corporation is less than the fair value for his or her shares or if the Corporation fails to make payment to the dissenting shareholder within sixty days after the date set for demanding payment, the dissenting shareholder may notify the Corporation in writing of his or her own estimate of the fair value of his or her shares and demand payment of his or her estimate. Such a demand for payment must be made in writing within thirty days after the Corporation has made payment for the dissenting shareholder's shares. A dissenter who fails to make the demand waives his or her right to demand payment.

         If a demand for payment remains unsettled, the Corporation must commence a proceeding in the circuit or superior court of Carroll County within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares. If the Corporation fails to commence the proceeding within the sixty day period, it must pay each dissenter whose demand remains unsettled the amount demanded. The Corporation must make all dissenters whose demands remain unsettled parties to the proceeding and all parties must be served a copy of the petition. The court may appoint on or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the Corporation.

         The Court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess these costs and the fees and expenses of counsel and experts for the respective parties against the parties in amounts the court finds equitable.

         Every shareholder who does not deliver a notice of intent to demand payment for his or her shares as aforesaid, or who votes in favor of the Merger, is bound by the vote of the assenting shareholders and will have no right to the payment of the fair value of his or her shares as a result of the Merger. Voting against the Merger does not in itself constitute the notice of intent to demand payment required by Indiana Code Chapter 23-1-44.

         The Merger Agreement includes a provision that Bancorp may terminate the Merger Agreement before the Merger becomes effective if the number of shares of Bright Common Stock for which Dissenter's Rights are perfected is 10% or more of the outstanding shares of Bright Common Stock.

         The Board of Directors of Bright has determined that the Merger is fair to and in the best interest of Bright's shareholders and has recommended that the Bright shareholders vote in favor of the Merger. Accordingly, the Corporation does not intend to offer to pay more for any Bright Common Stock for which Dissenter's Rights have been duly perfected than the fair value of such shares, and intends to require dissenting shareholders to strictly comply with the pertinent provisions of Indiana Code Chapter 23-1-44 perfecting Dissenter's Rights.


Federal Income Tax Consequences Of The Merger
- ---------------------------------------------

         Assuming that (i) the Merger constitutes a reorganization within the meaning of section 368 (a)(1)(A) of the Code; (ii) after the transaction, Bancorp, as successor of Bright, will hold substantially all of its assets; and
(iii) in the transaction, the Bright shareholders will exchange an amount of stock constituting control of Bright solely for Bancorp Common Stock; the following is a summary of the tax consequences which will result:

         (1) No gain or loss will be recognized by Bright shareholders who exchange all of their Bright Common Stock for Bancorp Common Stock pursuant to the Merger, except to the extent of any cash received in lieu of receipt of a fractional share of Bancorp Common Stock.

         (2) The basis of the Bancorp Common Stock (including fractional share interests) received by Bright shareholders who exchange all of their Bright Common Stock for Bancorp Common Stock will be the same as the basis of the Bright Common Stock surrendered in exchange therefor.

         (3) The holding period of the Bancorp Common Stock (including fractional share interests) received by Bright shareholders who exchange all of their Bright Common Stock for Bancorp Common Stock will include the period during which the Bright Common Stock was held, provided the Bright Common Stock was held as a capital asset on the date of the exchange.

         (4) Where a cash payment is received by a Bright shareholder in lieu of fractional shares of Bancorp Common Stock, the cash payment will be treated as a distribution in redemption of the fractional share interest by Bancorp, subject to the provisions and limitations of Section 302 of the Code. Where such exchange qualifies under Section 302(a) of the Code, such shareholder will recognize a capital gain or loss provided that the Bright Common Stock was held as a capital asset on the date of the Merger.

         (5) Any Bright shareholder who perfects Dissenter's Rights and receives solely cash in exchange for such shareholder's Bright Common Stock shall be treated as having received such cash as a distribution in redemption of the Bright Common Stock subject to the provisions and limitations of Section 302 of the Code. Where, as a result of such distribution, such Bright shareholder owns no Bancorp Common Stock, either directly or through the application of the constructive ownership rules of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and the cash will be treated as a distribution in full payment and exchange for Bright Common Stock as provided in Section 302(a) of the Code. Gain or loss will be realized and recognized to such Bright shareholder in an amount equal to the difference between the redemption price and the adjusted basis of the Bright Common Stock surrendered in exchange therefor.

         (6) No gain or loss will be recognized by Bright or Bancorp in connection with the transaction.

         Receipt of an opinion of tax counsel (the "Tax Opinion") with respect to the above is a condition precedent to consummation of the Merger.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON THE CODE, TREASURY REGULATIONS, CASE LAW AND INTERNAL REVENUE SERVICE RULINGS AS IN EFFECT ON THE DATE HEREOF WITHOUT CONSIDERATION OF THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR SITUATION OF ANY BRIGHT SHAREHOLDER. THIS DISCUSSION ASSUMES THAT BRIGHT SHAREHOLDERS HOLD THEIR BRIGHT COMMON STOCK AS CAPITAL ASSETS WITHIN THE MEANING OF SECTION 1221 OF THE CODE. SPECIAL TAX CONSIDERATIONS NOT DISCUSSED HEREIN MAY BE APPLICABLE TO PARTICULAR CLASSES OF TAXPAYERS, SUCH AS BROKER-DEALERS, OR TO ANY SHAREHOLDER WHO ACQUIRED BRIGHT COMMON STOCK THROUGH THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF EXISTING AND PROPOSED FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Accounting Treatment
- --------------------

         It is anticipated that the Merger will be accounted for as a pooling-of-interests. The receipt by Bancorp of letters from Bright's independent accountants stating that they are not aware of any reason that Bright is not in compliance with the pooling-of-interests criteria and that the Merger can be accounted for as a pooling-of-interests from Bright's perspective and the receipt of similar letters from Bancorp's independent accountants is a condition precedent to Bancorp's obligation to consummate the Merger.


Regulatory Considerations
- -------------------------

         The proposed transaction requires the approval of the Federal Reserve Board under section 3(a)(5) of the Bank Holding Company Act of 1956, as amended. The Bank Holding Company Act provides that the Federal Reserve Board may not approve any transaction which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or any transaction the effect of which in any section of the United States may be substantially to lessen competition or to tend to create a monopoly or which in any other manner might restrain trade, unless the Federal Reserve Board determines that the anti-competitive effects of the proposed merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

         The Merger may generally not be consummated for fifteen days after the receipt of Federal Reserve Board approval. Such fifteen day period will become thirty days, however, if the United States Department of Justice issues an adverse comment relating to competitive factors. During such fifteen or thirty day period, the United States Department of Justice may commence legal action challenging the Merger under the Federal Anti-trust Laws. If the Justice Department does not commence a legal action during such period, the Merger may be consummated and the Justice Department may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Anti-Trust Act.

         The Merger is also subject to appropriate filings with the Indiana Department of Financial Institutions.

         Merger applications were filed by Bancorp with the Federal Reserve Board on ____________ ___, 1995 and the Indiana Department of Financial Institutions on ____________ ___, 1995. Bancorp and Bright anticipate that the Merger will be approved by the Federal Reserve Board and the Indiana Department of Financial Institutions and will not be challenged by the Justice Department under the anti-trust laws. However, there can be no assurance that the Federal Reserve Board, the Indiana Department of Financial Institutions and the Justice Department will concur in this assessment.

Pro Forma Financial Information
- -------------------------------

         The following pro forma unaudited consolidated balance sheet as of March 31, 1995 and the pro forma unaudited consolidated statement of earnings for the years ended December 31, 1994, 1993, and 1992 and the three months ended March 31, 1995 and 1994 indicate the pro forma effects of the merger of Bright into Bancorp and the issuance of shares of Bancorp Common Stock in exchange for all of the outstanding Bright Common Stock using the pooling-of-interests method of accounting. Each share of Bright Common Stock will be canceled and extinguished in consideration and exchange for a number of shares of Bancorp Common Stock equal to the Exchange Ratio. The pro forma information has been calculated assuming the issuance of 442,713 shares of Bancorp Common Stock, which is the number of shares which would have been issued if the Merger was effective on March 31, 1995.

         The pro forma information is based on the historical financial statements of the organizations presented giving effect to the accounting method proposed and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. These pro forma unaudited statements are presented for illustrative purposes only and may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma unaudited financial statements should be read in conjunction with the audited and unaudited financial statements and related notes set forth or incorporated by reference in this Proxy Statement-Prospectus.


                                          PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                                                         AT MARCH 31, 1995

                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                                        (Dollars in thousands)
ASSETS
Cash and due from banks                                     $   92,734       $    2,231       $   94,965
Interest-bearing deposits with other banks                       4,517              100            4,617
Federal funds sold and securities purchased
  under agreements to resell                                       198                0              198
Investment securities held to maturity                         120,765           13,959          134,724
Investment securities available for sale,
  at market value                                              211,556           14,596          226,152
Loans:
  Commercial                                                   311,415           14,398          325,813
  Real estate-construction                                      24,292                0           24,292
  Real estate-mortgage                                         747,261           48,381          795,642
  Installment                                                  297,747            9,873          307,620
  Credit card                                                   13,850                0           13,850
  Lease financing                                               15,897            1,063           16,960
                                                            ----------       ----------       ----------
     Total loans                                             1,410,462           73,715        1,484,177
  Less:
    Unearned income                                                312              207              519
    Allowance for loan losses                                   18,904              769           19,673
                                                            ----------       ----------       ----------
     Net loans                                               1,391,246           72,739        1,463,985
Premises and equipment                                          37,750            1,833           39,583
Deferred income taxes                                            4,583               69            4,652
Accrued interest and other assets                               29,992            3,261           33,253
                                                            ----------       ----------       ----------
       TOTAL ASSETS                                         $1,893,341       $  108,788       $2,002,129
                                                            ==========       ==========       ==========

LIABILITIES
Deposits:
  Noninterest-bearing                                       $  184,417       $   10,319       $  194,736
  Interest-bearing                                           1,406,278           83,588        1,489,866
                                                            ----------       ----------       ----------
     Total deposits                                          1,590,695           93,907        1,684,602

Short term borrowings
  Federal funds purchased and securities
    sold under agreements to repurchase                         79,458                0           79,458
  Other                                                            944                0              944
                                                            ----------       ----------       ----------
    Total short-term borrowings                                 80,402                0           80,402
Long term borrowings                                                 0            5,271            5,271
Accrued interest and other liabilities                          20,992              950           21,942
                                                            ----------       ----------       ----------
      TOTAL LIABILITIES                                      1,692,089          100,128        1,792,217

SHAREHOLDERS' EQUITY
  Common stock                                                  97,676            3,542 (A)      101,218
  Surplus                                                       15,074             (674)(A)       14,400
  Retained earnings                                             88,944            5,904           94,848
  Unrealized net losses on securities
    available-for-sale, net of tax                                (384)            (112)            (496)
  Restricted stock awards                                          (58)               0              (58)
                                                            ----------       ----------       ----------
      TOTAL SHAREHOLDERS' EQUITY                               201,252            8,660          209,912
                                                            ----------       ----------       ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $1,893,341       $  108,788       $2,002,129
                                                            ==========       ==========       ==========

- -------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                      PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
                                             FOR THE THREE MONTHS ENDED MARCH 31, 1995

                                                                                             Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)

INTEREST INCOME:
  Loans, including fees                                     $   29,988       $    1,693       $   31,681
  Investment securities:
    Taxable                                                      3,998              297            4,295
    Tax-exempt                                                   2,083              100            2,183
                                                            ----------       ----------       ----------
      Total investment securities                                6,081              397            6,478
  Interest-bearing deposits with other banks                        75               16               91
  Federal funds sold and securities
    purchased under agreements to resell                            18                8               26
                                                            ----------       ----------       ----------
    Total interest income                                       36,162            2,114           38,276
INTEREST EXPENSE:
  Deposits                                                      13,035              902           13,937
  Short-term borrowings                                          1,460                5            1,465
  Long-term borrowings                                               0               85               85
                                                            ----------       ----------       ----------
    Total interest expense                                      14,495              992           15,487
                                                            ----------       ----------       ----------
    Net interest income                                         21,667            1,122           22,789
  Provision for loan losses                                        393               30              423
                                                            ----------       ----------       ----------
       Net interest income after
        provision for loan losses                               21,274            1,092           22,366
NONINTEREST INCOME:
  Service charges on deposit accounts                            2,022               78            2,100
  Trust income                                                   1,894               27            1,921
  Gains (losses) on investment securities                           13              (23)             (10)
  Other                                                            944               70            1,014
                                                            ----------       ----------       ----------
       Total noninterest income                                  4,873              152            5,025
NONINTEREST EXPENSES:
  Salaries and employee benefits                                 8,076              448            8,524
  Net occupancy                                                  1,081               54            1,135
  Furniture and equipment                                          806               74              880
  Data processing                                                1,317               31            1,348
  Deposit insurance                                                886               54              940
  State taxes                                                      400                0              400
  Other                                                          3,095              255            3,350
                                                            ----------       ----------       ----------
       Total noninterest expenses                               15,661              916           16,577
                                                            ----------       ----------       ----------
       INCOME BEFORE INCOME TAXES                               10,486              328           10,814
Income tax expense                                               3,117              119            3,236
                                                            ----------       ----------       ----------
       NET EARNINGS                                         $    7,369       $      209       $    7,578
                                                            ==========       ==========       ==========

NET EARNINGS PER SHARE                                           $0.60            $1.02            $0.60
                                                                 =====            =====            =====

AVERAGE SHARES OUTSTANDING                                  12,206,529          204,788       12,649,242 (B)
                                                            ==========       ==========       ==========

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                      PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
                                             FOR THE THREE MONTHS ENDED MARCH 31, 1994


                                                                                             Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
INTEREST INCOME:
  Loans, including fees                                     $   24,291       $    1,593       $   25,884
  Investment securities:
    Taxable                                                      4,632              188            4,820
    Tax-exempt                                                   2,548              108            2,656
                                                            ----------       ----------       ----------
      Total investment securities                                7,180              296            7,476
  Interest-bearing deposits with other banks                       126               16              142
  Federal funds sold and securities
    purchased under agreements to resell                           138               37              175
                                                            ----------       ----------       ----------
    Total interest income                                       31,735            1,942           33,677
INTEREST EXPENSE:
  Deposits                                                      11,412              840           12,252
  Short-term borrowings                                            188                4              192
  Long-term borrowings                                              53               62              115
                                                            ----------       ----------       ----------
    Total interest expense                                      11,653              906           12,559
                                                            ----------       ----------       ----------
    Net interest income                                         20,082            1,036           21,118
  Provision for loan losses                                        169               45              214
                                                            ----------       ----------       ----------
       Net interest income after
        provision for loan losses                               19,913              991           20,904
NONINTEREST INCOME:
  Service charges on deposit accounts                            1,978               70            2,048
  Trust income                                                   1,797               19            1,816
  Gains on investment securities                                     6                0                6
  Other                                                          1,323               65            1,388
                                                            ----------       ----------       ----------
       Total noninterest income                                  5,104              154            5,258
NONINTEREST EXPENSES:
  Salaries and employee benefits                                 7,808              499            8,307
  Net occupancy                                                  1,096               52            1,148
  Furniture and equipment                                          764               95              859
  Data processing                                                1,284               12            1,296
  Deposit insurance                                                883               54              937
  State taxes                                                      477                0              477
  Other                                                          3,077              208            3,285
                                                            ----------       ----------       ----------
       Total noninterest expenses                               15,389              920           16,309
                                                            ----------       ----------       ----------
       INCOME BEFORE INCOME TAXES                                9,628              225            9,853
Income tax expense                                               2,626               65            2,691
                                                            ----------       ----------       ----------
       NET EARNINGS                                         $    7,002       $      160       $    7,162
                                                            ==========       ==========       ==========

NET EARNINGS PER SHARE                                           $0.57            $0.81            $0.57
                                                                 =====            =====            =====

AVERAGE SHARES OUTSTANDING                                  12,210,706          197,592       12,653,419 (B)
                                                            ==========       ==========       ==========

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                      PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
                                               FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                                             Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)

INTEREST INCOME:
  Loans, including fees                                     $  104,936       $    6,706       $  111,642
  Investment securities:
    Taxable                                                     18,229            1,031           19,260
    Tax-exempt                                                   9,676              383           10,059
                                                            ----------       ----------       ----------
      Total investment securities                               27,905            1,414           29,319
  Interest-bearing deposits with other banks                       388               44              432
  Federal funds sold and securities
    purchased under agreements to resell                           275               93              368
                                                            ----------       ----------       ----------
    Total interest income                                      133,504            8,257          141,761
INTEREST EXPENSE:
  Deposits                                                      47,042            3,454           50,496
  Short-term borrowings                                          2,421               14            2,435
  Long-term borrowings                                             124              294              418
                                                            ----------       ----------       ----------
    Total interest expense                                      49,587            3,762           53,349
                                                            ----------       ----------       ----------
    Net interest income                                         83,917            4,495           88,412
  Provision for loan losses                                      1,268              120            1,388
                                                            ----------       ----------       ----------
       Net interest income after
        provision for loan losses                               82,649            4,375           87,024
NONINTEREST INCOME:
  Service charges on deposit accounts                            8,222              337            8,559
  Trust income                                                   7,017               77            7,094
  Gains (losses) on investment securities                       (1,754)              (4)          (1,758)
  Other                                                          3,977              279            4,256
                                                            ----------       ----------       ----------
       Total noninterest income                                 17,462              689           18,151
NONINTEREST EXPENSES:
  Salaries and employee benefits                                31,296            1,947           33,243
  Net occupancy                                                  4,211              212            4,423
  Furniture and equipment                                        3,006              325            3,331
  Data processing                                                5,205              113            5,318
  Deposit insurance                                              3,537              216            3,753
  State taxes                                                    1,726                0            1,726
  Other                                                         13,158              926           14,084
                                                            ----------       ----------       ----------
       Total noninterest expenses                               62,139            3,739           65,878
                                                            ----------       ----------       ----------
       INCOME BEFORE INCOME TAXES                               37,972            1,325           39,297
Income tax expense                                               9,799              405           10,204
                                                            ----------       ----------       ----------
       NET EARNINGS                                         $   28,173       $      920       $   29,093
                                                            ==========       ==========       ==========

NET EARNINGS PER SHARE                                           $2.31            $4.56            $2.30
                                                                 =====            =====            =====

AVERAGE SHARES OUTSTANDING                                  12,210,753          201,879       12,653,466 (B)
                                                            ==========       ==========       ==========

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                      PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
                                               FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                             Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)

INTEREST INCOME:
  Loans, including fees                                     $   99,333       $    6,767       $  106,100
  Investment securities:
    Taxable                                                     19,363              808           20,171
    Tax-exempt                                                  10,659              330           10,989
                                                            ----------       ----------       ----------
      Total investment securities                               30,022            1,138           31,160
  Interest-bearing deposits with other banks                       578               42              620
  Federal funds sold and securities
    purchased under agreements to resell                           806              125              931
                                                            ----------       ----------       ----------
    Total interest income                                      130,739            8,072          138,811
INTEREST EXPENSE:
  Deposits                                                      50,862            3,574           54,436
  Short-term borrowings                                            790                0              790
  Long-term borrowings                                             228              224              452
                                                            ----------       ----------       ----------
    Total interest expense                                      51,880            3,798           55,678
                                                            ----------       ----------       ----------
    Net interest income                                         78,859            4,274           83,133
  Provision for loan losses                                      3,747              285            4,032
                                                            ----------       ----------       ----------
       Net interest income after
        provision for loan losses                               75,112            3,989           79,101
NONINTEREST INCOME:
  Service charges on deposit accounts                            8,513              300            8,813
  Trust income                                                   6,425               59            6,484
  Gains (losses) on investment securities                          (71)              (1)             (72)
  Other                                                          4,722              367            5,089
                                                            ----------       ----------       ----------
       Total noninterest income                                 19,589              725           20,314
NONINTEREST EXPENSES:
  Salaries and employee benefits                                29,633            1,731           31,364
  Net occupancy                                                  4,219              232            4,451
  Furniture and equipment                                        3,147              295            3,442
  Data processing                                                4,741              126            4,867
  Deposit insurance                                              3,468              208            3,676
  State taxes                                                    1,704                0            1,704
  Other                                                         15,126              882           16,008
                                                            ----------       ----------       ----------
       Total noninterest expenses                               62,038            3,474           65,512
                                                            ----------       ----------       ----------
       INCOME BEFORE INCOME TAXES                               32,663            1,240           33,903
Income tax expense                                               7,469              374            7,843
                                                            ----------       ----------       ----------
       NET EARNINGS                                         $   25,194       $      866       $   26,060
                                                            ==========       ==========       ==========

NET EARNINGS PER SHARE                                           $2.06            $4.38            $2.06
                                                                 =====            =====            =====

AVERAGE SHARES OUTSTANDING                                  12,211,405          197,592       12,654,118 (B)
                                                            ==========       ==========       ==========

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                      PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
                                               FOR THE YEAR ENDED DECEMBER 31, 1992


                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
INTEREST INCOME:
  Loans, including fees                                     $  109,072       $    7,417       $  116,489
  Investment securities:
    Taxable                                                     20,778            1,021           21,799
    Tax-exempt                                                  10,918              269           11,187
                                                            ----------       ----------       ----------
      Total investment securities                               31,696            1,290           32,986
  Interest-bearing deposits with other banks                       883               27              910
  Federal funds sold and securities
    purchased under agreements to resell                         1,788               91            1,879
                                                            ----------       ----------       ----------
    Total interest income                                      143,439            8,825          152,264
INTEREST EXPENSE:
  Deposits                                                      65,743            4,244           69,987
  Short-term borrowings                                            878                0              878
  Long-term borrowings                                             337              191              528
                                                            ----------       ----------       ----------
    Total interest expense                                      66,958            4,435           71,393
                                                            ----------       ----------       ----------
    Net interest income                                         76,481            4,390           80,871
  Provision for loan losses                                      6,543              295            6,838
                                                            ----------       ----------       ----------
       Net interest income after
        provision for loan losses                               69,938            4,095           74,033
NONINTEREST INCOME:
  Service charges on deposit accounts                            7,810              277            8,087
  Trust income                                                   5,912               59            5,971
  Gains on investment securities                                 1,811               74            1,885
  Other                                                          4,281              243            4,524
                                                            ----------       ----------       ----------
       Total noninterest income                                 19,814              653           20,467
                                                            ----------       ----------       ----------
NONINTEREST EXPENSES:
  Salaries and employee benefits                                28,260            1,762           30,022
  Net occupancy                                                  3,858              257            4,115
  Furniture and equipment                                        3,228              261            3,489
  Data processing                                                4,725              154            4,879
  Deposit insurance                                              3,553              219            3,772
  State taxes                                                    1,638                0            1,638
  Other                                                         15,377              796           16,173
                                                            ----------       ----------       ----------
       Total noninterest expenses                               60,639            3,449           64,088
                                                            ----------       ----------       ----------
       INCOME BEFORE INCOME TAXES AND CUMULATIVE
         EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES             29,113            1,299           30,412
Income tax expense                                               7,343              381            7,724
                                                            ----------       ----------       ----------
       INCOME BEFORE CUMULATIVE EFFECT OF
         CHANGES IN ACCOUNTING PRINCIPLES                   $   21,770       $      918       $   22,688
                                                            ==========       ==========       ==========

EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF
    CHANGES IN ACCOUNTING PRINCIPLES                             $1.77            $4.64            $1.78
                                                                 =====            =====            =====

AVERAGE SHARES OUTSTANDING                                  12,318,805          197,592       12,761,518 (B)
                                                            ==========       ==========       ==========

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                     PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA
                                             FOR THE THREE MONTHS ENDED MARCH 31, 1995




                                                                                             Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
OTHER SELECTED FINANCIAL DATA:

BALANCES AT PERIOD END:
  Total assets                                              $1,893,341       $  108,788       $2,002,129
  Loans, net of unearned income                              1,410,150           73,508        1,483,658
  Deposits                                                   1,590,695           93,907        1,684,602
  Shareholders' equity                                         201,252            8,660          209,912
  Shareholders' equity per share                                 16.48            42.23            16.59 (B)

AVERAGE BALANCES:
  Average total assets                                      $1,871,532       $  111,536       $1,983,068
  Average shareholders' equity                                 197,050            8,449          205,499


RATIOS:
  Average equity to average total assets                        10.53%            7.58%           10.36%

  Return on average shareholders' equity                        14.96%            9.89%           14.75%

  Return on average assets                                       1.57%            0.75%            1.53%

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                     PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA
                                             FOR THE THREE MONTHS ENDED MARCH 31, 1994


                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
OTHER SELECTED FINANCIAL DATA:

BALANCES AT PERIOD END:
  Total assets                                              $1,817,216       $  110,972       $1,928,188
  Loans, net of unearned income                              1,204,201           73,992        1,278,193
  Deposits                                                   1,582,149           97,541        1,679,690
  Long-term borrowings                                           2,126            4,939            7,065
  Shareholders' equity                                         187,349            7,688          195,037
  Shareholders' equity per share                                 15.34            38.91            15.41 (B)

AVERAGE BALANCES:
  Average total assets                                      $1,786,797       $  111,373       $1,898,170
  Average shareholders' equity                                 182,983            7,641          190,624


RATIOS:
  Average equity to average total assets                        10.24%            6.86%           10.04%

  Return on average shareholders' equity                        15.31%            8.38%           15.03%

  Return on average assets                                       1.57%            0.57%            1.51%

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                     PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA
                                               FOR THE YEAR ENDED DECEMBER 31, 1994




                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
OTHER SELECTED FINANCIAL DATA:

BALANCES AT YEAR END:
  Total assets                                              $1,922,643       $  114,285       $2,036,928
  Loans, net of unearned income                              1,378,867           73,447        1,452,314
  Deposits                                                   1,587,324           98,369        1,685,693
  Shareholders' equity                                         194,673            8,239          202,912
  Shareholders' equity per share                                 15.95            40.26            16.04 (B)

AVERAGE BALANCES:
  Average total assets                                      $1,834,000       $  112,300       $1,946,300
  Average shareholders' equity                                 188,752            8,182          196,934


RATIOS:
  Average equity to average total assets                        10.29%            7.29%           10.12%

  Return on average shareholders' equity                        14.93%           11.25%           14.77%

  Return on average assets                                       1.54%            0.82%            1.49%

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                     PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA
                                               FOR THE YEAR ENDED DECEMBER 31, 1993




                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
OTHER SELECTED FINANCIAL DATA:

BALANCES AT YEAR END:
  Total assets                                              $1,810,673       $  111,774       $1,922,447
  Loans, net of unearned income                              1,189,790           74,344        1,264,134
  Deposits                                                   1,580,546           99,470        1,680,016
  Long-term borrowings                                           3,983            4,000            7,983
  Shareholders' equity                                         181,252            7,595          188,847
  Shareholders' equity per share                                 14.85            38.43            14.93 (B)

AVERAGE BALANCES:
  Average total assets                                      $1,781,841       $  106,222       $1,888,063
  Average shareholders' equity                                 173,327            7,326          180,653


RATIOS:
  Average equity to average total assets                         9.73%            6.90%            9.57%

  Return on average shareholders' equity                        14.54%           11.82%           14.43%

  Return on average assets                                       1.41%            0.82%            1.38%

- --------------------
See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.


                                     PRO FORMA UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA
                                               FOR THE YEAR ENDED DECEMBER 31, 1992




                                                                                              Consolidated
                                                              Bancorp           Bright        Pro Forma
                                                            ----------       ----------       ----------
                                                            (Dollars in thousands, except per share data)
OTHER SELECTED FINANCIAL DATA:

BALANCES AT YEAR END:
  Total assets                                              $1,816,414       $  106,505       $1,922,919
  Loans, net of unearned income                              1,137,482           72,233        1,209,715
  Deposits                                                   1,604,053           95,155        1,699,208
  Long-term borrowings                                           4,564            3,150            7,714
  Shareholders' equity                                         167,694            6,877          174,571
  Shareholders' equity per share                                 13.66            34.80            13.73 (B)

AVERAGE BALANCES:
  Average total assets                                      $1,806,635       $  102,863       $1,909,498
  Average shareholders' equity                                 159,647            6,558          166,205


RATIOS:
  Average equity to average total assets                         8.84%            6.38%            8.70%

  Return on average shareholders' equity (1)                    13.64%           13.98%           13.65%

  Return on average assets (1)                                   1.21%            0.89%            1.19%

- --------------------

(1)  Calculated using income before cumulative effect of changes in accounting principles.

See Notes to the Pro Forma Unaudited Consolidated Financial Statements on page 46.

       NOTES TO THE PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


General
- -------
         Reclassification of information has been made at times to provide consistency in the presentation of financial information for the corporations involved. These reclassifications are not material in nature and had no effect on net earnings.

         Listed below are certain costs that are directly attributable to the Merger and some of these can reasonably be expected to be included in the
expenses of Bancorp during the next 12 months.   Approximately $156,000 of the
costs listed below have already been paid and expensed or accrued and expensed by Bright. Those costs not previously paid or accrued were not considered in the preparation of the Pro Forma Unaudited Consolidated Financial Statements.

         Classification                      Amount
         --------------                    --------
         Legal                             $121,000
         Accounting                          20,000
         Professional                       125,000
         Regulatory filing fees              13,000
         Other                                4,000
                                           --------
         Total                             $283,000


(A) Bancorp is offering to exchange shares of Bancorp Common Stock for outstanding shares of Bright Common Stock. The exact number of Bancorp shares to be issued is not yet known. It will be calculated by dividing $73.184129 by the mathematical average of the average of the closing daily bid and asked prices of Bancorp Common Stock on the Nasdaq National Market System for the period of 20 trading days ending at 4:00 p.m. (New York time) two trading days prior to the Effective Time ("Exchange Ratio"). The Exchange Ratio will be proportionately adjusted in the event of the subdivision or split of the outstanding shares of Bancorp Common Stock, the payment of a dividend in Bancorp Common Stock, a capital reorganization or reclassification or recapitalization affecting Bancorp Common Stock. The total number of Bancorp shares to be issued will be equal to the Exchange Ratio multiplied by the number of shares of Bright Common Stock outstanding (_______ shares as of ______________, 1995).

         The par value of Bancorp Common Stock is $8.00 per share, while the stated value of Bright Common Stock is $6.25 per share. The additional par value of the shares of Bancorp Common Stock issued, in the aggregate, over the stated value of Bright Common Stock, in the aggregate, is transferred from surplus. The pro forma common stock and surplus for Bright were calculated assuming the issuance of 442,713 shares of Bancorp Common Stock, which is the number of shares that would have been issued if the Merger was effective March 31, 1995 (2.152078779 Exchange Ratio). The use of such number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the Merger. The adjustments to common stock and surplus that would be required assuming an Exchange Ratio of 2.152078779 are shown in the table below.

                                                   Bright        Transfer from       Bright
                                                   Actual            Surplus        Pro Forma
                                                   ---------      -------------     ---------
                                                                  (In thousands)
         Common stock                               $1,282            $2,260          $3,542
         Surplus                                     1,586            (2,260)           (674)
                                                    ------            ------          ------
         Total common stock and surplus             $2,868            $    0          $2,868


(B) The consolidated pro forma average shares outstanding and shareholders' equity per share were calculated assuming the issuance of 442,713 shares of Bancorp Common Stock at an Average equal to $34.00625, which is the Average that would have been in effect if the Merger was effective March 31, 1995 (2.152078779 Exchange Ratio). The use of the number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the Merger.

                           INFORMATION ABOUT BANCORP


         Information about Bancorp is included in the December 31, 1994 Annual Report of Bancorp on Form 10-K, previously incorporated herein by reference, and in Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, previously incorporated herein by reference.

                    INFORMATION ABOUT THE BUSINESS OF BRIGHT


General
- -------

         Bright is a bank holding company that engages indirectly in the business of commercial banking and other permissible activities closely related to banking. Since Bright does not itself conduct any operating businesses, it depends largely upon Bright National for funds with which to pay the expenses of its operations and, to the extent applicable, any dividends on its outstanding shares of stock.

         Bright was formed in 1984 for the purpose of becoming the parent holding company of Bright National. Bright National was chartered by the Office of the Comptroller of the Currency as a national bank in 1905. On December 14, 1990, Bright National purchased the main office and three branch offices of the former Hometown Savings Bank, F.S.B., Delphi, Indiana from the Resolution Trust Corporation. The four acquired offices are located in Delphi, Rossville, Burlington and Lafayette, Indiana. Currently, Bright National has four full service offices located in Flora, Lafayette, Delphi and Rossville and three deposit oriented offices located in Burlington, Flora and Lafayette, Indiana. Bright's primary market area consists of Carroll County, northeastern Tippecanoe County and northern Clinton County, Indiana. As of December 31, 1994, Bright had total assets of $114.3 million and total deposits of $98.4 million. It had 86 employees at December 31, 1994.

         Bright has operated as a traditional community bank since its founding. As with many community banks, Bright's lending focus has been strongly real estate-oriented. At December 31, 1994, approximately 64.2% of its lending portfolio was comprised of real estate loans. The balance of Bright's loan portfolio is comprised primarily of consumer and commercial loans. Lendable funds are obtained primarily from savings deposits and loan principal payments. Bright offers a full line of checking and money market accounts, passbook savings, certificates of deposit and individual retirement accounts. In addition to originating loans, Bright invests in U.S. treasury and government agency securities, corporate notes, mortgage-backed securities and in municipal securities.


Competition
- -----------

         Bright competes for deposits with other commercial banks, savings associations, savings banks, credit unions and with issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location.

         In making loans, Bright competes with other commercial banks, savings associations, savings banks, consumer finance companies, credit unions, leasing companies, mortgage companies, and other lenders. Bright competes for loan originations primarily through the interest rates and loan fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels and other factors which are not readily predictable.

Regulation
- ----------

         Bright, as a bank holding company, is subject to supervision and regular examination by the Federal Reserve Board, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation (the "FDIC"). Bright National, as a national bank, is subject to supervision and regular examination by the Comptroller's Office, as primary regulator, and by the FDIC, as backup regulator.


Properties
- ----------

         Bright operates from seven offices located in Flora, Lafayette, Delphi, Rossville and Burlington, Indiana. The Main Office in Flora, branch offices in Delphi and Flora and a branch office on South Sagamore Parkway, Lafayette are owned by Bright. The branch offices in Burlington and Rossville and a branch office on North Sagamore Parkway, Lafayette are leased by Bright.


Legal Proceedings
- -----------------

         Neither Bright nor Bright National is presently involved in any legal proceedings of a material nature. From time to time, Bright National is a party to legal proceedings incidental to its business to enforce its security interest in collateral pledged to secure loans made by Bright National.

Selected Financial Data
- -----------------------

         The following table sets forth certain information concerning the financial condition, earnings and other data regarding Bright at the dates and for the periods indicated:

         Financial condition                                  At December 31,
         and other data:                     ------------------------------------------------
                                               1994      1993      1992      1991      1990
                                             ------------------------------------------------
                                                        (Dollars in thousands)
         Total amount of:
           Assets                            $114,285  $111,774  $106,505  $103,570  $103,182
           Investment securities:
             Held-to-maturity                  14,622    23,684    20,963    18,498    29,611
             Available-for-sale                14,408         0         0         0         0
           Loans receivable, net of
             unearned income and
             deferred loan fees                73,447    74,344    72,233    74,342    55,939
           Deposits                            98,369    99,470    95,155    92,679    93,594
           Long-term borrowings                 6,789     4,000     3,150     3,450     1,700
           Shareholders' equity                 8,239     7,595     6,877     6,161     5,593



         Earnings and other                              Year ended December 31,
         data:                               -----------------------------------------------
                                              1994      1993      1992      1991      1990
                                             -----------------------------------------------
                                             (Dollars in thousands, except per share data)

         Interest income                       $8,257    $8,072    $8,825    $9,610    $6,357
         Interest expense                       3,762     3,798     4,435     5,703     4,074
                                                -----    ------    ------    ------    ------
         Net interest income                    4,495     4,274     4,390     3,907     2,283
         Provision for loan losses                120       285       295       117        41
                                                -----    ------    ------    ------    ------
         Net interest income after
           provision for loan losses            4,375     3,989     4,095     3,790     2,242
         Other income                             689       725       653       434       277
         Other expenses                         3,739     3,474     3,449     3,240     1,799
                                               ------    ------    ------    ------    ------
         Earnings before income taxes and
           cumulative effect of change
           in accounting principle              1,325     1,240     1,299       984       720
         Income taxes                             405       374       381       292       202
                                                -----    ------    ------    ------    ------
         Net earnings before cumulative effect
           of change in accounting principle      920       866       918       692       518
         Cumulative effect of change in
           accounting principle                     0         0       (70)        0       120
                                                -----    ------    ------    ------    ------
         Net earnings                          $  920    $  866    $  848    $  692    $  638
                                               ======    ======    ======    ======    ======

         Earnings per share:
           Before cumulative effect of
             change in accounting principle    $ 4.56    $ 4.38    $ 4.64    $ 3.50    $ 2.62
           Cumulative effect of change in
             accounting principle                 .00       .00      (.35)      .00       .61
                                                -----    ------    ------    ------    ------
           Net earnings per share              $ 4.56    $ 4.38    $ 4.29    $ 3.50    $ 3.23
                                               ======    ======    ======    ======    ======

         Dividends per share                   $ 1.06    $  .75    $  .67    $  .63    $  .63
         Return on equity (net earnings
           divided by average equity)           11.25%    11.82%    12.93%    11.77%    11.96%
         Return on assets (net earnings
           divided by average total assets)       .82%      .82%      .82%     0.68%     0.87%


                   INFORMATION ABOUT THE MANAGEMENT OF BRIGHT


Bright's Board Of Directors
- ---------------------------

         The Bylaws of Bright provide for a Board of Directors consisting of seven persons, each serving for a term of one year. The following persons are currently serving on Bright's Board of Directors:

                                                               Year First       Term
         Name                                      Age(1)   Elected Director   Expires
         --------------------------                ------   ----------------   -------

         ADOLPH HAINES                               77          1963            1996
         Chairman of the Board of Bright
         Retired President of Bright

         JERRY L. HOLSAPPLE                          47          1989            1996
         Executive Vice President/CEO
         of Bright

         JOE T. JONES                                60          1993 (2)        1996
         President/Senior Trust Officer
         of Bright

         DICK N. BISHOP                              63          1970            1996
         Attorney, Bishop, Bishop & Bishop

         ALVAN L. ELLER, M.D.                        53          1982            1996
         Physician

         CRAIG W. GRAHAM                             45          1989            1996
         President, The Underwood Agency

         DALE V. ZINN                                57          1973            1996
         Secretary, Zinn Kitchens, Inc.

         -------------------------

         (1)     As of December 31, 1994.
         (2)     Mr. Jones was also a Board member from 1974 - 1979.


Board Meetings And Committees
- -----------------------------

         The Board of Directors meets the second Wednesday of each month for regular meetings. Additional special meetings may also be held from time to time. During the year ended December 31, 1994 the Board of Directors of Bright and Bright National met a total of 60 times for regular and special meetings.

         The Board of Directors of Bright and Bright National has the following committees:

         (a) Loan Committee - The Loan Committee approves loans that are at or above an amount required by the loan policy. The Loan Committee meets as needed.

         (b) Asset-Liability Committee - The Asset-Liability Committee meets monthly to determine pricing objectives of loans and deposits and to make decisions concerning funds management.

         (c) Stock Option Committee - The Stock Option Committee meets on a called basis and approves the granting of stock options and approves all stock option plan activity.

         (d) Compensation Committee - The Compensation Committee meets at least annually to review and make recommendations concerning executive and employee compensation and benefits.

         Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors on which he served.


Director Compensation
- ---------------------

         During 1994, each director received an annual fee of $3,600 for serving on the Board of Directors and a fee of $100 for each regular or special board meeting attended and $100 for each committee meeting attended.


Executive Officers Of Bright
- ----------------------------

         The table below sets forth certain information with respect to the executive officers of Bright and Bright National with additional information being provided in the following narrative section on each officer.

         Name                         Age(1)  Position with Bright
         -------------------------    ------  ---------------------

         Adolph Haines                  77    Chairman of the Board

         Joe T. Jones                   60    President/Senior Trust Officer

         Jerry L. Holsapple             47    Executive Vice President/CEO

         Eunice J. Lowery               64    Vice President/Secretary/
                                              Assistant Trust Officer

         G. Atlee Oyler                 53    Senior Vice President/Chief Lending Officer

         Michael T. Blubaugh            40    Senior Vice President/Chief Financial Officer
         --------------------

         (1)  As of December 31, 1994.

         ADOLPH HAINES started his banking career at Bright National in 1962 as a vice president and was elected to the Board of Directors in 1963. He was elected president in 1970 and held this position until he retired in 1982, at which time he was elected Chairman of the Board. Mr. Haines had an interest in an independent loan company and was involved in farming prior to his banking career. Mr. Haines attended various banking seminars while he was associated with Bright National and is a past president of the Indiana Agri Bankers as well as Region 4 of the Indiana Bankers Association. He is a member of the Flora Methodist Church and past president of both the Flora Community Club and
the Flora Rotary Club.  In 1972 Mr. Haines served as   co-chairman and
treasurer of the Flora Centennial celebration.

         JOE T. JONES has served on Bright's Board of Directors since October 1993. He was appointed President and Senior Trust Officer in August 1994. From 1986 to 1991, he served as President and Trust Officer of Salin Bank, Camden, Indiana. From 1979 to 1986, he served as President and Trust Officer of Camden State Bank, Camden, Indiana. From 1973 to 1979, Mr. Jones served as Vice President of Bright National Bank. Mr. Jones holds a Bachelor of Science degree from Purdue University and is a graduate of the Graduate School of Banking at the University of Wisconsin. Mr. Jones is a member of the Carroll County and National Association of Realtors, The Carroll County Economic Development Corporation, Camden Lions Club and Camden Community Club. He is also President of Camden-Jackson Housing, Inc., a senior citizens low to moderate income housing organization.

         JERRY L. HOLSAPPLE was promoted to Executive Vice President and Chief Executive Officer in August 1994. Mr. Holsapple had been Senior Vice President of Bright National since 1985 and was elected a Director of Bright in 1989. Prior to assuming duties as CEO, he was responsible for all lending functions and all branch managers. He had also been the head of operations at two separate times during the Bright National's recent growth periods. Before joining Bright, Mr. Holsapple was employed by Citizens National Bank, Linton, Indiana, as Vice President and Head of Lending. Mr. Holsapple holds a Bachelor of Science degree from Indiana State University and is a graduate of the Graduate School of Banking at the University of Wisconsin, finishing in the upper 10% of his class. He is a former Director of the Flora Community Club and Chairman of its Industrial Development Committee and its Festival Committee. He is Past Chairman of the Indiana Bankers Association Lending Committee and is also Past President of the Flora Rotary Club.

         EUNICE J. LOWERY joined Bright National in 1956 as Assistant Cashier. In 1976, she was promoted to Cashier and Secretary to the Board of Directors. She was appointed Assistant Trust Officer when Bright National received trust powers in 1976. Her duties have also included payroll clerk, certificate of deposit clerk, personnel manager, and secretary to the President. Ms. Lowery was named Assistant Vice President in 1979 and Vice President in 1981. She has completed the American Institute of Bankers (the "AIB") Principles of Banking course and has attended numerous banking seminars. She is a member of the Flora First Baptist Church, Psi Iota Xi Sorority and Flora Chapter 490 Order of the Eastern Star.

         G. ATLEE OYLER joined Bright National in 1982 as Farm Representative and Loan Officer. He has been instrumental in the growth of Bright National's agricultural loan portfolio. Prior to joining Bright National, Mr. Oyler owned and operated a hog and grain farm for over twenty years. During that time he served on the local Farm Bureau Co-op board and was an officer in Carroll County Pork Producers. Mr. Oyler has completed various American Institute of Banking courses, Purdue Agricultural Banking School, the Indiana Bankers Association lending school and has attended various workshops and seminars. He is presently treasurer of Carroll Athletic Boosters and a member of the Flora Lions Club, Indiana Society of Agri Bankers, Flora Community Club and the Flora Church of the Brethren. Mr Oyler is currently a member of the board of Carroll Consolidated School Corporation Building Trades, Inc. and is Chairman of the Agriculture Committee of the Indiana Bankers Association.

         MICHAEL T. BLUBAUGH joined Bright National in May 1995. A 1982 graduate of Franklin University, Columbus, Ohio with a Bachelor of Science degree in Business Administration, Mr. Blubaugh's previous experiences include: vice president, chief financial officer and secretary of Fifth Third Bank of Southeastern Indiana, Greensburg, Indiana; self-employed certified public accountant and corporate financial consultant in Columbus, Ohio; and vice president, corporate finance, assistant secretary and director of Cardinal Lodging Group, Inc., Columbus, Ohio.


Employment Agreements With Executive Officers
- ---------------------------------------------

         On September 14, 1994, Bright National entered into employment agreements with Jerry L. Holsapple, Chief Executive Officer and Executive Vice President, and Joe T. Jones, President and Senior Trust Officer. Mr. Holsapple's agreement terminates on May 31, 1998 and Mr. Jones' agreement terminates on May 31, 1997. The employment agreements provide that if the employee is terminated by Bright National without cause or if the employee terminates the agreement for cause, the employee is entitled to his base compensation for an additional 24 month period (or such shorter period, not to exceed the term of the agreement). However, if such termination follows a change of control of Bright National, the employee is entitled to his base compensation for an additional 36 month period, rather than a 24 month period (or such shorter period, not to exceed the term of the agreement). Termination for cause by the employee is defined as any action by the employer's board of directors to remove the employee from his office (unless such removal is for cause) or to materially limit, increase or modify the employee's duties and/or authority, any failure of the employer to obtain the assumption of the agreement by any successor, and/or any intentional breach of the agreement by the employer. The base compensation set forth in the employment agreements for Jerry L. Holsapple and Joe T. Jones is $75,000 and $52,000, respectively, and is subject to annual adjustments to be made by the board of directors.

         The Merger Agreement provides that from and after the effective time of the Merger, Bancorp will cause Bright National to honor the employment agreements or Bancorp will assume the employment agreements, provided that Bright National has given proper written notice to the employees that the terms of the employment agreements will not extend beyond May 31, 1998, in the case of Jerry L. Holsapple, and May 31, 1997, in the case of Joe T. Jones.

         In addition, on August 15, 1994, Bright and Bright National entered into a separation agreement with former President and Chief Executive Officer, Marshall D. McCammack. The agreement provides severance compensation to Mr. McCammack through August 15, 1995.

Executive Compensation
- ----------------------

         CASH COMPENSATION. No executive officer of Bright received more than $100,000 in salary and bonus payments during 1994. The following table sets forth certain information as to the cash compensation received by Marshall D. McCammack, who resigned as President, Senior Trust Officer and CEO effective August, 1994, and Mr. Holsapple, who was elected CEO at such time.


                                            SUMMARY COMPENSATION TABLE
                                                                    Securities
         Name and                 Fiscal                            Underlying      All Other
         Principal Position       Year      Salary       Bonus      Options (#)     Compensation
         -------------------     ------   ----------   ----------   ------------   -------------

         Jerry L. Holsapple        1994    $59,681      $4,617             0         $ 1,133 (1)
         Exec. Vice President/CEO

         Marshall D. McCammack     1994    $89,202      $4,425             0         $21,086 (2)
         Former President/CEO      1993    $74,843      $1,702            N/A        $ 1,043 (1)
         --------------------

         (1)     Personal use of company vehicle.
         (2)     Includes personal use of company vehicle and benefits provided as part of a separation agreement.

         STOCK OPTION PLAN. The Bright Financial Services, Inc. Non-Qualified Stock Option Plan (the "Stock Option Plan") was approved by the shareholders of Bright at the shareholders meeting held on November 30, 1993 and became effective January 1, 1994. The purpose of the Stock Option Plan is to increase shareholder value by unifying interests of directors and senior executives and shareholders, to provide incentive compensation to directors and executives only when the market value of shares is increased and to emphasize long-term growth. The Stock Option Plan will terminate on October 12, 2003 unless earlier terminated by the Board of Directors. Options to purchase up to 15,000 shares of Bright Common Stock may be issued in the aggregate to Stock Option Plan participants.

         Options are exercisable according to the following vesting schedule:
20% of options after one year from date of grant, 40% after two years, 60% after three years, 80% after four years, and 100% after five years. Options become 100% vested, however, upon the participant reaching age 72. During 1994, 55 options were exercised at $35 per share. No options were exercised by Messrs. Holsapple or McCammack during 1994. On March 31, 1995, 126 options were eligible for exercise.

         The following table shows all individual grants of stock options to Mr. Holsapple and Mr. McCammack during the fiscal year ended December 31, 1994:



                               OPTIONS GRANTS IN LAST FISCAL YEAR
                                                                                 Potential Realizable
                                                                                 Value at Assumed Annual
                                                                                 Rates of Stock Price
                                                                                 Appreciation for
                                               Individual Grants                 Option Term
                          -----------------------------------------------------  -----------------------
                          Number of     % of Total
                          Securities    Options
                          Underlying    Granted to     Exercise or
                          Options       Employees in   Base Price    Expiration
Name                      Granted (#)   Fiscal Year    ($/Share)     Date         5%/$57.01     10%/$90.78
- ----                      -----------   ------------   -----------   ----------   ---------     ----------

Jerry L. Holsapple           305             23%         $35.00       4/10/04      $6,713       $17,013
Marshall D. McCammack (1)    555             41%         $35.00         N/A        $ N/A        $  N/A
- --------------------

(1)      Per the terms of the Option Plan, Mr. McCammack's options became null and void 30 days after his resignation from Bright.
         He did not exercise any of his options.

         Upon shareholder approval of the Merger Agreement and at the effective time of the Merger, the Stock Option Plan will be terminated and all outstanding options will become 100% vested. All option participants have indicated they intend to exercise their options immediately prior to the Merger.

Certain Transactions With Bright
- --------------------------------

         At December 31, 1994, certain directors and executive officers of Bright and members of the immediate families of such directors and executive officers were indebted to Bright in the aggregate amount of $121,268. Such indebtedness was incurred in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. All such loans were current at December 31, 1994 and are not considered to involve more than the normal risk of collectibility or to present other unfavorable features.

                        BRIGHT FINANCIAL SERVICES, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion and analysis is presented to facilitate the understanding of the financial position and results of operations of Bright Financial Services, Inc. (Bright). It identifies trends and material changes that occurred during the reported periods and should be read in conjunction with the consolidated financial statements and accompanying notes.


                             OVERVIEW OF OPERATIONS


The major components of Bright's operating results for the past five years are summarized in Table 1 - Five Year Financial Summary.

Bright earned $920,480, or $4.56 per share, for 1994, compared to $865,990 or $4.38 per share, for 1993. The $54,490 increase in net earnings from 1993 was primarily contributed by increased net interest margin and a lower provision for loan losses. Net earnings increased $18,276 from 1992 to 1993, however 1992 net earnings was reduced by a $69,763 cumulative effect of accounting change. Income before accounting change actually declined $51,487 from 1992 to 1993, primarily from lower net interest margin. A ($69,763) accounting change from the adoption of Statement of Financial Accounting Standard No. 109 was recorded in 1992 and a $120,000 accounting change was recorded in 1990 from the adoption of SFAS No. 106. Each line item in the Summary of Operations increased from 1990 to 1991 to 1992 as a result of Bright's December, 1990 branch acquisition of Hometown Federal Savings Association from the Resolution Trust Corporation. Bright acquired $5,256,616 of cash and securities, $14,437,532 of loans, $42,916,708 deposits, and $438,410 net other liabilities.

Management will continue efforts to improve earnings through management of net interest margin and controlling noninterest expenses.


                              NET INTEREST INCOME


Net interest income is the most significant component of Bright's earnings. Net interest income is the excess of interest income earned on assets over the interest paid for funds supporting those assets. Table 1 shows Bright's net interest income from 1990 through 1994. Table 2 - Average Balance Sheets and Interest Rates represents the major components of interest earning assets and interest-bearing liabilities. For analytical purposes, interest income presented in the table has been adjusted to a tax equivalent basis assuming a 34% tax rate for all years. The tax equivalent adjustment recognizes the income tax savings when comparing taxable and tax-exempt assets.

                                               Table 1 - FIVE YEAR FINANCIAL SUMMARY

                                                                           For the years ended December 31,
                                                           1994           1993           1992           1991            1990
                                                       ------------   ------------   ------------   ------------   ------------
                          SUMMARY OF OPERATIONS
Interest income - tax equivalent                         $8,454,586     $8,241,875     $8,963,615     $9,765,367     $6,595,987
Interest expense                                          3,761,897      3,797,989      4,435,487      5,702,650      4,074,371
                                                       ------------   ------------   ------------   ------------   ------------
  Net interest income                                     4,692,689      4,443,886      4,528,128      4,062,717      2,521,616
Tax equivalent adjustment (1)                              (197,118)      (169,865)      (138,672)      (156,045)      (239,198)
                                                       ------------   ------------   ------------   ------------   ------------
  Net interest income                                     4,495,571      4,274,021      4,389,456      3,906,672      2,282,418
Provision for loan losses                                  (120,000)      (285,000)      (295,000)      (117,000)       (41,000)
Noninterest income                                          688,622        725,492        653,339        433,886        277,472
Noninterest expenses                                      3,738,699      3,474,650      3,449,393      3,239,790      1,798,771
                                                       ------------   ------------   ------------   ------------   ------------

Income before income taxes and cumulutive
    effect of changes in accounting principles            1,325,494      1,239,863      1,298,402        983,768        720,119
Income tax expense                                          405,014        373,873        380,925        292,015        201,924
                                                       ------------   ------------   ------------   ------------   ------------

Income before cumulative effect of changes in
    accounting principles                                   920,480        865,990        917,477        691,753        518,195
Cumulative effect of changes in accounting principles             0              0        (69,763)             0        120,000
                                                       ------------   ------------   ------------   ------------   ------------

Net earnings                                               $920,480       $865,990       $847,714       $691,753       $638,195
                                                       ============   ============   ============   ============   ============


                          PER SHARE DATA
Income before cumulative effect of changes in
  accounting principles                                       $4.56          $4.38          $4.64          $3.50          $2.62
Cumulative effect of changes in accounting principles         $0.00          $0.00         ($0.35)         $0.00          $0.61
                                                       ------------   ------------   ------------   ------------   ------------

Net earnings                                                  $4.56          $4.38          $4.29          $3.50          $3.23
                                                       ============   ============   ============   ============   ============

Cash Dividends declared                                    $214,269       $148,194       $132,389       $123,495       $123,495
Average common shares outstanding                           201,879        197,592        197,592        197,592        197,592


                SELECTED ACTUAL YEAR-END BALANCES
Total assets                                           $114,284,684   $111,773,794   $106,505,480   $103,569,788   $103,181,644
Earning assets                                          102,940,866    103,419,513     96,333,804     97,290,893     92,224,655
Investment securities available-for-sale                 14,407,916              0              0              0              0
Investment securities held-to-maturity                   14,622,138     23,683,832     20,962,929     18,498,487     29,610,784
Loans - net of unearned income                           73,447,238     74,343,568     72,233,469     74,342,256     55,938,871
Allowance for loan losses                                  (743,485)      (681,973)      (524,809)      (541,539)      (570,350)
Total deposits                                           98,368,746     99,470,166     95,155,473     92,679,493     93,593,901
Noninterest-bearing demand deposits                      11,434,005     10,698,066      9,255,949      7,909,355      6,276,145
Interest-bearing demand deposits                         15,180,291     15,352,741     14,444,072     13,840,535     14,721,257
Savings deposits                                         18,549,758     20,745,224     17,851,828     17,851,828     15,772,789
Time deposits                                            53,204,692     52,674,135     53,603,624     53,077,775     56,823,710
Long-term borrowings                                      6,788,632      4,000,000      3,150,000      3,449,660      1,699,660
Shareholders' equity                                      8,239,085      7,594,511      6,876,715      6,161,390      5,593,132

                    SELECTED AVERAGE BALANCES
Total assets                                           $112,300,195   $106,221,892   $102,863,328   $101,904,121    $73,126,805
Earning assets                                          105,386,106     99,647,531     96,885,939     95,434,419     67,626,904
Securities                                               27,133,005     21,092,514     19,726,817     24,942,287     21,154,402
Loans- net of unearned income                            74,845,990     74,138,672     74,108,779     65,976,016     42,728,160
Allowance for loan losses                                  (716,791)      (591,790)      (543,253)      (480,556)      (441,667)
Total deposits                                           97,702,011     93,855,669     91,426,603     91,911,488     71,840,893
Noninterest-bearing demand deposits                       9,519,024      8,299,148      7,191,663      6,235,202      9,972,580
Interest-bearing demand deposits                         14,207,060     13,673,688     12,873,303     12,817,518     16,143,772
Savings deposits                                         20,880,977     18,277,430     18,066,965     20,306,060     12,106,963
Time deposits                                            53,094,950     53,605,403     53,294,672     52,552,708     33,617,578
Long-term borrowings                                      5,076,169      3,941,667      3,350,000      2,145,333        306,967
Shareholders' equity                                      8,181,834      7,326,499      6,558,292      5,877,261      5,335,782


                 RATIOS BASED ON AVERAGE BALANCES
Loans to deposits                                             76.61%         78.99%         81.06%         71.78%         59.48%
Shareholders' equity to:
  Total assets                                                 7.29%          6.90%          6.38%          5.77%          7.30%
  Deposits                                                     8.37%          7.81%          7.17%          6.39%          7.43%
Return on Assets                                               0.82%          0.82%          0.82%          0.68%          0.87%
Return on Equity                                              11.25%         11.82%         12.93%         11.77%         11.96%

(1) Tax equivalent basis was calculated using a 34% tax rate for all periods presented.

                                   Table 2 - Average Balance Sheets and Interest Rates

                                                                            Years ended December 31,
                                                           1994                                         1993
                                         ----------------------------------------------  ------------------------------------------
                                             Average                           Average      Average                      Average
                      ASSETS                 Balance          Interest          Rate        Balance       Interest        Rate
                                         ---------------   --------------    ----------  -------------  ------------   ------------
Interest earning assets
  Securities
    Taxable                                 $18,836,875       $986,090         5.23%     $14,563,232       $745,793         5.12%
    Tax-exempt (1)                            7,790,668        579,798         7.44%       5,472,281        499,636         9.13%
    Other                                       699,888         45,323         6.48%       1,057,001         63,441         6.00%
    Unrealized loss on A.F.S.                  (194,426)             0                             0              0
                                            -----------    -----------      -------      -----------     ----------       ------
      Total securities                       27,133,005      1,611,211         5.94%      21,092,514      1,308,870         6.21%
  Loans (2)
    Commercial                               15,092,692      1,464,789         9.71%      13,953,052      1,335,347         9.57%
    Real estate                              46,978,346      3,879,055         8.26%      46,244,289      3,874,626         8.38%
    Installment and other consumer           11,929,387      1,287,969        10.80%      12,907,297      1,465,375        11.35%
    Lease financing                             692,788         68,351         9.87%         826,580         85,315        10.32%
    Other                                       152,777          5,517         3.61%         207,454          5,907         2.85%
                                            -----------    -----------      -------      -----------     ----------       ------
      Total loans                            74,845,990      6,705,681         8.96%      74,138,672      6,766,570         9.13%
  Interest-bearing deposits
    with other banks                          1,033,180         44,454         4.30%         943,428         41,722         4.42%
  Federal funds sold and
    securities purchased under
    agreements to resell                      2,373,931         93,240         3.93%       3,472,917        124,713         3.59%
                                            -----------    -----------      -------      -----------     ----------       ------
  Total average earning assets              105,386,106     $8,454,586         8.02%      99,647,531     $8,241,875         8.27%
                                                           ===========      =======                      ==========       ======
Noninterest earning assets
  Allowance for loan losses                    (716,791)                                    (591,790)
  Premises and equipment                      1,902,112                                    2,026,706
  Cash and due from banks                     2,902,665                                    3,555,352
  Accrued interest and other assets           2,826,103                                    1,584,093
                                           ------------                                 ------------
  Total average assets                     $112,300,195                                 $106,221,892
                                           ============                                 ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Deposits
    Interest-bearing demand deposits        $14,207,060       $309,391         2.18%     $13,673,688       $330,086         2.41%
    Savings deposits                         20,880,977        630,855         3.02%      18,277,430        592,079         3.24%
    Time deposits                            53,094,950      2,499,946         4.71%      53,605,403      2,633,168         4.91%
                                            -----------    -----------      -------      -----------     ----------       ------
      Total interest-bearing deposits        88,182,987      3,440,192         3.90%      85,556,521      3,555,333         4.16%
  Borrowed funds
    Other borrowings                            380,178         26,722         7.03%         237,808         18,412         7.74%
    Long-term borrowings                      5,076,169        294,983         5.81%       3,941,667        224,244         5.69%
                                            -----------    -----------      -------      -----------     ----------       ------
      Total borrowed funds                    5,456,347        321,705         5.90%       4,179,475        242,656         5.81%
                                            -----------    -----------      -------      -----------     ----------       ------
  Total avg. interest-bearing liabilities    93,639,334     $3,761,897         4.02%      89,735,996     $3,797,989         4.23%
                                                           ===========      =======                      ==========       ======

Noninterest-bearing liabilities
  Noninterest-bearing demand deposits         9,519,024                                    8,299,148
  Other liabilities                             960,003                                      860,249
  Shareholders' equity                        8,181,834                                    7,326,499
                                           ------------                                 ------------
 Total average liabilities and
    shareholders' equity                   $112,300,195                                 $106,221,892
                                           ============                                 ============

Interest margin recap
  Net interest income and
    interest rate spread                                    $4,692,689         4.00%                     $4,443,886         4.04%
                                                           ===========      =======                      ==========       ======
  Net interest income margin                                                   4.45%                                        4.46%
                                                                            =======                                       ======



















                                                      Years ended December 31,
                                                               1992
                                           --------------------------------------------
                                               Average                       Average
                      ASSETS                   Balance        Interest        Rate
                                           -------------    -----------    ------------
Interest earning assets
  Securities
    Taxable                                  $14,122,556       $878,400         6.22%
    Tax-exempt (1)                             4,070,080        407,887        10.02%
    Other                                      1,534,181        141,604         9.23%
    Unrealized loss on A.F.S.                          0              0
                                           -------------    -----------       ------
      Total securities                        19,726,817      1,427,891         7.24%
  Loans (2)
    Commercial                                14,787,552      1,529,365        10.34%
    Real estate                               45,440,783      4,215,710         9.28%
    Installment and other consumer            12,743,249      1,555,800        12.21%
    Lease financing                            1,012,195        115,791        11.44%
    Other                                        125,000            829         0.66%
                                           -------------    -----------       ------

      Total loans                             74,108,779      7,417,495        10.01%
  Interest-bearing deposits
    with other banks                             582,843         26,808         4.60%
  Federal funds sold and
    securities purchased under
    agreements to resell                       2,467,500         91,421         3.71%
                                           -------------    -----------       ------
  Total average earning assets                96,885,939     $8,963,615         9.25%

Noninterest earning assets
  Allowance for loan losses                     (543,253)
  Premises and equipment                       2,131,702
  Cash and due from banks                      2,784,024
  Accrued interest and other assets            1,604,916
                                           -------------

  Total average assets                      $102,863,328
                                           =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Deposits
    Interest-bearing demand deposits         $12,873,303       $379,491         2.95%
    Savings deposits                          18,066,965        741,863         4.11%
    Time deposits                             53,294,672      3,098,353         5.81%
                                           -------------    -----------       ------
      Total interest-bearing deposits         84,234,940      4,219,707         5.01%
  Borrowed funds
    Other borrowings                             353,515         24,834         7.02%
    Long-term borrowings                       3,350,000        190,946         5.70%
                                           -------------    -----------       ------
      Total borrowed funds                     3,703,515        215,780         5.83%
                                           -------------    -----------       ------
  Total avg. interest-bearing liabilities     87,938,455     $4,435,487         5.04%
                                                            ===========       ======

Noninterest-bearing liabilities
  Noninterest-bearing demand deposits          7,191,663
  Other liabilities                            1,174,918
  Shareholders' equity                         6,558,292
                                           -------------
 Total average liabilities and
    shareholders' equity                    $102,863,328
                                           =============

Interest margin recap
  Net interest income and
    interest rate spread                                     $4,528,128         4.21%
                                                             ==========        =====
  Net interest income margin                                                    4.67%
                                                                               =====

    (1) Interest income on tax-exempt securities has been adjusted to a tax equivalent basis using a marginal federal income tax rate of 34% for all years. Tax equivalent adjustments were $197,118 for 1994, $169,865 for 1993, and $138,672 for 1992.
    (2) Nonaccrual loans are included in average loan balances and loan fees are included in interest income. Loan fees were $290,689 for 1994, $305,805 for 1993, and $395,677 for 1992.


Table 3 - Net Interest Earning Assets illustrates net interest earning assets and liabilities for 1994, 1993 and 1992.


                    Table 3 -- Net Interest Earning Assets
                                           1994           1993         1992
                                       ------------   -----------   -----------
Average interest earning assets...     $105,386,106   $99,647,531   $96,885,939
Average interest bearing liabilities..   93,639,334    89,735,996    87,938,455
                                       ------------   -----------   -----------
     Net interest earning assets       $ 11,746,772   $ 9,911,535   $ 8,947,484
                                       ============   ===========   ===========



Net interest income increased $248,803, or 5.6% from 1993 to 1994 and decreased $84,243, or 1.2% from 1992 to 1993. The increase to 1994 is primarily attributable to the $1,835,237 increase in net average interest earning assets. The major component of the increase in average earning assets was a $6,040,491 increase in securities. The decline from 1992 to 1993 is primarily due to falling average rates, as evidenced by the .17% decline in the interest rate spread. The net interest rate spread was 4.01% in 1994, 4.04% in 1993 and 4.21% in 1992.

Net interest income is affected by volume and rate of average interest earning assets and interest-bearing liabilities. Table 4 - Volume and Rate Analysis depicts the dollar effect of volume and rate changes from 1992 through 1994. Variances which were not specifically attributable to volume or rate were allocated proportionately between rate and volume using the absolute values of each as a basis for the allocation. Nonaccruing loans were included in the average loan balances used in determining the yields. Interest foregone on nonaccruing loans is disclosed in Note 3 to the consolidated financial statements, and is not considered to have a material effect on the reasonableness of these presentations.



                       Table 4 -- Volume/Rate Analysis
                                                   1994 change from 1993 due to         1993 change from 1992 due to
                                                  Volume       Rate        Total       Volume        Rate        Total
                                                 --------   ----------   ----------   ---------   ----------   ---------
INTEREST INCOME
 Loans                                           $ 64,962   $(125,851)   $ (60,889)   $   2,993   $(653,918)   $(650,925)
 Securities
   Taxable                                        223,378      16,919      240,297       28,136    (160,743)    (132,607)
   Tax-exempt                                     238,922    (158,760)      80,162      150,456     (58,707)      91,749
   Other                                          (19,226)      1,108      (18,118)    (167,856)     89,693      (78,163)
                                                  -------   ---------    ---------    ---------   ---------    ---------
    Total securities interest                     443,074    (140,733)     302,341       10,736    (129,757)    (119,021)
 Interest-bearing deposits with other banks         4,053      (1,321)       2,732       17,187      (2,273)      14,914
 Federal funds sold and securities
   purchased under agreements to resell           (34,208)      2,735      (31,473)      38,316      (5,024)      33,292
                                                 --------   ---------    ---------    ---------   ---------    ---------
     TOTAL INTEREST INCOME                        477,881    (265,170)     212,711       69,232    (790,972)    (721,740)

INTEREST EXPENSE
  Interest-bearing demand deposits                 13,235     (33,930)     (20,695)      24,687     (74,092)     (49,405)
  Savings deposits                                 88,196     (49,420)      38,776        8,737    (158,521)    (149,784)
  Time deposits                                   (25,384)   (107,838)    (133,222)      18,166    (483,351)    (465,185)
  Other borrowings                                 11,903      (3,593)       8,310       (6,921)        499       (6,422)
  Long-term borrowings                             65,831       4,908       70,739       33,788        (490)      33,298
                                                 --------   ---------    ---------    ---------   ---------    ---------
      TOTAL INTEREST EXPENSE                      153,781    (189,873)     (36,092)      78,457    (715,955)    (637,498)
                                                 --------   ---------    ---------    ---------   ---------    ---------

      NET INTEREST INCOME                        $324,100   $ (75,297)   $ 248,803    $  (9,225)  $ (75,017)   $ (84,242)
                                                 ========   =========    =========    =========   =========    =========


The $248,803 increase in net interest income from 1993 to 1994 resulted from the net of a $324,099 increase in volume, offset by a $75,296 decrease in rate. As rates declined, average interest earning assets, primarily securities, grew faster than average interest-bearing liabilities. The $84,242 decrease in net interest income from 1992 to 1993 was substantially related to declining interest rates on loans. Yields on assets declined faster than rates on deposits.

If rates continue to rise during 1995, Bright's net interest margin will improve slightly as asset growth continues. Bright has maintained shorter-term maturities on securities and commercial loans and funded mostly variable rate mortgage loans which will provide an opportunity for these assets to reprice as rates increase.


                  PROVISION FOR LOAN LOSSES AND ASSET QUALITY


The provision for loan losses represents charges made to earnings to maintain an adequate allowance for loan losses. The allowance is maintained at an amount believed to be sufficient to absorb possible losses that may be experienced in the credit portfolio. Factors considered in establishing an appropriate allowance include: a careful assessment of the financial condition of the borrower; a realistic determination of the value and adequacy of underlying collateral; the condition of the local economy and the condition of the specific industry of the borrower; a comprehensive analysis of the levels and trends of loan categories; and a review of delinquent and classified loans. A quarterly analysis of the allowance is prepared to determine a specific allocation for loans which represent significant loss exposure and an allocation based on historical loan loss experience and other factors and trends.

Activity in the allowance for loan losses is reflected in Table 5 - Analysis of Allowance for Loan Losses. The recorded values of loans and leases actually removed from the consolidated balance sheets are referred to as charge-offs and, after netting out recoveries on previously charged-off assets, become net charge-offs. Bright's policy is to charge off loans, when, in management's opinion, the loan is deemed uncollectible, although concerted efforts are made to maximize recovery.


                Table 5 - Analysis of Allowance for Loan Losses


                                                  1994          1993          1992          1991          1990
                                              --------      --------      --------      --------      --------
    Balance at beginning of year              $681,973      $524,809      $541,539      $570,350      $530,362

    Loans charged off
      Commercial and agricultural              (86,806)      (30,307)      (29,463)      (23,470)            0
      Real estate                               (3,804)      (55,502)     (112,096)      (93,012)       (2,461)
      Installment                             (100,807)      (98,111)     (195,583)      (41,694)      (16,311)
                                              --------      --------      --------      --------      --------
                Total charge-offs             (191,417)     (183,920)     (337,142)     (158,176)      (18,772)
                                              --------      --------      --------      --------      --------

    Charge-offs recovered
      Commercial and agricultural               67,977        19,261         4,949         3,104         9,068
      Real estate                               37,978           852             0             0             0
      Installment                               26,974        35,971        20,463         9,261         8,692
                                              --------      --------      --------      --------      --------
                Total recoveries               132,929        56,084        25,412        12,365        17,760
                                              --------      --------      --------      --------      --------

    Net loans charged off                      (58,488)     (127,836)     (311,730)     (145,811)       (1,012)
    Current year provision                     120,000       285,000       295,000       117,000        41,000
                                              --------      --------      --------      --------      --------

    Balance at end of year                    $743,485      $681,973      $524,809      $541,539      $570,350
                                              ========      ========      ========      ========      ========

    Loans at year end                     $73,447,238    $74,343,568   $72,233,469   $74,342,256   $55,938,871

    Ratio of allowance to loans
      at year end                                1.01%         0.92%          0.73%         0.73%         1.02%

    Average loans                         $74,845,990    $74,138,672   $74,108,779   $65,976,016   $42,728,160

    Ratio of net loans charged off
      to average loans                          -0.08%        -0.17%         -0.42%        -0.22%         0.00%


    Allocation of allowance for loan losses at December 31,
                                                  1994          1993          1992          1991          1990
                                            ----------    ----------    ----------    ----------    ----------
    Commercial and Agricultural               $115,136      $123,161      $145,750      $157,664      $154,820
    Real Estate                                 87,690       163,756       197,133       229,141       239,716
    Installment                                157,306       130,152       138,665       144,215        53,816
    Unallocated                                383,353       264,904        43,261        10,519       121,998
                                            ----------    ----------    ----------    ----------    ----------
    Total                                     $743,485      $681,973      $524,809      $541,539      $570,350





The allowance for loan losses balance declined $45,541 from 1990 through 1992 and increased $218,676 from 1992 through 1994. The ratio of allowance to loans declined from 1.02% in 1990 to .73% in 1991 partially due to net charge-offs exceeding the annual provisions for loan losses, and partially due to the 1990 acquisition of loans. Management began to increase annual provisions in 1991 and 1992 and raised the allowance for loan losses to the 1.01% level in 1994. As net charge-offs reduced from 1993 to 1994 and the level of nonperforming loans declined (see below), the provision for loan losses was reduced from $285,000 in 1993 to $120,000 in 1994.

The level of nonperforming loans and leases is an important element in assessing asset quality and credit risk in the loan portfolio. Nonperforming loans include nonaccrual loans, restructured loans and loans delinquent 90 days or more. Loans are classified as nonaccrual when management believes that collection of interest is doubtful. Another element associated with asset quality is other real estate owned (OREO), which represents properties acquired
by Bright through loan defaults by customers.    Nonperforming assets and
relative percentage to loan balances is presented in Table 6 - Nonperforming Assets.

                         Table 6 - Nonperforming Assets

                                                        as of December 31,
                                    ---------------------------------------------------------------
                                        1994           1993          1992         1991         1990
                                    --------     ----------      --------     --------     --------
    Principal balance
      Nonaccrual                     $68,470     $1,053,715      $643,426           $0      $68,806
      Restructured                    83,000              0             0            0      160,000
      90 days or more past due       208,262         29,167       708,000      291,000      134,000
                                    --------     ----------      --------     --------     --------
        Total nonperforming loans   $359,732     $1,082,882    $1,351,426     $291,000     $362,806
                                    ========     ==========    ==========     ========     ========
    Nonperf. as a percent of            0.49%          1.46%         1.87%        0.39%        0.65%

    Other real estate owned               $0         $4,505       $31,314      $22,000      $29,224

    OREO as a percent of loan           0.00%          0.01%         0.04%        0.03%        0.05%

    Allowance as a percent of
      nonperforming loans             206.68%         62.98%        38.83%      186.10%      157.21%


Nonperforming assets were $1,082,882 in 1993 and $1,351,426 in 1992 primarily from commercial real estate loans that management placed on nonaccrual status because doubt existed as to the collectibility of interest. These credits either paid-off or were renewed in 1994 and are currently performing. OREO balances are not material to Bright.

Management believes the allowance for loan losses is maintained at a level sufficient to cover possible losses in the portfolio and is appropriate given the level of risk in the portfolio. Bright has only one loan with a balance of $68,470 at January 1, 1995 that meets the criteria of an impaired loan in accordance with SFAS No. 114 and 118. The impact of adopting this new accounting pronouncement in 1995 will not have a material impact on Bright's financial statements or on the level of its allowance for loan losses.


                         NONINTEREST INCOME AND EXPENSE


A listing of noninterest income and expense from 1992 through 1994 and percentage changes between years is included in Table 7 - Noninterest Income and Expense.

                     Table 7 - NONINTEREST INCOME & EXPENSE

                                                        % change                     % change
                                              1994      from '93           1993      from '92           1992
                                          --------      --------       --------       -------       --------
    Noninterest Income
    Trust department income                $76,703         30.24%       $58,895         -0.79%       $59,362
    Deposit service charges                337,059         12.11%       300,661          8.63%       276,783
    Other                                  195,650         53.00%       127,873         28.02%        99,884
                                          --------       --------      --------        -------      --------
                                           609,412         25.03%       487,429         11.79%       436,029

    Realized gain on sale of loans          83,502        -65.13%       239,493         67.56%       142,931
    Security gains/(losses)                 (4,292)      -200.14%        (1,430)      -101.92%        74,379
                                          --------       --------      --------        -------      --------
          Total noninterest income        $688,622         -5.08%      $725,492         11.04%      $653,339
                                          ========       ========      ========        =======      ========


                                                        % change                     % change
                                              1994      from '93           1993      from '92           1992
                                        ----------      ---------    ----------      --------     ----------
    Noninterest Expense
    Salaries and employee benefits      $1,946,467         12.47%    $1,730,686         -1.80%    $1,762,387
    Occupancy expenses                     212,254         -8.55%       232,091         -9.81%       257,345
    Equipment expenses                     324,922         10.10%       295,128         13.31%       260,461
    Data processing expenses               112,515        -10.84%       126,199        -18.31%       154,483
    FDIC insurance                         216,070          3.88%       207,997         -4.88%       218,657
    Other                                  926,471          4.98%       882,549         10.86%       796,060
                                        ----------      ---------    ----------       --------    ----------
         Total noninterest expense      $3,738,699          7.60%    $3,474,650          0.73%    $3,449,393
                                        ==========      =========    ==========       ========    ==========

Total noninterest income increased 11% from 1992 to 1993 and decreased 5.1% from 1993 to 1994. The most significant factor was realized gains on sales of loans and securities. Gains on sales of loans to the Federal Home Loan Mortgage Corporation increased from $142,931 in 1992 to $239,493, a 67.6% increase, in 1993 as a result of lower mortgage rates and customers refinancing mortgage loans. Loan sales then dropped in 1994 as rates increased and refinancings slowed, and gains on loan sales decreased to $83,502, or a 65.13% decline. Security gains in 1992 resulted from the sales of six agency securities. The sales proceeds were reinvested in securities with shorter maturities in anticipation of rising interest rates and for asset-liability management of Bright's liquidity position. There were no significant security sales in 1993 or 1994. Security sales in 1995 are expected to rise to meet short-term liquidity needs. Since the securities portfolio is in a net unrealized loss position, losses on securities sales are anticipated during 1995. Loan sales are expected to continue during 1995. The volume will be affected by the demand for fixed rate mortgage loans.

Without regard to gains on sales of loans and securities, noninterest income increased 11.79% from 1992 to 1993 and 25.03% from 1993 to 1994. The primary contributor to the increase from 1993 to 1994 was cash surrender value income recorded on life insurance policies purchased as part of a deferred compensation plan and income recognized from annuities sales. During 1994, Bright opened the Carroll Annuities Agency, which is a service for Bank customers who wish to purchase annuities. Income recognized from life insurance cash surrender value growth is expected to increase during 1995, however income from annuity sales is expected to decline as a result of lower annuity interest rates and more competitive certificate of deposit interest rates.

Total noninterest expense did not change significantly from 1992 through 1994 with only a .7% increase from 1992 to 1993 and a 7.6% increase from 1993 to 1994. Noninterest expenses are expected to increase in 1995 as a result of expenses related to the proposed merger. These costs may be partially offset by a proposed reduction in the federal deposit insurance rates from .23% to
 .04% for deposits insured by the Bank Insurance Fund. Approximately one-third of Bright's deposits at the end of 1994 were those acquired in the branch acquisition from the Resolution Trust Corporation. These deposits are insured by the Savings Associations Insurance Fund, and are therefore not eligible for the proposed reduction in insurance rates.


                                  INCOME TAXES


Income tax expense increased $54,490, or 6.2%, from 1993 to 1994 which correlates to the increase in income before taxes. The same correlation relates to the slight decline in income tax expense from 1992 to 1993. The effective tax rate remained constant from 29.3% in 1992 to 30.2% in 1993 to 30.6% in 1994.

Effective January 1, 1993, Bright adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax liabilities and assets are determined at each balance sheet date, and are measured by applying enacted tax laws to future taxable income or expense resulting from differences in the financial statement and tax basis of assets and liabilities. The effect of adopting SFAS No. 109 is shown as a cumulative effect of accounting change of $69,731, or $.35 per share, in the financial statements.

Net deferred tax assets increased from $83,833 in 1993 to $293,264 in 1994, or a 249.8% increase. This increase in 1994 is substantially due to the adoption of SFAS No. 115, discussed below, which generated a $188,819 deferred tax asset at December 31, 1994. This deferred tax asset is expected to decrease in 1995, as securities values recover and the unrealized loss on securities available-for-sale decreases. There is no valuation allowance placed in deferred tax assets because management believes that Bright will generate sufficient future taxable income to realize the deferred tax assets.

Note 9 to the consolidated financial statements contains additional analysis of income taxes.


                                   SECURITIES


On January 1, 1994, Bright adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and accordingly classified certain of its securities as available-for-sale. This reclassification increased equity $68,145 on January 1, 1994, the after-tax effect of the adjustment from amortized cost to fair value.

Securities were classified as held-to-maturity in years prior to 1994. Securities in 1994, upon adoption of SFAS No. 115, are classified as either available-for-sale or held-to-maturity. Securities held-to-maturity are those which Bright has both the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those which Bright may decide to sell if needed for liquidity, asset-liability management, or other reasons. Securities available-for-sale are reported at fair value, with unrealized gains and losses included as a separate component of equity, net of tax. Bright does not maintain any securities for trading purposes.

Table 8 - Securities and Securities Maturity Schedule summarizes the carrying values of securities from 1992 through 1994 and the maturity distribution at December 31, 1994, by classification.

The majority of the securities portfolio is comprised of U.S. Treasury securities, federal agency securities, state municipal securities (tax exempt), mortgage-backed securities and collateralized mortgage obligations.

Total securities balances increased $2,720,903, or 13.0%, from 1992 to 1993 and increased $5,346,222, or 22.6%, from 1993 to 1994. The composition of the portfolio was changed as securities matured, by reinvesting proceeds from maturities of mortgage-backed and asset-backed securities into government and agency securities and municipal bonds. Other securities available-for-sale include a federal agency mutual fund. Available-for-sale securities are 49.6% of total securities and securities held-to-maturity are 50.4% at December 31, 1994. Bright's policy has been to hold the majority of the municipal bonds to maturity and to classify most of the mortgage-backed and asset-backed securities as available-for-sale.

Net unrealized losses on securities available-for-sale and securities held-to-maturity were $796,891 and $701,798, respectively, at December 31, 1994. The portfolio had unrealized gains of $366,381 at December 31, 1993.
The market values of securities declined $1,565,070 from 1993 to 1994, substantially due to changing interest rates. Shorter-term securities are less sensitive to market value fluctuations from changing interest rates than longer-term securities. Bright maintains 52.7% of its portfolio in the 5 year or less maturity range. Structured notes have little or no credit risk as they are secured by federal agencies, however, they are more sensitive to market fluctuations caused by interest rate swings. Bright holds $1,815,000 of structured notes which contributed $80,000 to the 1994 unrealized loss on securities.

The securities portfolio carries varying degrees of risk. Investments in U.S. Treasury and Federal agency securities have little or no credit risk. Mortgage-backed and asset-backed securities are substantially issues of Federal agencies. Obligations of states and political subdivisions and corporate securities are the areas of highest exposure in the portfolio. This risk is minimized through the purchase of high quality investments. When purchased, obligations of states and political subdivisions and corporate bonds must have a rating within the top four highest grades as determined by Moody's or Standard and Poor's. The majority of these investments were rated A or better at December 31, 1994. The risk of non-rated municipal bonds is minimized by limiting the amounts invested and by investing in local issues. Management believes the non-rated securities are of high quality. Bright does not use off-balance sheet derivative financial instruments (such as interest rate swaps) as defined in SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments."


    Table 8 - SECURITIES
    --------------------
                                                                 at December 31,
                                                 ----------------------------------------------
                                                       1994           1993             1992
                                                 -------------   -------------    -------------
    Securities available-for-sale
    -----------------------------
      U.S. Government & Agencies                    $5,606,715              $0               $0
      States and political subdivisions              2,351,824               0                0
      Mortgage-backed and asset-backed               4,932,451               0                0
      Other securities                               1,516,926               0                0
                                                 -------------   -------------    -------------

    Total securities available-for-sale            $14,407,916              $0               $0

    Securities held-to-maturity
    ---------------------------
      U.S. Government & Agencies                    $7,017,410      $7,546,077       $4,053,917
      States and political subdivisions              5,684,319       7,039,792        4,338,115
      Corporate obligations                                  0               0          140,000
      Mortgage-backed and asset-backed               1,184,859       8,527,513       11,860,447
      Other securities                                 735,550         570,450          570,450
                                                 -------------   -------------    -------------

    Total securities held-to-maturity              $14,622,138     $23,683,832      $20,962,929
                                                 -------------   -------------    -------------
          Total securities                         $29,030,054     $23,683,832      $20,962,929
                                                 =============   =============    =============

                          SECURITIES MATURITY SCHEDULE
                          ----------------------------
                                      1 Year                   1 to 5
                                     and Less                   Years
                                    -----------              -----------
Available-for-sale                    Balance                  Balance
- ------------------                  -----------              -----------
  U.S. Treasury                      $1,465,625                       $0
  Federal agencies                            0                2,764,530
  State and municipal                   491,301                1,150,120
  Mortgage-backed and asset-backed            0                2,937,833
  Other securities                            0                        0
                                     ----------               ----------
  Total available-for-sale           $1,956,926               $6,852,483
                                     ==========               ==========
Held-to-maturity
- ----------------
 U.S. Treasury                         $504,344               $3,509,905
  Federal agencies                            0                2,503,161
  State and municipal                    35,257                1,395,687
  Mortgage-backed and asset-backed      137,326                1,047,533
  Other securities                            0                        0
                                     ----------               ----------
   Total held-to-maturity              $676,927               $8,456,286
                                     ==========               ==========


                                      5 to 10                  Over
                                       Years                 10 Years                           Total
                                     ----------             ------------              --------------------------
Available-for-sale                      Balance                Balance                   Balance          Rate
- ------------------                   ----------             ------------              -------------    ---------
  U.S. Treasury                              $0                        $0                $1,465,625        4.96%
  Federal agencies                      887,979                   488,581                 4,141,090        4.13%
  State and municipal                   437,700                   272,703                 2,351,824        7.44%
  Mortgage-backed and asset-backed    1,616,368                   378,250                 4,932,451        6.85%
  Other securities                            0                 1,516,926                 1,516,926        6.48%
                                     ----------                ----------               -----------       -----
  Total available-for-sale           $2,942,047                $2,656,460               $14,407,916        5.94%
                                     ==========                ==========               ===========       =====
Held-to-maturity
 U.S. Treasury                               $0                        $0                $4,014,249        4.96%
  Federal agencies                      500,000                         0                 3,003,161        4.13%
  State and municipal                 1,962,962                 2,290,413                 5,684,319        7.44%
  Mortgage-backed and asset-backed            0                         0                 1,184,859        6.85%
  Other securities                            0                   735,550                   735,550        6.48%
                                     ----------                ----------               -----------       -----
   Total held-to-maturity            $2,462,962                $3,025,963               $14,622,138        5.94%
                                     ==========                ==========               ===========       =====


                                     LOANS



The loan portfolio constitutes the major earning assets of Bright, and offers the best alternative for maximizing interest spread above the cost of funds. Average balances of loans has remained fairly even from 1992 through 1994 with only a 1.0% increase during this period.

Table 9 - Loans Outstanding reflects outstanding balances by loan type for the past five years.



                          Table 9 - Loans Outstanding

                                                                         at December 31,
                                              ---------------------------------------------------------------------------
                                                     1994            1993            1992            1991            1990
                                              -----------     -----------     -----------     -----------     -----------
    Commercial and agricultural               $14,040,287     $14,632,619     $13,473,676     $14,984,893     $10,934,196
    Real estate                                47,135,819      46,145,083      45,325,811      45,477,143      32,320,138
    Installment                                11,386,103      12,970,649      12,459,268      12,834,041      11,582,931
    Lease financing                             1,102,972         715,040       1,192,226       1,250,078       1,267,406
                                              -----------     -----------     -----------     -----------     -----------
      Total loans                              73,665,181      74,463,391      72,450,981      74,546,155      56,104,671
    Unearned income                              (217,943)       (119,823)       (217,512)       (203,899)       (165,800)
                                              -----------     -----------     -----------     -----------     -----------
                Total loans, net              $73,447,238     $74,343,568     $72,233,469     $74,342,256     $55,938,871
                                              ===========     ===========     ===========     ===========     ===========


                                       Composition of loan portfolio by type at December 31,

                                                     1994            1993            1992            1991            1990
                                                    ------          ------          ------          ------          ------
    Commercial and Agricultural                     19.06%          19.65%          18.60%          20.10%          19.49%
    Real Estate                                     63.99%          61.97%          62.56%          61.01%          57.61%
    Installment                                     15.46%          17.42%          17.20%          17.22%          20.65%
    Lease financing                                  1.50%           0.96%           1.65%           1.68%           2.26%
                                                    ------          ------          ------          ------          ------
      Total                                         100.0%          100.0%          100.0%          100.0%          100.0%
                                                    ======          ======          ======          ======          ======

Total net loans increased $18,403,385, or 32.9%, from 1990 to 1991 substantially due to loans purchased in the branch acquisition from the Resolution Trust Corporation. Total net loans have remained fairly constant from 1991 through 1994, declining only $895,018 during this period. For all years presented, loans secured by real estate have been the primary component, making up 63.99% of total loans at December 31, 1994.

Bright's lending area is primarily Carroll County, Indiana, an agricultural area. Agricultural production loans are included in the commercial and agricultural category, and farm loans secured by real estate are included in the real estate category. The majority of loans are secured by specific items of collateral. Bright's major lending guidelines require a 75% loan to value ratio for commercial and agricultural loans and an 80% loan to value ratio for loans secured by real estate. Bright has no concentrations of loans, except to borrowers related to the agricultural industry. There are no loans outstanding to foreign entities.

Bright's volume of sales of real estate loans to the Federal Home Loan Mortgage Corporation were $6,773,457, $16,603,841, and $15,519,249 for 1994, 1993, and
1992, respectively. Bright generally obtains a commitment to purchase the loans prior to the funding date, and only sells loans as they are originated. No loans have been sold from real estate loans on the balance sheet; therefore no loans are classified as held- for-sale. The volume of loan sales has been impacted by the quantity of originations and refinancings, which were accelerated in 1992 and 1993 and were slower in 1994. The volume of sales activity during 1995 is not expected to change substantially from 1994.

Table 10 - Loan Liquidity and Sensitivity to Changes in Interest Rates reflects the maturity schedule of commercial loans and fixed and variable commercial loans maturing after one year.



                           Table 10 - Loan Liquidity

                                                           Loan Maturities at December 31, 1994
                                                   --------------------------------------------------------
                                                       1 year          1 - 5        Over 5
                                                     and less          years        Years         Total
                                                   ------------     ----------     --------     -----------
    Commercial and agricultural                     $12,633,651     $1,364,636      $42,000     $14,040,287

                                                   ------------     ----------     --------     -----------
              Total selected loans                  $12,633,651     $1,364,636      $42,000     $14,040,287
                                                   ============     ==========     ========     ===========


                    Sensitivity to Changes in Interest Rates
                    ----------------------------------------
                                                                       Fixed       Variable
                                                                       Rate          Rate
                                                                   -----------    ---------
    Commercial and Agricultural:
      Due after one year through five years                         $1,354,669       $9,967
      Due after five years                                              42,000            0
                                                                   -----------    ---------
         Total selected loans                                       $1,396,669       $9,967
                                                                   ===========    =========


Commercial loans are substantially one-year or less variable rate notes, most of which have 90 day maturities. Commercial loans maturing after one year are primarily fixed, but comprise only 10% of total commercial loans. Commercial and mortgage loans, more than 80% of total loans, are variable or reprice within one year, and are thus highly sensitive to interest rates.


                             SHORT-TERM INVESTMENTS


Federal funds sold and time deposits in other financial institutions are the primary components of temporary investments. Federal funds sold are used for daily liquidity needs and were $350,000 at December 31, 1994 and $4,550,000 at December 31, 1993. From time to time the local governmental units will make large deposits for short periods of time. These funds may be invested in federal funds if it is anticipated that the funds will be withdrawn within a few days. Time deposits in other institutions were $100,000 at December 31, 1994 and $498,000 at December 31, 1993. Time deposits generally mature within one year and are purchased within federally insured limits.

                            DEPOSITS AND BORROWINGS


The deposit base provides the major funding source for earning assets. A five year schedule of deposits by type and maturities of time deposits greater than $100,000 are presented in Table 11 - Deposit Information.


    Table 11 - Deposit Information
    -------------------------------

                                                                               Deposits at December 31,
                                                     ---------------------------------------------------------------------------
                                                         1994            1993            1992            1991            1990
                                                     -----------     -----------      ----------      ----------      ----------
    Noninterest bearing                              $11,434,005     $10,698,066      $9,255,949      $7,909,355      $6,276,145
    Interest bearing demand
      and savings                                     33,730,049      36,097,965      32,295,900      31,692,363      30,494,046
    Time                                              53,204,692      52,674,135      53,603,624      53,077,775      56,823,710
                                                     -----------     -----------     -----------      ----------      ----------

         Total deposits                              $98,368,746     $99,470,166     $95,155,473     $92,679,493     $93,593,901
                                                     ===========     ===========     ===========     ===========     ===========

                                                          Maturity Ranges of Time Deposits
                                                     with Balances of $100k or More at December 31,
                                                     ----------------------------------------------
                                                          1994            1993            1992
                                                     -----------      ----------      -------------
    3 months or less                                  $3,018,457      $2,155,381         $4,220,205
    3 through 6 months                                   827,352       1,503,277            506,900
    6 through 12 months                                  936,467         818,851            700,000
    over 12 months                                     2,569,207       2,546,270          2,078,597
                                                     -----------      ----------      -------------
                                                      $7,351,483      $7,023,779         $7,505,702
                                                     ===========      ==========      =============


Total deposits have remained fairly level from 1990 to 1994, increasing only $4,774,845, or 5.1%, for this period. At December 31, 1994, 11.6% of total deposits were noninterest bearing, 34.3% were interest bearing demand and savings, and 54.1% were time deposits. The mix of deposits has changed from interest bearing demand and savings partially to noninterest bearing demand and partially to time. Bright competes with other financial institutions and brokerage institutions for deposits within their market. Bright's current strategy is to increase rates for interest-bearing demand deposits and certificates of deposits to increase the deposit base during 1995.

Time deposits greater than $100,000 were $7,351,483, or 13.8% of total time deposits at December 31, 1994, $7,023,779, or 13.3% at December 31, 1993, and $7,505,702, or 14.0% at December 31, 1992.

Other borrowings include a capital lease obligation for the purchase of data processing equipment in 1991 and federal funds purchased. Average other borrowings were $380,178 for 1994 , $237,808 for 1993, and $353,515 for 1992.
The capital lease obligation is amortizing through 1996. Federal funds purchased are generally for daily periods as needed for short-term liquidity needs.

Average long-term borrowings were $5,076,169, $3,941,667, and $3,350,000 during 1994, 1993, and 1992, respectively. Long-term borrowings include a 10 year amortizing loan borrowed in 1990 to fund the 1990 branch acquisition from the Resolution Trust Corporation, and various advances from the Federal Home Loan Bank drawn from 1992 through 1994 to fund real estate loans. These advances have maturities ranging from 1995 through 2001. Should loan demand increase in 1995, Bright may apply with the Federal Home Loan Bank for additional advances. One provision of the proposed merger requires

Bright's long-term borrowings of $850,000 at the holding company to be repaid prior to consummation of the merger.


                         LIQUIDITY AND RATE SENSITIVITY


Liquidity management is the process by which Bright ensures that adequate liquid funds are available to meet financial commitments on a timely basis. These commitments include withdrawals by depositors, funding credit obligations to borrowers, servicing long-term obligations, shareholder dividend payments, paying operating expenses, funding capital expenditures, and maintaining reserve requirements. Liquidity is monitored closely by the asset-liability committee, which establishes policies and rates, makes prudent investing and funds management decisions, and manages liquidity levels.

The liquidity of Bright is dependent on the receipt of dividends from the banking subsidiary. Certain restrictions exist regarding the transfer of funds from the subsidiary as explained in Note 12 to the consolidated financial statements. Management expects that in the aggregate, the banking subsidiary will continue to have the ability to dividend adequate funds to Bright.

The banking subsidiary's source of funding is predominantly core deposits consisting of both business and individual deposits, maturities of securities, repayments of loan principal and interest, and federal funds purchased and securities sold under agreements to repurchase. The deposit base is diversified between individuals and businesses which helps avoid dependence on large concentrations of funds. Bright does not solicit certificates of deposits from brokers. Table 12 - Funding Uses and Sources details the main components of cash flows for 1994 and 1993.

   -----------------------------------------------------------------------------------------------------------------------------
   |                                             Table 12 - Funding Uses and Sources                                           |
   -----------------------------------------------------------------------------------------------------------------------------
                                                                1994                                     1993
                                               -------------------------------------      --------------------------------------
                                                 Average        Increase/(decrease)         Average         Increase/(decrease)
                                                 Balance        Amount      Percent         Balance         Amount       Percent
                                               ------------   ----------    --------      -----------     ----------     -------
FUNDING USES
- ------------
  Loans, net of unearned income                 $74,845,990     $707,318        0.95%     $74,138,672        $29,893       0.04%
  Taxable securities                             18,836,875    4,273,643       29.35%      14,563,232        440,676       3.12%
  Tax exempt securities                           7,790,668    2,318,387       42.37%       5,472,281      1,402,201      34.45%
  Other                                             699,888     (357,113)     -33.79%       1,057,001       (477,180)    -31.10%
  Interest bearing deposits in other banks        1,033,180       89,752        9.51%         943,428        360,585      61.87%
  Federal funds sold and securities
    purchased under agreements to resell          2,373,931   (1,098,986)     -31.64%       3,472,917      1,005,417      40.75%

                                               ------------   ----------      ------      -----------     ----------     ------
        TOTAL USES                             $105,580,532   $5,933,001        5.95%     $99,647,531     $2,761,592       2.85%
                                               ============   ==========      ======      ===========     ==========     ======

FUNDING SOURCES
- ---------------
  Noninterest bearing deposits                   $9,519,024   $1,219,876       14.70%      $8,299,148     $1,107,485      15.40%
  Interest bearing demand and
    savings deposits                             35,088,037    3,136,919        9.82%      31,951,118     $1,010,850       3.27%
  Time deposits                                  53,094,950     (510,453)      -0.95%      53,605,403       $310,731       0.58%
  Other borrowings                                  380,178      142,370       59.87%         237,808      ($115,707)    -32.73%
  Long-term borrowings                            5,076,169    1,134,502       28.78%       3,941,667       $591,667      17.66%

                                               ------------   ----------      ------      -----------     ----------     ------
        TOTAL SOURCES                          $103,158,358   $5,123,214        5.23%     $98,035,144     $2,905,026       3.05%
                                               ============   ==========      ======      ===========     ==========     ======

Bright's primary funding sources during 1994 was from deposit growth, long-term borrowings, and reductions in short-term investments. Deposits provided $3,846,342, substantially interest bearing demand and savings, long-term borrowing provided $1,134,502, and other borrowings provided $1,098,986.
These funds were used for loan growth and purchases of taxable and tax-exempt securities. Bright attempts to provide competitive rates for depositors to maintain its deposit base. The amount of real estate refinancings has slowed considerably during 1994. In response, Bright invested funds received in shorter-term securities.

Interest rate risk is the exposure to Bright's earnings and capital to changes in future interest rates. All financial institutions assume interest rate risk as an integral part of normal operations. Managing and measuring the interest rate risk is a process that includes limiting the exposure of Bright's interest margin to swings in interest rates and assuring that there is sufficient capital and liquidity to support future balance sheet growth.

Bright's interest rate sensitivity position is influenced by the distribution of interest earning assets and interest-bearing liabilities among maturity categories. Table 13 - Liquidity and Interest Rate Sensitivity reflects interest earning assets and interest-bearing liabilities by maturity distribution. Product lines repricing in time periods predetermined by contractual agreements are included in the respective maturity categories.

The purpose of this GAP chart is to measure interest rate risk utilizing the repricing intervals of interest sensitive assets and liabilities. Rate sensitive GAPs constantly change as funds are acquired and invested and as rates change. Rising interest rates are likely to increase net interest income in a positive GAP position while falling interest rates are beneficial in a negative GAP position.

Bright has a negative GAP position for all periods under one year, and a positive GAP position over one year. The above rate sensitivity analysis places interest-bearing demand and savings deposits in the shortest maturity category because these liabilities do not have defined maturities. If these deposits were placed in a maturity distribution representative of Bright's deposit history, the GAP position would increase in the 1-30 days range and within one year, and would decrease in the over 1 year range. Management feels that historical funding from deposits has provided sufficient funds to meet loan demands. Management sets deposit interest rates competitively to prevent a significant amount of deposits from withdrawing.

If interest rates continue to rise during 1995, Bright will be impacted positively as loans, primarily commercial, shorter-term time deposits, and interest bearing demand deposits will reprice. If a portion of the interest bearing demand and savings deposits were spread to longer categories, there would be greater balances of loans repricing than deposits.

Since most of a financial institution's assets and liabilities are financial instruments (monetary in nature), inflation has a significant effect on operations and financial condition. Personnel costs, occupancy expenses and equipment costs all tend to reflect the inflation rate as measured by the consumer price index. Bright continues to attempt to offset such increases by raising noninterest income.

                                        Table 13 - Liquidity and Interest Rate Sensitivity



                                                          at December 31, 1994
                                                                                               Total
                                     1 - 30        31 - 90       91 - 180       181 - 365      1 Year
                                      Days          Days           Days           Days         & Under     Over 1 Year     Total
                                  ----------     ----------    ------------   ------------   ----------  --------------  ----------
Interest earning assets
- -----------------------
      Loans                       $13,372,792    $8,166,455     $7,871,299    $13,515,513   $42,926,059   $30,521,179   $73,447,238

      Securities held-to-maturity
        Taxable                              0      137,326              0        504,344       641,670     8,296,149     8,937,819
        Tax-exempt                           0            0              0         35,257        35,257     5,649,062     5,684,319

      Securities available-for-sale
        Taxable                              0            0              0      1,465,625     1,465,625    10,590,467    12,056,092
        Tax-exempt                           0            0              0        491,301       491,301     1,860,523     2,351,824
                                    ----------    ---------   ------------    -----------    ----------  ------------    ----------
          Total Securities                   0      137,326              0      2,496,527     2,633,853    26,396,201    29,030,054

      Interest-bearing deposits
          with other banks              13,574           0               0        100,000       113,574             0       113,574

      Federal funds sold and
        securities purchased under
        agreements to resell          350,000            0               0              0       350,000             0       350,000
                                  -----------   ----------    ------------   ------------   -----------   -----------  ------------
Total earning assets              $13,736,366   $8,303,781      $7,871,299    $16,112,040   $46,023,486   $56,917,380  $102,940,866
                                  ===========   ==========    ============   ============   ===========   ===========  ============

Interest bearing liabilities
- ----------------------------
      Interest-bearing demand
        deposits                  $15,180,291           $0             $0              $0   $15,180,291            $0   $15,180,291
      Savings deposits             18,549,758            0              0               0    18,549,758             0    18,549,758
      Time Deposits                 4,276,329    7,680,968      8,632,807      11,876,474    32,466,578    20,738,114    53,204,692
      Long-term borrowings          2,000,000      167,700              0       1,150,000     3,317,700     3,470,932     6,788,632
                                  -----------   ----------     ----------    ------------   -----------  ------------   -----------
Total interest bearing
    liabilities                   $40,006,378   $7,848,668     $8,632,807     $13,026,474   $69,514,327   $24,209,046   $93,723,373
                                  ===========   ==========     ==========   =============   ===========  ============  ============

Rate sensitive gap                (26,270,012)     455,113       (761,508)      3,085,566   (23,490,841)   32,708,334     9,217,493
Rate sensitive cumulative gap     (26,270,012) (25,814,899)   (26,576,407)    (23,490,841)                  9,217,493
Cumulative gap as a percentage of
earning assets                         -25.52%      -25.08%        -25.82%         -22.82%                       8.96%

                                CAPITAL ADEQUACY


Capital adequacy in the banking industry is evaluated primarily by the use of three required capital ratios: leverage capital (Tier 1 capital divided by average assets less intangible assets and unrealized security gains/losses); Tier 1 risk-based capital ( Tier 1 capital divided by risk-weighted assets); and total risk-based capital (Tier 1 capital plus Tier 2 capital divided by risk-weighted assets). Tier 1 capital is shareholders' equity less intangible assets plus/less unrealized losses/gains. Tier 2 capital consists of the allowance for loan losses limited to 1.25% of risk-weighted assets. Risk weights are assigned to on-and off-balance sheet items in arriving at risk-adjusted total assets.

Table 14 - Capital Ratios details the three capital requirements. A well capitalized institution is defined as one with a leverage capital ratio of 5% or better, and the minimum risk-based capital ratios are 4% Tier 1 capital and 8% total risk-based capital. Bright currently meets the minimum risk-based capital ratio requirements and meets the well capitalized leverage ratio classification.





                           Table 14 - Capital Ratios

                                                    At December 31,
                                                 1994            1993
                                          -----------     -----------
    Tier 1 capital
      Shareholders' equity                 $8,239,085      $7,594,511
      Less:  Intangibles                     (291,467)       (345,600)
      Add:  Unrealized loss on
            securitities                      308,072               0
                                          -----------     -----------
      Total Tier 1 capital                 $8,255,690      $7,248,911
                                          ===========     ===========

    Total risk-based capital
      Tier 1 capital                       $8,255,690      $7,248,911
      Allowance for loan loasses              743,485         681,973
                                          -----------     -----------
      Total risk-based capital             $8,999,175      $7,930,884
                                          ===========     ===========

    Risk weighted assets                  $69,054,587     $71,480,697
                                          ===========     ===========
    Average assets                       $112,300,195    $106,221,892
                                          ===========     ===========
    Risk-based ratios
      Tier 1                                    11.96%          10.14%
                                          ===========     ===========
      Total risk-based capital                  13.03%          11.10%
                                          ===========     ===========

    Leverage Ratios                              7.35%           6.83%
                                          ===========     ===========

During 1994, Bright issued 7,041 shares of common stock, of which 6,248 shares were issued to the Bright 401(k) plan, 738 shares were issued as part of the dividend reinvestment plan (subsequently terminated), and 55 shares were issued as part of the stock option plan.

                           PENDING ACCOUNTING CHANGES


Statement of Financial Accounting Standard No. 114 and 118, "Accounting by Creditors for Impairment of a loan," was effective January 1, 1995. These statements change the way loan loss allowance estimates are made for problem loans. In general, when it is determined that all principal and interest due under the contractual terms of a loan are not fully collectible, management must value the loan using discounted future expected cash flows.

Management believes that only one credit as of December 31, 1994 meets the criteria as an impaired loan. A specific reserve allocation has been made in the allowance for loan losses for the excess of the loan balance over the estimated future cash flows. Application of this statement does not have a material effect on Bright's financial statements.

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," is effective for the 1995 financial statements. This statement requires disclosure of the fair value of financial instruments, which are primarily cash, securities, loans, deposits, and borrowings.



              AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1995


The following Management's Discussion and Analysis is presented to provide additional information concerning the financial condition as of March 31, 1995 and the results of operations for the three months ended March 31, 1995 and 1994 for Bright. This discussion and analysis should be read in conjunction with the consolidated financial statements and accompanying notes.

OVERVIEW OF OPERATIONS

Net income for the three months ended March 31, 1995 was $209,470, or $1.02 per share, versus $159,906, or $.81 per share, for the same period in 1994. The $49,564 increase in net income is primarily due to increased net interest income. Interest income was $171,341 higher and interest expense was $85,165 higher than the prior year as a result of rising interest rates. As previously stated, Bright's interest earning assets are primarily variable rate or short-term assets that, during the first quarter of 1995, repriced faster than interest-bearing liabilities.

The provision for loan losses reduced from $45,000 for the three months ended March 31, 1994 to $30,000 for the same period in 1995. The reduction in provision for loan losses is consistent with the years ended 1992 through 1994 as nonperforming loans have declined and the ratio of the allowance for loan losses to total loans has remained fairly constant (1.04% at March 31, 1995 versus 1.01% at December 31, 1994). Based upon management's analysis, the allowance for loan losses at March 31, 1995 is adequate to cover future possible loan losses.

Total noninterest income and total noninterest expense did not change materially for the first quarter of 1995 and 1994. Total noninterest income was $151,684 and $154,039 for the two periods and noninterest expense was $915,981 and $920,081 for the two periods. Slight increases in trust department income, service charges and other income were offset by reduced gains on loan sales and by a $23,012 loss on security sales. The reduced loan sales is consistent with the previous trend caused by slowing mortgage loan originations and refinancings due to rising interest rates. Six agency securities were sold during the first quarter of 1995 and the funds were reinvested in higher yielding securities. They were sold at losses due to the overall devaluation of security values in the portfolio. The major cause of increased noninterest expenses was due to merger expenses incurred as a result of the proposed merger with First Financial Bancorp.

FINANCIAL CONDITION

Total assets declined $5,497,154 from $114,284,684 at December 31, 1994 to $108,787,530 at March 31, 1995. The decrease in assets was primarily in cash and cash equivalents and securities used to provide liquidity for decreased deposits and servicing long-term borrowings. Deposits decreased $4,461,340 from December 31, 1994 due to withdrawn interest-bearing deposits by customers who reinvested these funds in longer term certificates of deposits and fixed rate investments at other institutions. Bright decided to not match rising deposit interest rates by competitive institutions, because management believes the rate increases to be temporary. Debt service on long-term borrowings was $2,167,700 for the first quarter of 1995.

Bright's common stock and additional paid-in-capital increased with the sale of 451 shares of stock to the Bright National Bank's 401(k) plan at $35.00 per share in accordance with the Plan provisions. The unrealized loss on securities available-for-sale decreased $195,555 during the first quarter 1995 due to recovering security market values.

PROPOSED MERGER

On February 20, 1995, Bright entered into a definitive agreement to merge with First Financial Bancorp of Hamilton, Ohio. Pursuant to the proposed merger, First Financial Bancorp has offered to exchange its shares for all of the outstanding shares of Bright. The actual number of shares of First Financial Bancorp to be issued will be based upon the fair market value of its stock immediately prior to the merger. Consummation of the merger is subject to regulatory and shareholder approval.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Bright Financial Services, Inc.
Flora, Indiana


We have audited the accompanying consolidated balance sheets of Bright Financial Services, Inc. as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bright Financial Services, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.

As disclosed in Note 1 to the consolidated financial statements, in 1994 the Corporation changed its method of accounting for certain securities, and in 1992 the Corporation changed its method of accounting for income taxes.




                           Crowe, Chizek and Company

Indianapolis, Indiana
February 2, 1995 (except for
Note 16 as to which the date
is February 20, 1995)





                                                                             F1.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                                    CONSOLIDATED BALANCE SHEETS


                                                        March 31, 1995
                                                        --------------                December 31,
                                                        (unaudited)            1994             1993
                                                                               ----             ----
ASSETS
   Cash and due from banks (Note 13)                    $   2,230,727    $   7,437,786     $   5,011,328
   Federal funds sold                                               -          350,000         4,550,000
                                                        -------------    -------------     -------------
       Total cash and cash equivalents                      2,230,727        7,787,786         9,561,328
                                                        -------------    -------------     -------------
   Interest-bearing deposits in other financial
     institutions                                             100,000          100,000           498,000
   Securities available-for-sale (at market)
     (Note 2)                                              14,596,180       14,407,916                 -
   Securities held-to-maturity (Note 2)
     (market values of $13,647,331, $13,920,340
     and $24,050,213)                                      13,959,276       14,622,138        23,683,832
   Loans (Note 3)                                          73,507,672       73,447,238        74,343,568
       Less:  Allowance for loan losses (Note 4)             (768,737)        (743,485)         (681,973)
                                                        -------------    -------------     -------------
          Loans, net                                       72,738,935       72,703,753        73,661,595
   Premises, furniture and equipment (Note 5)               1,833,444        1,901,815         1,935,389
   Accrued interest receivable                              1,118,742        1,087,176           981,093
   Intangible assets (Note 1)                                 277,933          291,467           345,600
   Other assets (Note 10)                                   1,932,293        1,382,633         1,106,957
                                                        -------------    -------------     -------------

                                                        $ 108,787,530    $ 114,284,684     $ 111,773,794
                                                        =============    =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Non interest-bearing deposits                        $  10,319,178    $  11,434,005     $  10,698,066
   Interest-bearing deposits (Note 6)                      83,588,228       86,934,741        88,772,100
                                                        -------------    -------------     -------------
       Total deposits                                      93,907,406       98,368,746        99,470,166
   Accrued interest payable                                   423,021          395,743           385,136
   Other liabilities (Note 10)                                416,359          363,127           120,505
   Capital lease obligation (Note 7)                          109,916          129,351           203,476
   Long-term debt (Note 8)                                  5,270,932        6,788,632         4,000,000
                                                        -------------    -------------     -------------
       Total liabilities                                  100,127,634      106,045,599       104,179,283

Commitments and contingent liabilities (Note 13)

Shareholders' equity
   Common stock, $6.25 stated value, 250,000
     shares authorized, 205,084, 204,633 and
     197,592 shares issued and outstanding                  1,281,775        1,278,956         1,234,950
   Additional paid-in capital                               1,586,467        1,573,501         1,371,072
   Retained earnings (Note 12)                              5,904,171        5,694,700         4,988,489
   Unrealized loss on securities available-for-
    sale, net of tax ($68,963 and $188,819)                  (112,517)        (308,072)                -
                                                        -------------    -------------     -------------
       Total shareholders' equity                           8,659,896        8,239,085         7,594,511
                                                        -------------    -------------     -------------

                                                        $ 108,787,530    $ 114,284,684     $ 111,773,794
                                                        =============    =============     =============





                                                                             F2.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                                 CONSOLIDATED STATEMENTS OF INCOME

                                                 Three Months Ended March 31,             Year ended December 31,
                                                       1995           1994            1994           1993           1992
                                                       ----           ----            ----           ----           ----
                                                           (unaudited)
INTEREST INCOME
        Loans                                       $ 1,693,370    $ 1,593,180     $ 6,705,681    $ 6,766,570    $ 7,417,495
        Taxable securities                              296,858        187,807         988,271        778,448        969,358
        Tax exempt securities                            99,954        108,595         382,680        329,771        269,215
        Other                                            23,574         52,833         180,836        197,221        168,875
                                                    -----------    -----------     -----------    -----------    -----------
                                                      2,113,756      1,942,415       8,257,468      8,072,010      8,824,943

Interest expense
        Deposits                                        902,284        840,355       3,440,192      3,555,333      4,219,707
        Long-term debt                                   85,129         62,316         294,983        224,244        190,946
        Other                                             4,159          3,736          26,722         18,412         24,834
                                                    -----------    -----------     -----------    -----------    -----------
                                                        991,572        906,407       3,761,897      3,797,989      4,435,487
                                                    -----------    -----------     -----------    -----------    -----------
NET INTEREST INCOME                                   1,122,184      1,036,008       4,495,571      4,274,021      4,389,456

Provision for loan losses (Note 4)                       30,000         45,000         120,000        285,000        295,000
                                                    -----------    -----------     -----------    -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES   1,092,184        991,008       4,375,571      3,989,021      4,094,456

Noninterest income
        Trust department income                          27,050         18,953          76,703         58,895         59,362
        Service charges on deposit accounts              78,416         69,553         337,059        300,661        276,783
        Realized gain (loss) on sales of securities     (23,012)             -          (4,292)        (1,430)        74,379
        Realized gain on sale of loans                   12,608         22,975          83,502        239,493        142,931
        Other operating income                           56,622         42,558         195,650        127,873         99,884
                                                    -----------    -----------     -----------    -----------    -----------
                                                        151,684        154,039         688,622        725,492        653,339

                                                            (Continued)

                                                                             F3.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                                 CONSOLIDATED STATEMENTS OF INCOME


                                                 Three Months Ended March 31,                Year ended December 31,
                                                       1995           1994             1994           1993           1992
                                                       ----           ----             ----           ----           ----
                                                           (unaudited)
Noninterest expense
        Salaries and employee benefits (Note 10)     $   448,228    $   499,236      $ 1,946,467    $ 1,730,686    $ 1,762,387
        Occupancy expenses, net                           53,473         51,573          212,254        232,091        257,345
        Equipment expenses                               104,438        107,293          437,437        421,327        414,944
        Deposit insurance expense                         54,438         54,416          216,070        207,997        218,657
        Other operating expenses                         255,404        207,563          926,471        882,549        796,060
                                                     -----------    -----------      -----------    -----------    -----------
                                                         915,981        920,081        3,738,699      3,474,650      3,449,393
                                                     -----------    -----------      -----------    -----------    -----------

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                   327,887        224,966        1,325,494      1,239,863      1,298,402

Income taxes (Note 9)                                    118,417         65,060          405,014        373,873        380,925
                                                     -----------    -----------      -----------    -----------    -----------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE     209,470        159,906          920,480        865,990        917,477

Cumulative effect on prior years of changing to a different
  method of accounting for income taxes (Note 1)               -              -                -              -        (69,763)
                                                     -----------    -----------      -----------    -----------    -----------

NET INCOME                                           $   209,470    $   159,906      $   920,480    $   865,990    $   847,714
                                                     ===========    ===========      ===========    ===========    ===========

Per share data:
        Income before cumulative effect of
          accounting change                          $      1.02    $       .81      $      4.56    $      4.38    $      4.64
        Cumulative effect of accounting change                 -              -                -              -           (.35)
                                                     -----------    -----------      -----------    -----------    -----------

        Net income per share                         $      1.02    $       .81      $      4.56    $      4.38    $      4.29
        Average shares outstanding                       204,788        197,592          201,879        197,592        197,592




                                    See accompanying notes to consolidated finacial statements.

                                                                             F4.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                           For the three months ended March 31, 1995 and
                                       for the years ended December 31, 1994, 1993 and 1992
                                                                                       Unrealized Loss
                                                        Additional                      on Securities       Total
                                                        Paid-in        Retained          Available-      Shareholders'
                                       Common Stock     Capital        Earnings          For-Sale           Equity
                                       ------------     -------        --------          --------           ------
BALANCE, JANUARY 1, 1992              $   1,234,950   $   1,371,072   $   3,555,368    $        -       $  6,161,390

        Net income for 1992                       -               -         847,714             -            847,714
        Cash dividends ($.67
         per share                                -               -        (132,389)            -           (132,389)
                                      -------------   -------------   -------------    ----------       ------------

BALANCE, DECEMBER 31,1992                 1,234,950       1,371,072       4,270,693             -          6,876,715

        Net income for 1993                       -               -         865,990             -            865,990
        Cash dividends ($.75
         per share)                               -               -        (148,194)            -           (148,194)
                                      -------------   -------------   -------------    ----------       ------------

BALANCE, DECEMBER 31, 1993                1,234,950       1,371,072       4,988,489             -          7,594,511

        Net income for 1994                       -               -         920,480             -            920,480
        Cash dividends ($1.06
         per share)                               -               -        (214,269)            -           (214,269)
        Issuance of 7,041 shares
         of common stock at
         $35 per share                       44,006         202,429               -             -            246,435
        Unrealized loss on
         securities available-
         for-sale                                 -               -               -      (308,072)          (308,072)
                                      -------------   -------------   -------------    ----------       ------------

BALANCE, DECEMBER 31, 1994                1,278,956       1,573,501       5,694,700      (308,072)         8,239,085

        Net income                                -               -         209,470             -            209,470
        Issuance of 451 shares
         of common stock at
         $35 per share                        2,819          12,966               -             -             15,785
        Unrealized loss on
         securities available-
         for-sale                                 -               -               -       195,555            195,555
                                      -------------   -------------   -------------    ----------       ------------

BALANCE, MARCH 31, 1995               $   1,281,775   $   1,586,467   $   5,904,170    $ (112,517)      $  8,659,895
                                      =============   =============   =============    ==========       ============


                                   See accompanying notes to consolidated financial statements.

                                                                             F5.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Three Months Ended March 31,             Year ended December 31,
                                                       1995           1994            1994           1993           1992
                                                       ----           ----            ----           ----           ----
                                                           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                  $   209,470    $   159,906     $   920,480    $   865,990    $   847,714
        Adjustments to reconcile net income to net
         cash from operating activities
           Cumulative effect of accounting change             -              -               -              -         69,763
           Depreciation                                  69,759         70,815         277,596        274,056        275,476
           Provision for loan losses                     30,000         45,000         120,000        285,000        295,000
           Amortization and accretion, net                8,323          8,331          99,328         15,020         21,065
           Net realized (gain) loss on sale of
             securities                                  23,012              -           4,292          1,430        (74,379)
           Change in assets and liabilities:
                Accrued interest receivable             (31,566)        13,638        (106,083)        79,718        231,578
                Other assets                           (257,115)      (698,422)         23,323       (839,652)        42,881
                Accrued interest payable                 27,278        (15,987)         10,607        (44,202)       (67,578)
                Income taxes payable                      8,489         45,979          10,437       (383,644)        41,720
                Other liabilities                        53,232        188,734          14,367       (198,185)        36,556
                                                    -----------    -----------     -----------    -----------    -----------
                  Net cash from operating activities    140,882       (182,006)      1,374,347         55,531      1,719,796

CASH FLOWS FROM INVESTING ACTIVITIES
        Net change in interest-bearing deposits in
         other financial institutions                         -        298,000         398,000         (1,000)         3,000
        Purchases of securities available-for-sale   (2,104,431)    (2,794,994)    (10,171,034)             -              -
        Proceeds from sales of securities
          available-for-sale                          1,670,407              -       1,403,994              -              -
        Proceeds from maturities of securities
          available-for-sale                                  -      1,679,186       4,283,750              -              -
        Purchases of securities held-to-maturity       (100,000)      (482,058)     (2,218,578)   (18,621,357)   (20,972,916)
        Proceeds from sales of securities
          held-to-maturity                                    -              -               -      4,273,904      9,953,752
        Proceeds from maturities of securities
          held-to-maturity                            1,000,000        583,000         753,786     11,504,468      8,574,386
        Loans made to customers, net of payments
          collected                                     (67,290)       354,486         893,325     (1,953,707)     1,842,993
        Purchases of premises and equipment              (1,389)       (31,230)       (244,022)      (125,623)      (198,563)
                                                    -----------    -----------     -----------    -----------    -----------
           Net cash from investing activities           397,297       (393,610)     (4,900,779)    (4,923,315)      (797,348)



                                                            (Continued)

                                                                             F6.

                                                  BRIGHT FINANCIAL SERVICES, INC.
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Three Months Ended March 31,             Year ended December 31,
                                                       1995           1994            1994           1993           1992
                                                       ----           ----            ----           ----           ----
                                                           (unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
        Net change in deposit accounts              $(4,461,340)   $(1,928,676)    $(1,101,420)   $ 4,314,693    $ 2,475,980
        Proceeds from stock issuances                    15,785              -         246,435              -              -
        Dividends paid                                 (112,548)       (79,036)       (180,757)      (136,338)      (126,955)
        Proceeds from long-term debt                          -        938,632       3,000,000      1,000,000              -
        Payments on long-term debt                   (1,537,135)       (18,003)       (211,368)      (150,000)      (299,660)
                                                    -----------    -----------     -----------    -----------    -----------
          Net cash from financing activities         (6,095,238)    (1,087,083)      1,752,890      5,028,355      2,049,365
                                                    -----------    -----------     -----------    -----------    -----------

Net change in cash and cash equivalents              (5,557,059)    (1,662,699)     (1,773,542)       160,571      2,971,813

Cash and cash equivalents at beginning of year        7,787,786      9,561,328       9,561,328      9,400,757      6,428,944
                                                    -----------    -----------     -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR            $ 2,230,727    $ 7,898,629     $ 7,787,786    $ 9,561,328      9,400,757
                                                    ===========    ===========     ===========    ===========    ===========

Supplemental disclosures of cash flow information
  Cash paid during the year for:
     Interest                                       $   964,294    $   922,394     $ 3,751,290    $ 3,842,191    $ 4,503,065
     Income taxes                                        10,000              -         408,500        727,455        279,900




                                   See accompanying notes to consolidated financial statements.

                                                                             F7.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF REPORTING: The consolidated financial statements include the accounts of Bright Financial Services, Inc. ("Corporation") and its wholly-owned subsidiary, The Bright National Bank ("Bank"). Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

DESCRIPTION OF BUSINESS: The Bank generates commercial, mortgage and installment loans, and receives deposits from customers located primarily in the Carroll County, Indiana area. Although the overall loan portfolio is diversified, the economy of Carroll County is heavily dependent on the agricultural industry. The majority of the Bank's loans are secured by specific items of collateral including business assets, real property and consumer assets.

SECURITIES: The Bank classifies securities as held-to-maturity and available-for-sale. Held-to-maturity securities are those which the bank has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those which the Bank may decide to sell if needed for liquidity, asset-liability management, or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains or losses included as a separate component of equity, net of tax.

On January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115 and accordingly classified its securities into the categories discussed above. Prior to this date, securities were reported at amortized cost. This reclassification increased equity by $68,145 on January 1, 1994, the after-tax effect of the adjustment from amortized cost to fair value for securities available-for-sale at that date.

Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount is included in earnings.

INTEREST INCOME ON LOANS: Interest on real estate, commercial and consumer loans is accrued over the term of the loans based on the principal outstanding. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business.

The Bank defers loan fees net of certain direct loan origination costs. The net amount deferred is reported in the balance sheet as part of loans and is recognized into interest income over the term of the loan using a method which approximates a level yield.

MORTGAGE BANKING ACTIVITIES: The Bank originates certain mortgage loans for the purpose of selling in the secondary mortgage market. The balance of these loans originated but not yet sold was immaterial at December 31, 1994 and 1993. At these dates, aggregate market value exceeded aggregate cost of these loans. Proceeds from loan sales were $6,773,457, $16,603,841 and $15,519,249 in 1994,
1993 and 1992.

                                 (Continued)
                                                                            F8.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ALLOWANCE FOR LOAN LOSSES: The balance in the allowance and the amount of the annual provision charged to expense are judgmentally determined based upon a number of factors. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations, including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan losses that occur. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

PREMISES, FURNITURE AND EQUIPMENT: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed, principally, using the straight line method for premises and the declining-balance method for furniture and equipment based on the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized.

OTHER REAL ESTATE: Real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure is recorded at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling costs. Expenses incurred in carrying other real estate are charged to operations as incurred.

INTANGIBLE ASSETS: Intangible assets, comprised of goodwill and a core deposit intangible, are being amortized over 7.5 to 10 years on the straight-line basis. Total amortization was $54,133 for 1994 and 1993.

ACCOUNTING FOR INCOME TAXES: The Corporation and the Bank file a consolidated tax return. Income tax is computed on a separate return basis. Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future taxable income or expense resulting from differences in the financial statement and tax basis of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period on deferred tax assets and liabilities.

On January 1, 1992, the Corporation adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes. The cumulative effect of the accounting change on years prior to 1992 of $69,763 is included in 1992 net income.



                                 (Continued)
                                                                             F9.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STATEMENTS OF CASH FLOWS: For purposes of this statement cash and cash equivalents is defined to include cash on hand, amounts due from other banks and federal funds sold. Generally, federal funds are sold for one-day periods. The Corporation reports net cash flows for customer loan transactions, deposit transactions, and deposits made with other financial institutions.

FINANCIAL STATEMENT PRESENTATION: Certain items in the 1993 and 1992 financial statements have been reclassified to correspond with the 1994 presentation.


NOTE 2 - SECURITIES

The amortized cost and estimated market value of securities are as follows at December 31:

                                                                           1 9 9 4
                                                                           -------
                                                                  Gross           Gross             Estimated
                                                Amortized         Unrealized      Unrealized        Market
AVAILABLE-FOR-SALE                              Cost              Gains           Losses            Value
- ------------------                              ----              -----           ------            -----
U.S. Treasury and
  agency securities                      $   5,705,384      $         233     $     (98,902)    $    5,606,715
Obligations of states
  and political subdivisions                 2,405,527             19,705           (73,408)         2,351,824
Mortgage-backed and other
  asset-backed securities                    5,236,473                913          (304,935)         4,932,451
Other securities                             1,557,423                  -           (40,497)         1,516,926
                                         -------------      -------------     -------------     --------------
     Total                               $  14,904,807      $      20,851     $    (517,742)    $   14,407,916
                                         =============      =============     =============     ==============

Proceeds from sales of securities available-for-sale during 1994 were $1,416,435. Gross gains of $1,084 and gross losses of $5,376 were realized on those sales.

                                                                           1 9 9 4
                                                                           -------
                                                                  Gross           Gross             Estimated
                                                Amortized         Unrealized      Unrealized        Market
HELD-TO MATURITY                                Cost              Gains           Losses            Value
- ----------------                                ----              -----           ------            -----
U.S. Treasury and
  agency securities                      $   7,017,410    $           -    $      (359,441)     $    6,657,969
Obligations of states
  and political subdivisions                 5,684,319           87,735           (350,178)          5,421,876
Mortgage-backed and other
  asset-backed securities                    1,184,859            1,788            (81,702)          1,104,945
Other securities                               735,550                -                  -             735,550
                                         -------------    -------------    ---------------      --------------
     Total                               $  14,622,138    $      89,523    $      (791,321)     $   13,920,340
                                         =============    =============    ===============      ==============


                                                            (Continued)

                                                                            F10.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993


NOTE 2 - SECURITIES (Continued)
                                                                           1 9 9 3
                                                                           -------
                                                                  Gross           Gross            Estimated
                                                Amortized       Unrealized      Unrealized          Market
                                                Cost              Gains           Losses            Value
                                                ----              -----           ------            -----
U.S. Treasury and
  agency securities                      $   7,546,077        $       9,637   $      (25,245)   $    7,530,469
Obligations of states
  and political subdivisions                 7,039,792              373,704           (8,051)        7,405,445
Mortgage-backed and other
  asset-backed securities                    8,527,513               55,623          (39,287)        8,543,849
Other  securities                              570,450                    -                -           570,450
                                         -------------        -------------   --------------    --------------
     Total                               $  23,683,832        $     438,964   $      (72,583)   $   24,050,213
                                         =============        =============   ==============    ==============

Proceeds from sales of securities held-to-maturity during 1993 and 1992 were $4,273,904 and $9,953,752. Gross gains of $31,402 and gross losses of $32,832 were realized on those sales during 1993 and gross gains of $88,558 and gross losses $14,179 were realized on those sales during 1992.

Investments in states and political subdivisions are made within policy standards, which call for these securities to be investment grade or better as established by national rating organizations. These securities are actively traded and have a readily available market valuation.

The amortized cost and estimated market value of securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    Available-for-Sale                Held-to-Maturity
                                                    ------------------                ----------------
                                                                   Estimated                       Estimated
                                                 Amortized          Market       Amortized          Market
                                                   Cost             Value          Cost             Value
                                                   ----             -----          ----             -----
Due in one year or less                     $    1,999,949    $    1,956,926    $      539,601    $      527,354
Due after one year through five years            3,967,526         3,914,650         7,408,753         7,077,808
Due after five years through ten years           1,360,652         1,325,679         2,462,962         2,418,800
Due after ten years                                782,784           761,284         2,290,413         2,055,883
                                            --------------    --------------    --------------    --------------
   Subtotal                                      8,110,911         7,958,539        12,701,729        12,079,845
Mortgage-backed and other
  asset-backed securities                        5,236,473         4,932,451         1,184,859         1,104,945
Other securities                                 1,557,423         1,516,926           735,550           735,550
                                            --------------    --------------    --------------    --------------

   Total                                    $   14,904,807    $   14,407,916    $   14,622,138    $   13,920,340
                                            ==============    ==============    ==============    ==============


Securities with a carrying value of $1,182,991 and $4,610,057 at December 31, 1994 and 1993 were pledged to secure public deposits and for other purposes required or permitted by law.



                                  (Continued)
                                                                            F11.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993


NOTE 3 - LOANS

Loans as presented on the balance sheet are comprised of the following:

                                                                             1994                1993
                                                                             ----                ----
          Commercial loans                                          $    14,040,287       $   14,632,619
          Real estate loans                                              47,135,819           46,145,083
          Consumer loans                                                 11,386,103           12,970,649
          Lease financing                                                   885,029              595,217
                                                                    ---------------       --------------

               Total loans                                          $    73,447,238       $   74,343,568
                                                                    ===============       ==============

Lease financing consist of the following:

                                                                              1994                 1993
                                                                              ----                 ----
          Minimum lease payments receivable                         $       928,630       $      543,777
          Unguaranteed residual receivable                                  174,342              171,263
          Less:  Unearned lease income                                    (217,943)            (119,823)
                                                                    --------------        -------------

               Total lease financing                                $       885,029       $      595,217
                                                                    ===============       ==============

Minimum lease payments are receivable as follows at December 31:

                               1995                                    $    282,764
                               1996                                         200,174
                               1997                                         152,790
                               1998                                         121,059
                               1999                                          73,460
                               2000 and thereafter                           98,383
                                                                       ------------

                                  Total                                $    928,630
                                                                       ============

Nonaccrual and restructured loans are as follows at December 31:

                                                      1994                 1993                    1992
                                                      ----                 ----                    ----
         Nonaccrual loans                       $      68,470       $     1,053,715       $      643,426
         Restructured loans                            83,000                     -                    -
                                                -------------       ---------------       --------------

              Total                             $     151,470       $     1,053,715       $      643,426
                                                =============       ===============       ==============




                                  (Continued)
                                                                            F12.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 3 - LOANS (Continued)

                                                            1994              1993                 1992
                                                            ----              ----                 ----
Interest income effect:
       Gross amount of interest that would
         have been recorded at original rate         $       9,131       $    112,046       $      71,147
       Interest included in income                           7,049             56,103              20,191
                                                     -------------       ------------       -------------

          Net impact on interest income              $       2,082       $     55,943       $      50,956
                                                     =============       ============       =============

The Bank has entered into loan transactions with its executive officers, certain directors and principal shareholders. Total loans to these persons were as follows:

                                                            1994              1993
                                                            ----              ----
       Balance, January 1                            $     124,321       $    562,600
       Additions                                            23,823             41,406
       Collected                                           (26,876)          (479,685)
                                                     ------------        -----------

       Balance, December 31                          $     121,268       $    124,321
                                                     =============       ============


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows:

                                                            1994                1993               1992
                                                            ----                ----               ----
Balance, January 1                                   $     681,973       $    524,809       $    541,539
Provision charged to operations                            120,000            285,000            295,000
Loans charged off                                         (191,417)          (183,920)          (337,142)
Recoveries on loans previously charged off                 132,929             56,084             25,412
                                                     -------------       ------------       ------------

Balance, December 31                                 $     743,485       $    681,973       $    524,809
                                                     =============       ============       ============





                                 (Continued)
                                                                            F13.

                        BRIGHT FINACIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment by major category follows:

                                                                              1994                 1993
                                                                              ----                 ----
          Land                                                         $      221,000     $      221,000
          Buildings and improvements                                        1,711,098          1,650,150
          Furniture and equipment                                           1,500,567          1,361,454
          Equipment held under capital lease (Note 7)                         359,762            359,762
                                                                       --------------     --------------
                                                                            3,792,427          3,592,366
          Accumulated depreciation                                         (1,890,612)        (1,656,977)
                                                                       --------------     --------------

               Premises, furniture and equipment, net                  $    1,901,815     $    1,935,389
                                                                       ==============     ==============


NOTE 6 - INTEREST-BEARING DEPOSITS

Certificates of deposit issued in denominations of $100,000 or greater totaled $7,351,483 and $7,023,779 at December 31, 1994 and 1993.


NOTE 7 - CAPITAL LEASE

The Bank is the lessee of electronic data processing equipment under a capitalized lease expiring in 1996. Equipment held under the capital lease and capital lease obligations are recorded at the equipment's fair value. The leased asset is depreciated over the lease term. Depreciation expense recorded in 1994, 1993 and 1992 was $59,938, $64,218 and $91,739. Annual lease payments are $87,076 per year with remaining lease payments of $50,693 in 1996. The capital lease obligation on the balance sheet at December 31, 1994 represents the aggregate amount payable less $8,419 of imputed interest. Imputed interest rates vary from 6.9% to 8.2%.





                                  (Continued)
                                                                            F14.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 8 - LONG-TERM DEBT

Long-term debt outstanding at December 31, 1994 and 1993 consists of the following:

                                                                                   1994             1993
                                                                                   ----             ----
        Note payable correspondent bank; payable  $150,000 annually;
        interest payable semi-annually at a variable prime rate; due
        December 31, 2000; secured by all of The Bright National Bank
        common stock.                                                           $    850,000     $ 1,000,000

        Federal Home Loan Bank Advances: interest payable monthly at fixed rates from 5.47% to 7.07% maturities from January, 1995
        to February, 2001; secured by mortgage loans.                              5,938,632       3,000,000
                                                                                ------------     -----------

              Total long-term debt                                              $  6,788,632     $ 4,000,000
                                                                                ============     ===========

Annual principal payments required on long-term debt are as follows:

                          1995                                           $    3,317,700
                          1996                                                1,391,360
                          1997                                                  403,224
                          1998                                                  368,915
                          1999                                                  338,944
                          2000 and thereafter                                   968,489
                                                                         --------------

                               Total                                     $    6,788,632
                                                                         ==============


NOTE 9 - INCOME TAXES

Income taxes consist of the following:

                                                                  1994             1993            1992
                                                                  ----             ----            ----
Current
     Federal                                                 $    324,795    $   344,359    $    378,801
     State                                                        127,042        125,433         141,718
                                                                  -------        -------         -------
         Total current                                            451,837        469,792         520,519
Deferred income taxes (benefit)                                   (46,823)        (95,919)      (139,594)
                                                                  -------        -------         -------

              Total income taxes                             $    405,014    $   373,873    $    380,925
                                                                  =======        =======         =======

Income taxes applicable to securities transactions were $(1,459), $(486) and $25,289 in 1994, 1993 and 1992.



                                  (Continued)
                                                                            F15.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 9 - INCOME TAXES (Continued)

The following is a reconciliation of income taxes and the amount computed by applying the statutory federal income tax rates of 34% to income before income taxes:

                                                                  1994            1993             1992
                                                                  ----            ----             ----
Statutory rate applied to income before
  income taxes                                               $    450,674    $    421,553     $    441,457
Add (deduct)
     Tax exempt interest income                                  (133,160)       (106,789)         (96,232)
     Nondeductible interest                                        16,108          15,479           12,955
     State income tax, net                                         80,467          73,420           23,459
     Effect of graduated rates and other                           (9,075)        (29,790)            (714)
                                                             ------------    ------------     ------------

     Total income taxes                                      $    405,014    $    373,873     $    380,925
                                                             ============    ============     ============


The net deferred tax asset in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                                                  1994             1993
                                                                                  ----             ----
         Deferred tax asset                                                  $   498,333      $   255,236
         Deferred tax liability                                                 (204,969)        (171,403)
         Valuation allowance                                                           -                -
                                                                             -----------      -----------

              Net deferred tax asset                                         $   293,364      $    83,833
                                                                             ===========      ===========

The effects of principle temporary differences are as follows:

                                                                                  1994             1993
                                                                                  ----             ----
         Deferred tax assets
              Loan loss provision                                            $   202,166      $   139,543
              Deferred loan fees                                                  62,230           37,088
              Unrealized loss on securities available-for-sale                   188,819                -
              Nonaccrual loan interest                                                 -           10,558
              Intangible assets amortization                                      20,535           13,879
              Other                                                               41,826           54,258
                                                                              ----------       ----------
                 Total gross deferred tax assets                                 515,576          255,326

         Deferred tax liabilities
              Depreciation expense                                               181,194          153,354
              Deferred gain on sale of leased asset                               19,523                -
              Other                                                               21,495           18,139
                                                                              ----------       ----------
                 Total gross deferred tax liabilities                            222,212          171,493
                                                                              ----------       ----------

         Total net deferred tax asset                                        $   293,364      $    83,833
                                                                             ===========       ==========





                                  (Continued)
                                                                            F16.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 10 - EMPLOYEE BENEFIT PLANS

The Bank has a 401(k) defined contribution retirement plan to which substantially all employees may elect to contribute up to 15% of their salary. The Bank may contribute to the plan at its discretion. The Bank's matching and discretionary contributions to the plan for 1994, 1993 and 1992 totaled $59,825, $68,017 and $67,507.

The Bank established a deferred compensation plan for the benefit of certain directors. Under the plan, the Bank agrees, in return for the directors deferring the receipt of a portion of their current compensation, to pay a retirement benefit computed at the amounts of the compensation deferred plus accrued interest at 7%. Compensation can be deferred until the director reaches age 70, and benefits can be paid out in a lump sum or in equal installments over a 10 year period. A deferred compensation liability of $23,296 is carried as an other liability in the consolidated balance sheet.

In conjunction with the plan formation, the Bank purchased life insurance on the directors. The cash surrender value of that insurance was approximately $801,928 at December 31, 1994 and is carried as an other asset on the consolidated balance sheet.


NOTE 11 - STOCK OPTION PLAN

In 1993 directors and shareholders approved the Bright Financial Services, Inc. Non-Qualified Stock Option Plan ("plan") whereby, beginning in January 1994 and terminating 10 years thereafter, 15,000 shares of the Corporation's common stock are available for grant to directors and executive and senior management officers. Options may be granted provided a certain targeted return on equity is achieved. Under the terms of the plan, options are granted at a price equal to the fair market value of the stock at the date of grant. Options, if not exercised, will expire no later than 10 years from the date of grant. Options become 20% exercisable after one year and 20% each subsequent year. Following is a summary of stock option plan activity.

                                                                                   Shares under Option
                                                                                   -------------------
                                                                                  1994             1993
                                                                                  ----             ----
               Outstanding, beginning of year                                         -               -
               Granted during the year                                            1,345               -
               Terminated/expired during the year                                 (660)               -
               Exercised during the year (at $35 per share)                        (55)
                                                                                  ----             ----

               Outstanding, end of year (at $35 per share)                         630
                                                                                  ====             ====

               Eligible, end of year for exercise currently
                 (at $35 per share)                                                126                -
                                                                                  ====             ====





                                  (Continued)
                                                                            F17.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993





NOTE 12 - RESTRICTIONS ON LOANS AND DIVIDENDS FROM SUBSIDIARY

The Bank and the Corporation are subject to regulations which require the maintenance of certain capital levels and, as a result, limit the amount of dividends which may be paid by the companies. The Bank is regulated by the Comptroller of the Currency, while the Corporation is regulated by the Federal Reserve Board. The most restrictive of the regulations limits the amount of dividends the Bank may pay to the Corporation in a single year without approval by the Comptroller of the Currency to the balance of retained net profits of the most recent two years. Under this restriction, approximately $1,400,000 of undistributed earnings of the Bank was available for distribution to the Corporation at December 31, 1994.


NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

In the ordinary course of business, the Bank has loans, commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the consolidated balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policy to make such commitments as it uses for on-balance sheet items.

At December 31, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

                                                                            1994               1993
                                                                            ----               ----
                 Unused lines of credit                             $    3,732,354    $    8,724,478
                 Commercial letters of credit                               56,120           164,361

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.

The cash balance required to be maintained on hand or on deposit with the Federal Reserve was $526,000 and $478,000 at December 31, 1994 and 1993. These reserves do not earn interest.





                                  (Continued)
                                                                            F18.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993



NOTE 14 - PARENT COMPANY FINANCIAL STATEMENTS

Presented below are the condensed balance sheets and statements of income and cash flows for the parent company:

                           CONDENSED BALANCE SHEETS
                          December 31, 1994 and 1993

                                                                                   1994               1993
                                                                                   ----               ----
ASSETS
     Cash on deposit with subsidiary                                       $       180,333    $      80,794
     Investment in bank subsidiary                                               8,949,506        8,555,887
     Other assets                                                                   67,133           67,133
                                                                           ---------------  ---------------
                                                                           $     9,196,972    $   8,703,814
                                                                           ===============  ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Other liabilities                                                     $       107,887    $     109,303
     Long-term debt                                                                850,000        1,000,000
                                                                           ---------------  ---------------
         Total liabilities                                                         957,887        1,109,303
Shareholders' equity
     Common stock                                                                1,278,956        1,234,950
     Additional paid-in capital                                                  1,573,501        1,371,072
     Retained earnings                                                           5,694,700        4,988,489
     Unrealized loss on securities available-for-sale                             (308,072)               -
                                                                           ---------------  ---------------
         Total shareholders' equity                                              8,239,085        7,594,511
                                                                           ---------------  ---------------

                                                                           $     9,196,972    $   8,703,814
                                                                           ===============  ===============

                        CONDENSED STATEMENTS OF INCOME
                 Years ended December 31, 1994, 1993 and 1992

                                                                  1994             1993               1992
                                                                  ----             ----               ----
OPERATING INCOME
     Dividends received from subsidiary                   $     310,000       $    240,000     $    339,000
     Other income                                                    25             37,563           11,265
                                                          -------------       ------------     ------------
         Total operating income                                 310,025            277,563          350,265
Operating expenses
     Interest expense                                            72,325             69,925           85,540
     Other expenses                                              71,839              9,375            1,338
                                                          -------------       ------------     ------------
         Total operating expenses                               144,164             79,300           86,878
                                                          -------------       ------------     ------------
INCOME BEFORE INCOME TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF SUBSIDIARY                          165,861            198,263          263,387
Income tax benefit                                               52,928             37,671           23,020
                                                          -------------       ------------     ------------
INCOME BEFORE EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARY                                        218,789            235,934          286,407
Equity of undistributed earnings of subsidiary                  701,691            630,056          561,307
                                                            -----------       ------------     ------------
NET INCOME                                                  $   920,480       $    865,990     $    847,714
                                                            ===========       ============     ============





                                                                   (Continued)
                                                                            F19.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993





NOTE 14 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1994, 1993 and 1992

                                                                         1994           1993            1992
                                                                         ----           ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $    920,480      $     865,990   $     847,714
     Adjustments to reconcile net income to net cash
       from operating activities
         Equity in undistributed earnings of subsidiary              (701,691)          (630,056)       (561,307)
         Changes in:
            Other assets                                                    -             (3,439)         77,733
            Other liabilities                                         (34,928)            30,265               -
                                                                 ------------      -------------   -------------
               Net cash provided by operating activity                183,861            262,760         364,140

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on long-term borrowings                                 (150,000)         (150,000)       (200,000)

     Proceeds from stock issuances                                     246,435                 -               -
     Dividends paid                                                  (180,757)          (136,338)       (126,955)
                                                                 ------------      -------------   -------------
         Net cash from financing activities                           (84,322)          (286,338)       (326,955)
                                                                 ------------      -------------   -------------

Net change in cash and cash equivalents                                99,539            (23,578)         37,185

Cash and cash equivalents at beginning of year                         80,794            104,372          67,187
                                                                 ------------      -------------   -------------


CASH AND CASH EQUIVALENTS AT END OF YEAR                         $    180,333      $      80,794   $     104,372
                                                                 ============      =============   =============


NOTE 15 - PENDING CHANGES IN ACCOUNTING POLICIES

Statement of Financial Accounting Standard No. 114, "Accounting by Creditors for Impairment of a Loan," relates to classification and valuation of impaired loans and is effective for financial statements in 1995. SFAS 114 will result in applying discounted cash flow analysis and other valuation techniques to impaired loans as this term is defined in the new statement. Management, based on its preliminary analysis and the composition of the Bank's current loan portfolio, does not expect SFAS 114 to have a material effect on the Corporation's financial position at the implementation date of January 1, 1995.





                                  (Continued)
                                                                            F20.

                       BRIGHT FINANCIAL SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1994 and 1993





NOTE 16 - SUBSEQUENT EVENT

On February 20, 1995, the Corporation entered into a definitive agreement to merge with First Financial Bancorp of Hamilton, Ohio. Pursuant to the proposed merger, First Financial Bancorp has offered to exchange its shares for all of the outstanding shares of Bright Financial Services, Inc. The actual number of shares of First Financial Bancorp to be issued will be based upon the fair market value of its stock immediately prior to the merger. Consummation of the transaction is subject to regulatory and shareholder approval.





                                                                            F21.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT

         For information regarding the principal shareholders of Bancorp and ownership of Bancorp Common Stock by Bancorp's directors and executive officers, see "Item 12. Security Ownership of Certain Beneficial Owners and Management" in the Bancorp Form 10-K, which is incorporated herein by reference.

         The following table sets forth certain information with respect to the only persons known to Bright to own beneficially more than 5% of the outstanding common stock of Bright as of the Record Date:

                                       Number of     Percent of Shares
         Name and Address              Shares           Outstanding
         ----------------------     ---------------  -----------------
         Adolph Haines                   25,600            12.5%
         P.O. Box 103
         Flora, IN  46929

         Dale V. Zinn                    18,314             8.9%
         P.O. Box 7
         Flora, IN  46929

         Evelyn Frank Trust              17,888             8.7%
         74022 Zircon Circle W.
         Palm Desert, CA  92260

         Judith Bentley (1)              11,096             5.4%
         405 Normandie Blvd.
         Bowling Green, OH  43402

         Richard Cook (1)                11,096             5.4%
         9054 Eden Oaks Ave.
         Orangevale, CA  95662
         --------------------

         (1)     Ms. Bentley and Mr. Cook are sister and brother.

         The following table sets forth certain information regarding the number of shares of common stock of Bright beneficially owned by each director of Bright and by all directors and executive officers of Bright as a group as of the Record Date:

                                           Number of      Percent of Shares
         Name                               Shares(1)        Outstanding
         ---------------------             ----------     -----------------
         Adolph Haines                      25,600 (2)      12.48%
         Jerry L. Holsapple                    547 (3)       0.27%
         Joe T. Jones                           95           0.05%
         Dick N. Bishop                      9,529 (4)       4.65%
         Alvan L. Eller, M.D.                1,463 (5)       0.71%
         Craig W. Graham                       350 (6)       0.17%
         Dale V. Zinn                       18,314 (7)       8.93%

         All executive officers and
         directors as a group
         (9 persons)                        58,166          28.36%
         --------------------

         (1) Includes unexercised options for 305 shares granted to Mr. Holsapple; unexercised options for 55 shares each granted to Messrs. Jones, Bishop, Eller, Graham and Zinn and unexercised options for 50 shares granted to employees of Bright National not named above.
         (2) Of these, 25,600 shares are owned jointly with Mr. Haines' wife.
         (3)     Of these, 40 shares are owned by Mr. Holsapple's wife, for which Mr. Holsapple disclaims beneficial ownership.
         (4)     Of these, 8,594 shares are owned jointly with Mr. Bishop's wife.
         (5)     Of these, 1,408 shares are owned jointly with Dr. Eller's wife.
         (6) Of these, 52 shares are owned by the Underwood Agency, for which Mr. Craig disclaims beneficial ownership.
         (7) Of these, 117 shares are owned by Mr. Zinn's wife, for which Mr. Zinn disclaims beneficial ownership.

         After consummation of the Merger, Bancorp will instruct brokers that they may not acquire Bancorp Common Stock from officers, directors or affiliates of Bright who were owners of 1% or more of Bright's Common Stock prior to its acquisition until such time as Bancorp has published results of operations covering at least 30 days of combined operations.

                  COMPARATIVE MARKET AND DIVIDEND INFORMATION


Nature Of Trading Market
- ------------------------
         The Bancorp Common Stock is quoted on the Nasdaq National Market System under the symbol "FFBC". On ___________ ___, 1995, the last reported sale price of Bancorp Common Stock as reported on the Nasdaq National Market System was $______ per share.

         The Bright Common Stock is not traded on an established public market. The last known trading price of Bright Common Stock was $43.75 per share on June 24, 1994. There are no known broker quotations for Bright, and the stock trades very inactively. Bright's management has traditionally been available to assist shareholders who wished to sell stock by seeking willing buyers, Only eight stock sales/purchase transactions were completed during 1994 and 1993 exclusive of stock issuances to employee benefit plans.

         The following table sets forth, for the periods indicated, the high and low sales prices per share of Bancorp Common Stock as reported on the Nasdaq National Market System. All prices have been adjusted to give retroactive effect to stock dividends and stock splits.

                                               BANCORP                   BANCORP
                                                 HIGH                      LOW
                                               -------                   -------
        1992
        ----
        First Quarter                           $22.09                    $19.64
        Second Quarter                           23.18                     21.00
        Third Quarter                            23.86                     22.23
        Fourth Quarter                           24.55                     23.18

        1993
        ----
        First Quarter                            25.05                     23.55
        Second Quarter                           26.40                     24.15
        Third Quarter                            32.55                     25.50
        Fourth Quarter                           33.45                     30.90

        1994
        ----
        First Quarter                            39.80                     29.20
        Second Quarter                           31.60                     30.00
        Third Quarter                            32.20                     30.20
        Fourth Quarter                           33.75                     29.50

        1995
        ----
        First Quarter                            34.50                     32.50
        Second Quarter (1)                       34.00                     33.00
        -------------------

        (1)  Through May 23, 1995

        The following information reflects actual trade transactions in Bright
Common Stock made during 1993, 1994 and through May 23, 1995. The information should not necessarily be relied upon when determining the value of a shareholder's investment.

                                                     Bright Trades in
                                        ------------------------------------------
                                          1993             1994            1995(1)
                                        --------         --------         --------
        Number of trades                     2                6               0
        Number of shares traded          2,040            2,229               0
        Selling price                 $30.00-$30.00    $35.00-$43.75         N/A
        --------------------

        (1) Through May 23, 1995

         As of ____________ ___, 1995, there were approximately ______ holders of record of the Bancorp Common Stock. As of ____________ ___, 1995, Bright had ______ shareholders of record.


Dividends
- ---------

         The following table sets forth the per share cash dividends declared on Bancorp and Bright Common Stock, respectively, for each quarter since January 1, 1992. Bancorp dividends have been adjusted to give retroactive effect to all stock dividends and stock splits.

                                               BANCORP                   BRIGHT
                                               -------                   ------
        1992
        ----
        First Quarter                          $.1800                      $.00
        Second Quarter                          .1800                       .33
        Third Quarter                           .1800                       .00
        Fourth Quarter                          .1980                       .34

        1993
        ----
        First Quarter                           .1980                       .00
        Second Quarter                          .1980                       .35
        Third Quarter                           .1980                       .00
        Fourth Quarter                          .2160                       .40

        1994
        ----
        First Quarter                           .2160                       .00
        Second Quarter                          .2160                       .50
        Third Quarter                           .2160                       .00
        Fourth Quarter                          .3200                       .56

        1995
        ----
        First Quarter                           .2600                       .00
        Second Quarter (1)                      .2600                       .00
        --------------------

        (1) Through May 23, 1995

         Bright anticipates paying a regular semi-annual dividend of up to $0.60 per share on or before July 1, 1995 if the Merger is not consummated prior to July 1, 1995 and a regular dividend of up to $0.30 per share on or before October 1, 1995 if the Merger is not consummated prior to October 1, 1995. In the Merger Agreement, Bright and Bancorp agreed to cooperate with each other to insure that the shareholders of Bright receive a regular quarterly dividend from either Bright or Bancorp during the quarter in which the Effective Time of the Merger occurs, and that such shareholders of Bright do not receive dividends from both Bright and Bancorp during such quarter.

         The future dividend policy of Bancorp is subject to the discretion of Bancorp's Board of Directors, cash needs, general business conditions and dividends from subsidiaries.

         For certain restrictions on the payment of dividends by Bancorp and Bright, see "COMPARISON OF COMMON STOCK AND SHAREHOLDERS' RIGHTS-- Dividend Rights."

              COMPARISON OF COMMON STOCK AND SHAREHOLDERS' RIGHTS

         The following summary comparison of the terms of the common stock of Bright and Bancorp, and the rights of holders thereof, does not purport to be complete and is qualified in its entirety by reference to Bancorp's and Bright's Articles of Incorporation, Bancorp's Code of Regulations and Bright's By-Laws. Various features of the Articles of Incorporation and Code of Regulations of Bancorp differ from Bright's Articles of Incorporation and By-Laws. The following discussion summarizes the differences that are deemed to be material by Bancorp.


Authorized But Unissued Shares
- ------------------------------

         Bancorp's Articles of Incorporation authorizes the issuance of 25,000,000 shares, par value $8.00 per share, of Bancorp Common Stock, of which 12,209,474 shares were issued and outstanding at March 31, 1995. The remaining authorized but unissued shares of Bancorp Common Stock may be issued upon authorization of the Board of Directors without prior shareholder approval.

         Bright's Articles of Incorporation authorize the issuance of 250,000 shares, no par value, of Bright Common Stock, of which 204,633 shares were issued and outstanding at March 31, 1995.


Dividend Rights
- ---------------

         The holders of Bright and Bancorp Common Stock are entitled to dividends and other distributions when, as and if declared by their respective Boards of Directors out of funds legally available therefor. Subject to certain regulatory restrictions, dividends may be paid in cash, property or shares of common stock, unless the entity is insolvent or the dividend payment would render it insolvent. The amount of dividends, if any, that may be declared by Bancorp following the purchase will necessarily depend upon many factors including, without limitation, future earnings, capital requirements, business conditions of subsidiaries (since Bancorp will be dependent upon dividends paid to it by its subsidiaries) and the discretion of Bancorp's Board of Directors. Dividends paid to Bancorp by its subsidiary financial institutions are subject to the regulations of various regulatory authorities.

         A Federal Reserve Board Policy Statement provides that cash dividends paid by a bank holding company should meet the following two guidelines: (1) the organization's net income available to common shareholders over the past year should be sufficient to fully fund the dividends and (2) the prospective rate of earnings retention by the organization appears consistent with capital needs, asset quality and overall financial condition. Bancorp and Bright have complied with the first guideline since their organizations in 1983 and 1984, respectively, and each believes it has also complied with the second guideline.


Directors
- ---------

         Currently both Bright and Bancorp are under the direction of separate boards of directors. Bright's Board will be dissolved at the Effective Time of the Merger. Bright National, however, will become a wholly owned subsidiary of Bancorp and the members of its Board of Directors will continue to be directors until their successors are duly elected and qualified. The same individuals serve on Bright's and Bright National's Board.

         The number of directors of Bancorp can be no less than nine and no more than 25. Bancorp currently has 15 directors divided into three classes of five directors with the term of office of one class expiring each year. Shareholders of Bancorp annually elect one-third of its Board of Directors. This method of election could be considered an impediment for a takeover of control of Bancorp by third parties.

         Bright's By-Laws fix the number of directors at seven members. Board members are elected for one year terms at each annual meeting. Therefore, shareholders of Bright annually elect 100% of its Board of Directors.

         Bright's Articles of Incorporation require that directors be shareholders of Bright. Bancorp's Articles of Incorporation and Code of Regulations contain no such restriction.

         In its Code of Regulations, Bancorp has an age limitation preventing election or reelection of directors who have reached the age of 70 years or older. Bright's Articles of Incorporation and By-Laws contain no such restriction.


Quorum For Shareholders' Meetings
- ---------------------------------

         Except as provided by law, the holders of record of a majority of outstanding shares entitled to vote, in person or by proxy, are required for a quorum at all Bancorp and Bright shareholders' meetings.


Voting Rights
- -------------

         The holders of Bright Common Stock and Bancorp Common Stock are entitled to one vote per share on all matters presented for shareholder vote. Shareholders of neither Bancorp nor Bright have cumulative voting rights in the election of directors.


Special Meetings
- ----------------

         Special Meetings of the shareholders of Bancorp may be called for any purpose by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than 50% percent of the stock of Bancorp. Notice of the meeting, including the purpose or purposes of the meeting, must be mailed, postage prepaid, to every shareholder of record at the address appearing on Bancorp's books at least 10 days prior to the date of the meeting.

         Special Meetings of the shareholders of Bright may be called by the Board of Directors, the President or shareholders owning, in the aggregate, not less than a majority of all outstanding shares of capital stock entitled to vote on the business proposed to be transacted at the special meeting. Notice of the meeting, including the purpose or purposes of the meeting, must be delivered or mailed at least 10 days prior to the date of the meeting to every shareholder of record at the address appearing on Bright's books.

Preemptive Rights
- -----------------

         As permitted by law, neither Bancorp's nor Bright's Articles of Incorporation provide for preemptive rights.


Liquidation Rights
- ------------------

         In the event of liquidation, the holders of shares of Bancorp Common Stock are entitled, subject to the payment in full of Bancorp's debts and other liabilities, to receive pro rata any assets distributable to shareholders with respect to the number of shares held by them. The same applies to Bright.


Redemption And Assessment
- -------------------------

         Shares of Bancorp and Bright Common Stock are not subject to further call or assessment. Bancorp may redeem or purchase shares of its Common Stock with funds legally available therefor, provided it gives prior notice to the Federal Reserve Board if the consideration to be paid for the purchase or redemption, when aggregated with the consideration paid for all purchases or redemptions for the preceding last 12 months, equals or exceeds 10% of Bancorp's consolidated net worth. Redemptions may not be made when Bancorp is insolvent or, as a result of the redemption, would be rendered insolvent. Redemptions or repurchases of Bright's Common Stock are also subject to the same regulatory limitations.


Two-Thirds (2/3) Affirmative Shareholder Vote Requirement
- ---------------------------------------------------------

         Bright's Articles of Incorporation requires the affirmative vote of at least 2/3 of the outstanding voting shares for the authorization and adoption of: (1) any merger or consolidation of Bright or its subsidiaries with or into a 10% shareholder, as defined in the Articles; (2) any sale, lease, exchange, transfer or other disposition (including, without limitation, the granting of a mortgage or other security interest) of any material part of the assets of Bright or its subsidiaries to or with a 10% shareholder; or (3) a liquidation or dissolution of Bright or any material subsidiary or adoption of any plan with respect thereto. Bancorp's Articles of Incorporation and Code of Regulations do not contain any such requirements.

         Bancorp did not own shares of Bright Common Stock prior to signing the Merger Agreement and does not intend to own shares prior to consummation of the Merger. Bancorp does not, therefore, qualify as a 10% shareholder and the above provisions are not applicable to the transactions contemplated by the Merger Agreement.


Amendments To Articles And Code of Regulations
- ----------------------------------------------

         The Articles of Incorporation of Bancorp may be amended, altered, changed or repealed by following the procedures prescribed by the laws of the State of Ohio. The Articles of Incorporation for Bright may be amended by a majority vote of its outstanding shares, except that at least a 2/3 majority vote is necessary to amend the section of the Articles of Incorporation described in the previous paragraph.

         Bright's By-Laws may be amended by a majority of the entire Board of Directors at any meeting of the Board, except that no amendment may in any way change or repeal the provisions of the section of the Articles of Incorporation described in "Two-Thirds (2/3) Affirmative Shareholder Vote Requirement above. Bancorp's Code of Regulations may be amended by a majority vote of outstanding shares at any regular or special meeting of shareholders.


Restrictions On Resale Of Bancorp Common Stock
- ----------------------------------------------

         The offer and sale of Bancorp Common Stock are subject to registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, Bancorp Common Stock may be offered or sold only in compliance with such registration requirements or pursuant to an applicable exemption from registration.

         The offering of shares of Bancorp Common Stock in connection with the Merger has been registered under the Securities Act. Such registration does not cover the resale of such shares. BANCORP COMMON STOCK RECEIVED IN THE MERGER BY PERSONS WHO ARE NOT "AFFILIATES" OF BANCORP MAY BE RESOLD WITHOUT REGISTRATION. Shares received by affiliates of Bancorp (primarily the directors and officers of Bright who become directors or officers of Bancorp) will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. In general, the Rule 145 restrictions terminate with respect to persons who are no longer affiliated with Bancorp after a two-year holding period if Bancorp continues to comply with the reporting requirements of the Exchange Act or after a three-year period if Bancorp does not meet such requirements. However, any person who becomes an affiliate of Bancorp will continue to be subject to the restrictions of Rule 144.

         Rule 144 generally requires there be publicly available certain information concerning Bancorp, and that sales thereunder be made in routine brokerage transactions or through a market maker. Beginning 90 days after the date of this Proxy Statement-Prospectus, if the conditions of Rule 144 are satisfied (including those that in some cases require affiliate's sales to be aggregated with sales by certain other persons), each affiliate is entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed one percent of the number of outstanding shares of Bancorp Common Stock.


Bancorp Shareholder Rights Plan
- -------------------------------

         On November 26, 1993, Bancorp adopted a shareholder rights plan (the "Plan") and declared a dividend of one right on each outstanding share of Bancorp Common Stock ("Right") to shareholders of record as of December 6, 1993. Each share of Bancorp Common Stock issued after December 6, 1993 will include one Right. Under the Plan, the Rights will actually be distributed only if one or more of certain designated actions involving Bancorp Common Stock occur. See Note 17 of Bancorp's 1994 Financial Statements for more information on the Plan.

                       ADJOURNMENT OF THE SPECIAL MEETING


         The shareholders of Bright are asked to approve a proposal to permit the adjournment of the Special Meeting, if necessary, to solicit additional proxies with respect to the approval of the Merger Agreement. The Merger Agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of Bright Common Stock. If such matter does not receive the requisite vote of shareholders at the Special Meeting and does not receive a sufficient number of negative votes to assure the failure of the matter, the Board of Directors may decide to adjourn the Special Meeting to solicit additional proxies. If the Board of Directors decides to adjourn the Special Meeting with respect to the Merger Agreement, the Chairman of the Special Meeting will request a motion that the Special Meeting be adjourned for up to 30 days. An adjournment of up to 30 days would not require either the setting of a new meeting date or the giving of notice of the adjourned meeting.

         Each proxy given in connection with the Special Meeting will be voted on a motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy will be voted in favor of any motion to adjourn the Special Meeting. The holders of the majority of the shares of Bright represented in person or by proxy at the Special Meeting will be required to approve a motion to adjourn the Special Meeting.

         If a motion to adjourn the Special Meeting is approved, no vote will be taken on the Merger Agreement at the Special Meeting on September 12, 1995, but the Merger Agreement will be voted upon at the adjourned meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid and will be voted in accordance with the instructions contained therein at the adjourned meeting.

         Because the Board of Directors recommends that the shareholders vote for the Merger Agreement, the Board of Directors similarly recommends that the shareholders vote FOR the proposal to adjourn the Special Meeting, which will facilitate the approval of the Merger Agreement. Such an adjournment would be disadvantageous to shareholders who oppose the Merger Agreement because the adjournment will give Bright additional time to solicit votes in favor of the Merger Agreement, thereby increasing the chances of passing the Merger Agreement proposal. Bright has no reason to believe that an adjournment of the Special Meeting will be required.

         If a quorum is not present at the Special Meeting, none of the proposals will be acted upon, and the Board of Directors will adjourn the Special Meeting to a later date in order to solicit additional proxies to assure the presence of a quorum. The proposal to approve a motion to adjourn the Special Meeting does not apply to an adjournment relating to the absence of a quorum.

                                    EXPERTS


         The consolidated financial statements of Bancorp incorporated by reference in First Financial Bancorp.'s Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Bright at December 31, 1994 and for the year then ended appearing in this Proxy Statement-Prospectus have been audited by Crowe, Chizek & Company, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS


         The legality of the shares of Bancorp Common Stock to be issued in the Merger described herein will be passed upon by Frost & Jacobs, 2500 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202.

         Certain legal matters in connection with the Merger will be passed upon for Bright by Bingham Summers Welsh & Spilman, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204-2982.

                                                                      APPENDIX A





                          PLAN AND AGREEMENT OF MERGER

                                    BETWEEN

                            FIRST FINANCIAL BANCORP.

                                      AND

                        BRIGHT FINANCIAL SERVICES, INC.

                          PLAN AND AGREEMENT OF MERGER
                                    BETWEEN
                            FIRST FINANCIAL BANCORP.
                                      AND
                        BRIGHT FINANCIAL SERVICES, INC.


                              TABLE OF CONTENTS

                                                                            Page

1.       Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Effective Time of the Merger . . . . . . . . . . . . . . . . . . . 2

3.       Governing Law; Articles of Incorporation . . . . . . . . . . . . . 2

4.       Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

5.       Directors and Officers . . . . . . . . . . . . . . . . . . . . . . 2

6.       Conversion of Shares in the Merger . . . . . . . . . . . . . . . . 2
         6.1     FFB's Common Stock . . . . . . . . . . . . . . . . . . . . 2
         6.2     BFS's Common Stock . . . . . . . . . . . . . . . . . . . . 2
         6.3     Consideration; Exchange Ratio  . . . . . . . . . . . . . . 3
         6.4     Surrender of BFS Certificates  . . . . . . . . . . . . . . 3
         6.5     Fractional Interests . . . . . . . . . . . . . . . . . . . 4

7.       Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . 4

8.       Approval of Shareholders; Filing of Articles of Merger . . . . . . 4

9.       BFS's Representations and Warranties . . . . . . . . . . . . . . . 5
         9.1     Organization . . . . . . . . . . . . . . . . . . . . . . . 5
         9.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . 5
         9.3     List of Information  . . . . . . . . . . . . . . . . . . . 5
         9.4     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . 5
         9.5     Financial Statements . . . . . . . . . . . . . . . . . . . 5
         9.6     Good and Marketable Title  . . . . . . . . . . . . . . . . 6
         9.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         9.8     Absence of Certain Changes or Events . . . . . . . . . . . 7
         9.9     Contracts and Agreements . . . . . . . . . . . . . . . . . 7
         9.10    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . 8
         9.11    Litigation and Proceedings . . . . . . . . . . . . . . . . 8

         9.12    Material Contracts; No Conflict with Other Instruments . . . 8
         9.13    Governmental Authorizations and Filings  . . . . . . . . . . 8
         9.14    Consents and Approvals . . . . . . . . . . . . . . . . . . . 8
         9.15    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         9.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . 9
         9.17    Validity of Contemplated Transactions  . . . . . . . . . . .10
         9.18    Expiration of BFS's Representations and Warranties . . . . .10

10.      FFB's Representations and Warranties . . . . . . . . . . . . . . . .10
         10.1    Organization . . . . . . . . . . . . . . . . . . . . . . . .10
         10.2    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .10
         10.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . .11
         10.4    Shares to be Issued  . . . . . . . . . . . . . . . . . . . .11
         10.5    Financial Statements . . . . . . . . . . . . . . . . . . . .11
         10.6    Good and Marketable Title  . . . . . . . . . . . . . . . . .11
         10.7    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         10.8    Absence of Certain Changes or Events . . . . . . . . . . . .12
         10.9    Proxy Statement Information  . . . . . . . . . . . . . . . .12
         10.10   Litigation and Proceedings . . . . . . . . . . . . . . . . .13
         10.11   Material Contracts . . . . . . . . . . . . . . . . . . . . .13
         10.12   Governmental Authorizations and Filings  . . . . . . . . . .13
         10.13   Consents and Approvals . . . . . . . . . . . . . . . . . . .13
         10.14   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . .14
         10.15   Validity of Contemplated Transactions  . . . . . . . . . . .14
         10.16   Filing of Reports  . . . . . . . . . . . . . . . . . . . . .14
         10.17   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .14
         10.18   Environmental Representation . . . . . . . . . . . . . . . .15
         10.19   Expiration of FFB's Representations and Warranties . . . . .15

11.      Conduct of Business Pending the Merger . . . . . . . . . . . . . . .15

12.      Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . .16
         12.1    Access and Information . . . . . . . . . . . . . . . . . . .16
         12.2    Confidentiality  . . . . . . . . . . . . . . . . . . . . . .16
         12.3    Registration Statement . . . . . . . . . . . . . . . . . . .17
         12.4    Employment Contracts . . . . . . . . . . . . . . . . . . . .17
         12.5    Employee Benefit Plans . . . . . . . . . . . . . . . . . . .17
         12.6    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .18
         12.7    Further Assurances . . . . . . . . . . . . . . . . . . . . .18
         12.8    Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . .18
         12.9    Audited Financial Statements . . . . . . . . . . . . . . . .18
         12.10   Press Releases . . . . . . . . . . . . . . . . . . . . . . .19
         12.11   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . .19
         12.12   Directors and Officers of BFS  . . . . . . . . . . . . . . .19

         12.13   Liability Insurance  . . . . . . . . . . . . . . . . . . . .20
         12.14   Fiduciary Responsibility . . . . . . . . . . . . . . . . . .20

13.      Conditions Precedent; Terminations . . . . . . . . . . . . . . . . .21
         13.1    Conditions Precedent to Obligations of the Parties . . . . .21
         13.2    Conditions Precedent to FFB's Obligations  . . . . . . . . .21
         13.3    Conditions Precedent to BFS's Obligation . . . . . . . . . .23
         13.4    Termination and Abandonment  . . . . . . . . . . . . . . . .24
         13.5    Effect of Termination  . . . . . . . . . . . . . . . . . . .25
         13.6    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .25

14.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . .25
         14.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . .25
         14.2    Amendments . . . . . . . . . . . . . . . . . . . . . . . . .25
         14.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .25
         14.4    Binding Nature of Agreement  . . . . . . . . . . . . . . . .26
         14.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . .26
         14.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . .26
         14.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . .26


                          PLAN AND AGREEMENT OF MERGER
                                    BETWEEN
                            FIRST FINANCIAL BANCORP.
                                      AND
                        BRIGHT FINANCIAL SERVICES, INC.


         PLAN AND AGREEMENT OF MERGER (hereafter called "this Agreement") dated as of February 20, 1995 by and between FIRST FINANCIAL BANCORP., an Ohio corporation and registered as a bank holding company under the Bank Holding Company Act of 1956 and a savings and loan holding company under the Savings and Loan Holding Company Act ("FFB"), and BRIGHT FINANCIAL SERVICES, INC., an Indiana corporation and registered as a bank holding company under the Bank Holding Company Act of 1956 ("BFS"), pursuant to which FFB and BFS hereby agree as set forth more fully herein.

1.       RECITALS.

         1.1 FFB is a corporation duly organized and existing under the laws of the State of Ohio, having been incorporated on August 8, 1982. BFS is a corporation duly organized and existing under the laws of the State of Indiana, having been incorporated on February 19, 1982.

         1.2 The Boards of Directors of FFB and BFS deem it advisable for the general welfare and advantage of FFB and BFS and their respective shareholders that FFB and BFS merge into a single corporation pursuant to this Agreement and pursuant to the applicable provisions of the laws of the States of Ohio and Indiana and the United States of America, subject to the approval of various federal and state regulatory authorities.

         1.3 As of December 31, 1994, the authorized capital stock of FFB consisted of 25,000,000 shares of common stock, par value $8.00 per share, of which 12,204,575 shares were outstanding.

         1.4 As of the date hereof, the authorized capital stock of BFS consisted of 250,000 shares of common stock, no par value, of which 205,084 shares were outstanding and 630 shares were reserved for issuance pursuant to outstanding options.

         1.5 In consideration of the foregoing premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the States of Ohio and Indiana, the United States of America, and any regulatory approvals, that FFB and BFS will be merged pursuant to the terms and conditions of the merger hereby agreed upon (hereafter called the "Merger") into a single corporation, which will be FFB, one of the constituent corporations and which will continue its corporate existence and be the corporation surviving the merger (said corporation hereafter being sometimes called the "Surviving Corporation"), and the parties covenant to observe, keep, perform and carry into effect the Merger and this Agreement as hereafter set forth.

2. EFFECTIVE TIME OF THE MERGER. At the effective time of the Merger, the separate existence of BFS will be merged into the Surviving Corporation and Bright National Bank (the "Bank"), a wholly owned subsidiary of BFS, shall continue as a wholly owned subsidiary of the Surviving Corporation. Consummation of this Agreement will be effected on the later date on which Articles of Merger in substantially the form annexed hereto as Exhibit A are filed in the offices of the Secretary of State of the States of Ohio and Indiana, respectively, after satisfaction of the respective requirements of the federal regulatory agencies and of the applicable laws of the States of Ohio and Indiana prerequisite to such filings.

3. GOVERNING LAW; ARTICLES OF INCORPORATION. The laws which are to govern the Surviving Corporation are the laws of the State of Ohio. The Articles of Incorporation of FFB, at the effective time of the Merger, will be the Articles of Incorporation of the Surviving Corporation until the same will be further amended or altered in accordance with the provisions thereof.

4. BYLAWS. The Regulations of FFB at the effective time of the Merger will be the Regulations of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

5. DIRECTORS AND OFFICERS. The directors of FFB at the effective time of the Merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the Regulations of the Surviving Corporation, the officers of FFB at the effective time of the Merger will be the officers of the Surviving Corporation. The directors of the Bank at the effective time of the Merger will be the directors of the Bank until their respective successors are duly elected and qualified. Subject to the authority of the board of directors of the Bank as provided by law and the Bylaws of the Bank, the officers of the Bank at the effective time of the Merger will continue to serve as officers of the Bank after the effective time of the Merger.

6. CONVERSION OF SHARES IN THE MERGER. The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the constituent corporation into shares of the Surviving Corporation are as follows:

         6.1 FFB'S COMMON STOCK. None of the shares of common stock, par value $8.00 per share, of FFB issued at the effective time of the Merger will be converted as a result of the Merger, but all such shares (including shares held in the treasury) will remain issued shares of common stock of FFB.

         6.2 BFS'S COMMON STOCK. At the effective time of the Merger, each share of BFS common stock outstanding immediately prior to the effective time of the Merger (except as otherwise provided in Section 6.5) will by virtue of the Merger be converted into shares of FFB common stock as determined pursuant to Section 6.3 below, and each share of BFS common stock held in treasury immediately prior to the effective time of the Merger will be cancelled. Prior to the effective time of the Merger, the outstanding stock options for BFS common stock shall be exercised for 630 shares of BFS common stock, and such common stock shall be entitled to the same conversion rights as set forth in this Section 6.

         6.3    CONSIDERATION; EXCHANGE RATIO.

                 6.3.1 The consideration to be paid to BFS's stockholders pursuant to this Agreement (the "Merger Price") is fixed at $15,055,000 payable in FFB common stock; provided, however, that dissenting shareholders of BFS who perfect their rights under the laws of the State of Indiana will receive cash in such amount per share of BFS which they own as determined in accordance with Indiana Business Corporation Law I.C. Section 23-1-44. On a per share basis for each share of BFS common stock, the merger price equals $73.184129 per share in FFB stock. At the effective time of the Merger, each of the then issued and outstanding shares of BFS will be cancelled and extinguished and, in consideration and in exchange therefor, the holders thereof will be entitled, upon compliance with Section 6.4, to receive from FFB a number of common shares of FFB equal to $73.184129 divided by the mathematical average of the average of the closing daily bid and asked prices for FFB stock on the National Association of Security Dealers Automated Quotation National Market System ("NASDAQ") for the twenty trading days ending at 4:00 p.m. (New York time) two trading days prior to the effective time of the Merger (the "Exchange Ratio"); provided, however, that in the event of the subdivision or split of the outstanding shares of FFB, the payment of a dividend in FFB stock or a capital reorganization, reclassification or recapitalization affecting FFB stock, the Exchange Ratio will be adjusted proportionately so that the shareholders of BFS shall receive such number of shares of FFB common stock that represents the same percentage of outstanding shares of FFB common stock on the effective time of the merger as would have been represented by the number of shares such shareholders would have received if the recapitalization had not occurred.

                 6.3.2 After determining the Exchange Ratio, each holder of outstanding common stock of BFS after the effective time of the Merger, upon surrender to FFB, will be entitled to receive one or more stock certificates of FFB into which the common stock of BFS so surrendered will have been converted as aforesaid. No dividends that may have been declared by FFB after the effective time of the Merger and prior to the surrender of BFS shares will be paid until such shares have been presented for exchange to FFB. FFB shall make delivery of certificates to BFS shareholders within ten business days of receipt by the Exchange Agent (as defined in Section 6.4 below) of BFS certificates.

         6.4 SURRENDER OF BFS CERTIFICATES. As soon as practicable after the Merger becomes effective, the stock certificates representing common stock of BFS issued and outstanding at the time the Merger becomes effective will be surrendered for exchange to FFB. As promptly as practicable after the effective time of the Merger, First National Bank of Southwestern Ohio (the "Exchange Agent") shall prepare and mail to each holder of record of an outstanding certificate or certificates prior thereto representing shares of BFS a letter of transmittal containing instructions for the surrender of the certificate or certificates of BFS held by such holder. Upon surrender of the certificate or certificates that prior thereto represented shares of BFS in accordance with instructions set forth in the letter of transmittal, such holder shall be entitled to receive in exchange therefor, certificates representing the number of whole shares of FFB into which the shares represented by the certificate or certificates so surrendered shall have been converted, without interest. Adoption of this agreement by the stockholders of BFS shall constitute ratification of the appointment of First National Bank of Southwestern Ohio as the Exchange Agent for this purpose. The Exchange Agent shall not be obligated to deliver certificates for FFB stock to a former stockholder of BFS until such former stockholder surrenders his or her certificate or certificates representing shares of BFS or, in default thereof, an appropriate affidavit of loss and indemnity agreement or bond as may be required by FFB. Until so surrendered for exchange, each such stock certificate formerly representing common stock of BFS will be deemed for all corporate purposes (except for the payment of dividends, which will be subject to the exchange of stock certificates as above provided) to evidence the ownership of the number of shares of common stock of the Surviving Corporation that the holder thereof would be entitled to receive upon its surrender to FFB.

         6.5 FRACTIONAL INTERESTS. No fractional shares of common stock of FFB or certificate or scrip representing the same will be issued. In lieu thereof, each holder of BFS's common stock having a fractional interest arising upon such conversion will be paid in cash by FFB for the additional fractional interest. Such payment shall be equal to the fractional interest times $73.184129. This amount shall not be paid to any holder of BFS's common stock who shall not have surrendered his certificates for exchange pursuant to
Section 6.4 hereof, and FFB shall retain such amount until such time as such certificates have been surrendered.

7. EFFECT OF THE MERGER. At the effective time of the Merger, the Surviving Corporation will succeed to, without other transfer, and will possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of FFB and BFS, and all the rights, privileges, immunities, powers and franchises of each of FFB and BFS and all property, real, personal and mixed, and all debts due to either of said constituent corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, will be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest will be thereafter as effectually the property of the Surviving Corporation as they were of FFB and BFS, respectively, and the title to any real estate vested by deed or otherwise in either of FFB and BFS will not revert or be in any way impaired by reason of the Merger; provided; however, that all rights of creditors and all liens upon any property of either of FFB or BFS will be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities and duties of said constituent corporations, respectively, will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

8. APPROVAL OF SHAREHOLDERS; FILING OF ARTICLES OF MERGER. This Agreement will be submitted to the shareholders of BFS for adoption and approval. After such adoption and approval, and subject to the conditions contained in this Agreement, Articles of Merger in substantially the form annexed hereto as Exhibit A will be signed, verified and delivered to the

Secretary of State of the States of Ohio and Indiana for filing as provided by the respective statutes of such states.

9. BFS'S REPRESENTATIONS AND WARRANTIES. BFS represents and warrants to FFB as of the date hereof and as of the effective time of the Merger as follows:

         9.1 ORGANIZATION. BFS is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. BFS has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. BFS, by order of its Board of Directors, has authority to enter into this Agreement and this Agreement, when executed and delivered, will be legally binding.

         9.2 CAPITALIZATION. BFS's capitalization consists of 250,000 authorized shares of common stock (no par value), of which, as of the date hereof, 205,084 shares were issued and outstanding and 630 shares were reserved for issuance pursuant to outstanding options. Each issued share was validly issued, fully paid, non-assessable and each outstanding share is entitled to one vote. Except for outstanding options exercisable for 630 shares of BFS common stock, there are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of any class of securities of BFS.

         9.3 LIST OF INFORMATION. For the due diligence examination in December, 1994, BFS delivered to FFB certain information concerning BFS dated as of the date furnished. Such information and the copies of documents furnished to FFB are accurate in all material respects as of the date furnished.

         9.4 SUBSIDIARIES. BFS has one wholly owned subsidiary, the Bank. BFS has no other subsidiaries. The Bank is a national bank duly organized and validly existing under the laws of the United States. The Bank has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. All of the outstanding shares of the stock of the Bank are validly issued, fully paid, non-assessable and, except as set forth in the Disclosure Schedule, all such shares are owned by BFS free and clear of all liens, claims, charges or encumbrances. There are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of any class of securities of the Bank.

         9.5 FINANCIAL STATEMENTS. BFS has delivered to FFB copies of its consolidated balance sheets as of December 31, 1993, 1992, and 1991 and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993, in each case including the notes thereto, all certified by

Crowe, Chizek & Company, independent public accounts, or one of said accountants' predecessor firms.

         All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. All liabilities of BFS (including any contingent liabilities), as of the date of each balance sheet, were properly accrued in such balance sheet or disclosed in the related footnotes, in accordance with generally accepted accounting principles.

         9.6 GOOD AND MARKETABLE TITLE. BFS and the Bank have and at the effective time of the Merger will have good and marketable title in fee simple to all lands and buildings shown as assets in their records and books of account, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for current taxes and assessments not delinquent or being contested in good faith and liens, encumbrances and charges shown in their records and books of account which are not substantial in character or amount and do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby. BFS and the Bank have and at the effective time of the Merger will have valid leases under which they are entitled to occupy and use in their business all real property of which they are lessees, and BFS and the Bank have no knowledge of any material default under any such lease. As of the date hereof, neither BFS nor the Bank has title to any real property or buildings as a result of foreclosure or by otherwise realizing on collateral held by either of them. Neither BFS nor the Bank shall take action to foreclose or otherwise realize on any real property collateral held by either of them prior to the effective time of the Merger without the prior consent of FFB, which consent shall not be unreasonably withheld.

                 BFS and the Bank have and at the effective time of the Merger will have good and marketable title to the machinery, equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, contained in their offices and other facilities or shown as assets in their records and books of account, except for properties held in trust or other fiduciary capacity, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for liens, encumbrances and charges, if any, which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby. BFS and the Bank have and will have immediately prior to the effective time of the Merger valid leases under which they are entitled to use in their business all personal property of which they are lessees, and neither BFS nor the Bank has any knowledge of any material default under any such leases.

         9.7 TAXES. All taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, which are due or payable by either BFS or the Bank, and all claims asserted against each of them have been paid in full or are adequately accrued in the records and books of accounts of each of BFS and the Bank and will be so paid or provided for at the effective time of the Merger. All income tax returns for each of BFS and the Bank have been filed with the taxing authorities having jurisdiction thereof through the years specified in the Disclosure Schedule, and no extension of time for the assessment of deficiencies for any such years is in effect. Neither BFS nor the Bank has knowledge of any unassessed tax deficiency proposed or threatened against it.

         9.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the disclosure schedule attached hereto (the "Disclosure Schedule), from December 31, 1993 to the date hereof, there has not been:

                 9.8.1 any change in the corporate status, business, operations or financial condition of BFS and the Bank, other than changes in the ordinary course of business;

                 9.8.2 any declaration, setting aside or payment of any dividend or other distribution, with respect to BFS's common stock, except a semi-annual dividend of $0.40 per share paid on January 1, 1994, $0.50 per share paid on July 1, 1994 and $0.55 per share paid on January 1, 1995; and

                 9.8.3 any other event or condition of any character which has materially and adversely affected the corporate status, business, operations or financial condition of BFS and the Bank taken as a whole.


         9.9 CONTRACTS AND AGREEMENTS. Except for agreements described in and appended to the Disclosure Schedule, none of which materially and adversely affects the earnings, business, properties, assets or condition (financial or otherwise) of BFS or the Bank, neither BFS nor the Bank is a party to: (a) any sales agency agreement not subject to termination without liability on notice of 60 days or less; (b) any contract for the purchase or sale of any materials, products or supplies which contains any escalator, renegotiation or redetermination clause or which commits it for a fixed term; (c) any contract of employment with any officer or employee not terminable at will without liability; (d) any pension, retirement or profit sharing plan or agreement not cancelable within 60 days without lability; (e) any management or consultation agreement not terminable at will without liability; (f) any lease, license, royalty, union agreement or loan agreement except those entered into in the ordinary course of business and which are terminable without liability on notice of 60 days or less; (g) any contract, accepted order or commitment for the purchase or sale of materials, products or supplies having a total contract price in excess of $20,000; or (h) any other agreement which materially affects the business properties, assets or condition (financial or otherwise) of BFS, or which was entered into other than in the ordinary and usual course of business. Adequate reserves have been provided and set up on the books of account of BFS and the Bank, and will continue to be so provided and set up through the effective time of the Merger for any contract, order or commitment expected to be performed at a loss. The Disclosure Schedule will contain the following with respect to each pension or profit sharing plan of BFS and the
Bank: a copy of the plan and any relevant trust agreements, copies of the forms filed with the Internal Revenue Service, the latest report of the trustee or insurance company of the value of the assets or the cash surrender values as of the latest anniversary of the insurance polices held under the plan, and the latest actuarial evaluation or statement of individual accounts.

         9.10 INSURANCE. The Disclosure Schedule will contain a list, and be accompanied by copies, of all existing insurance policies of BFS and the Bank, including but not limited to group insurance and pension plans. All such policies are in full force and effect. The Disclosure Schedule will also contain a list of all claims for insured losses filed by BFS and the Bank during the three-year period immediately preceding the date of this Agreement, including but not limited to worker's compensation, automobile and general liability.

         9.11 LITIGATION AND PROCEEDINGS. Except as set forth in the Disclosure Schedule, there is no suit, action or legal or administrative proceeding pending or, to the knowledge of BFS, threatened, against it or the Bank, which, if adversely determined, might materially and adversely affect the financial condition, on a consolidated basis, of BFS and the Bank or the conduct of their businesses, nor is there any decree, injunction or order of any court, governmental department or agency outstanding against BFS or the Bank having any such effect.

         9.12 MATERIAL CONTRACTS; NO CONFLICT WITH OTHER INSTRUMENTS. Neither BFS nor the Bank is in default under the terms of any material outstanding contract, agreement, lease or other commitment which default would have a material and adverse effect, on a consolidated basis, on BFS and the Bank, and at the effective time of the Merger, the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any material indenture, mortgage, deed of trust or other material agreement or instrument to which BFS or the Bank is a party, which default or breach would have a material and adverse effect, on a consolidated basis, on BFS and the Bank.

         9.13 GOVERNMENTAL AUTHORIZATIONS AND FILINGS. Each of BFS and the Bank has all valid and sufficient licenses, franchises, permits and other governmental authorizations for all businesses presently carried on by BFS and the Bank, respectively, and has filed with the Federal Reserve Board all reports necessary to the conduct of its business as a bank holding company and is current in all respect as to such filings. BFS will provide in the Disclosure Schedule its Annual Reports on Forms FRY-6 and FRY-9 for 1990, 1991, 1992, 1993 and 1994 when available, proxy materials for its Annual Meetings in such years and shall provide proxy materials for its Annual Meeting in 1995 when available. The Bank will provide in the Disclosure Schedule its Year-End Call Reports for 1990, 1991, 1992, 1993 and 1994, when available, as filed with the Office of the Comptroller of the Currency.

         9.14 CONSENTS AND APPROVALS. The only consent and approval required to be obtained by or on behalf of BFS or the Bank on or prior to the effective date of the Merger is the approval of the BFS shareholders in the form required by the Financial Institutions Law of the State of Indiana.

         9.15 BROKERS. Neither BFS, the Bank nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with this Agreement or with the transactions contemplated thereby, except that BFS has retained McDonald & Company

Securities, Inc. ("McDonald & Company") to perform various investment banking services in connection with this transaction. BFS will accrue all amounts due McDonald & Company.

         9.16 ENVIRONMENTAL MATTERS. For purposes hereof, "environmental laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment and natural resources.

                 (a) Except as set forth in the Disclosure Schedule, to the best of their knowledge, BFS and the Bank have filed all notices, permit applications and other required governmental submissions and have obtained all permits, licenses and other authorizations which are required and which are material in connection with the conduct of their respective businesses under all applicable environmental laws, including approvals relating to emissions, discharges, releases or threatened releases, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, new or used petroleum products, industrial, toxic or hazardous substances or solid wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land or sewers).

                 (b) Except as set forth in the Disclosure Schedule, to the best of their knowledge, each of BFS and the Bank is in compliance, in all material respects, in the conduct of its business with all terms and conditions of the necessary permits, licenses and authorizations, and to the best of their knowledge is also in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such environmental laws.

                 (c) Except as set forth in the Disclosure Schedule, neither BFS nor the Bank is aware of, nor has either of BFS or the Bank received notice of, any past or present events, condition, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent compliance or continued compliance in the conduct of its business with such environmental laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such environmental laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment (including, without limitation, ambient air, surface water, groundwater, land or sewers), of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste or new or used petroleum products.

                 (d) Except as set forth in the Disclosure Schedule, neither BFS nor the Bank is aware of, nor has either of BFS or the Bank received notice of, any material civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against either BFS or the Bank relating in any way to the environmental laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such environmental laws.

                 (e) Except as set forth in the Disclosure Schedule, to the best knowledge of each of BFS and the Bank, there is no asbestos containing material that materially violates any environmental law or is in need of removal or repair.

         9.17 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except as set forth in the Disclosure Schedule, the execution, delivery and performance of this Agreement will not: (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of either of BFS or the Bank, under any of the terms, conditions or provisions of the Articles of Incorporation or bylaws of BFS or the Bank, or of any note, bond, mortgage, indenture, deed of trust, material license, lease, agreement or other instrument or obligation to which either of BFS or the Bank is a party or by which either of BFS or the Bank or any of their assets may be bound or affected or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BFS, the Bank or any of their assets.

         9.18 EXPIRATION OF BFS'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of BFS made in this Section 9 and subsections thereto shall expire at the effective time of the Merger.

10. FFB'S REPRESENTATIONS AND WARRANTIES. FFB represents and warrants to BFS as of the date hereof and as of the effective time of the Merger as follows:

         10.1 ORGANIZATION. FFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and a savings and loan holding company under the Savings and Loan Holding Company Act. FFB has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. FFB by order of its Board of Directors, has authority to enter into this Agreement and this Agreement is legally binding.

         10.2 SUBSIDIARIES. Each indirect and direct subsidiary of FFB which, as of the effective time of the Merger would be deemed to be a "significant subsidiary," as such term is defined in Rule 405 of the rules and regulations promulgated in the Securities Act of 1933, as amended (the "1933 Act"), is either a national bank or federal savings association duly organized, validly existing, and in good standing under a charter granted by the Office of the Comptroller of the Currency or the Office of Thrift Supervision, or is a corporation or state bank duly organized, validly existing and in good standing under the laws of the state of its incorporation, and in either case, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to so qualify would have a material and adverse effect on the consolidated business, financial condition or results of operations of FFB.

         10.3 CAPITALIZATION. FFB's capitalization consists of 25,000,000 authorized shares of common stock (par value $8.00 per share), of which, as of December 31, 1994, 12,204,575 shares were issued and outstanding. Each issued share is validly issued, fully paid and non-assessable, and each outstanding share is entitled to one vote.

         10.4 SHARES TO BE ISSUED. All shares of common stock of FFB into which the common stock of BFS will be converted will be, immediately after the effective time of the Merger and when issued upon such conversion, duly and validly authorized and issued, fully paid and non-assessable, and no stockholder of FFB will have any pre-emptive right of subscription or purchase in respect thereof. FFB shall take such steps as may be necessary for such shares to be listed on NASDAQ immediately after the effective time of the Merger.

         10.5 FINANCIAL STATEMENTS. FFB will have delivered to BFS copies of its consolidated balance sheets as of December 31, 1993, 1992 and 1991, and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993, in each case including the notes thereto, all certified by Ernst & Young, independent public accounts, or one of said accountants' predecessor firms.

         All of such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. All liabilities of FFB (including any contingent liabilities), as of the date of each balance sheet, were properly accrued in such balance sheet or disclosed in the related footnotes, in accordance with generally accepted accounting principles.

         10.6 GOOD AND MARKETABLE TITLE. FFB has and at the effective time of the Merger will have good and marketable title in fee simple to all lands and buildings shown as assets in its records and books of account, except for properties held in trust or other fiduciary capacity, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for current taxes and assessments not delinquent or being contested in good faith and liens, encumbrances and charges shown in their records and books of account which are not substantial in character or amount and do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby. FFB has and at the effective time of the Merger will have valid leases under which it is entitled to occupy and use in its business all real property of which it is lessee, and FFB has no knowledge of any material default under any such lease.

                 FFB has and at the effective time of the Merger will have good and marketable title to the machinery, equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, except for properties held in trust or other fiduciary capacity, free and clear of all liens, encumbrances and charges except as reflected in the aforesaid financial statements and except for liens, encumbrances and charges, if any, which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby. FFB has and will have immediately prior to the effective time of the Merger valid leases under which it is entitled to use in its business all personal property of which it is lessee, and FFB has no knowledge of any material default under any such lease.

         10.7 TAXES. All taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, which are due or payable by FFB, and all claims asserted against it have been paid in full or are adequately accrued in the records and books of accounts of FFB and will be so paid or provided for at the effective time of the Merger. All income tax returns for FFB have been filed with the taxing authorities having jurisdiction thereof through the years specified in the Disclosure Schedule, and no extension of time for the assessment of deficiencies for any such years is in effect. FFB has no knowledge of any unassessed tax deficiency proposed or threatened against it.

         10.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. From December 31, 1993 to the date hereof, there has not been:

         10.8.1 any change in the corporate status, business, operations or financial condition of FFB and its consolidated Subsidiaries, other than changes in the ordinary course of business; those changes described in any FFB filings with the Securities and Exchange Commission, and those changes that may result from FFB's acquisition of Peoples Bank and Trust Company, of Sunman, Indiana, none of which are, in the aggregate, materially adverse to FFB;

         10.8.2 with respect to FFB's common stock, any declaration, setting aside or payment of any dividend or other distribution, other than a five-for-four stock dividend distributed on December 1, 1994, and other than a quarterly dividend of $0.27 per share paid on January 1, 1994, April 1, 1994, July 1, 1994 and October 1, 1994, and the regular dividend of $0.24 per share and a special dividend of $0.08 per share declared on November 22, 1994 and paid on January 3, 1995; and

         10.8.3 any other event or condition of any character which has materially and adversely affected the corporate status, business, operations or financial condition of FFB and its consolidated Subsidiaries taken as a whole.

         10.9 PROXY STATEMENT INFORMATION. Neither this Agreement nor any written report, statement, list, certificate or information furnished or to be furnished by FFB to BFS in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any written information which has been or shall be supplied by FFB with respect to its business, operations, financial conditions, directors and officers for inclusion in the proxy statement and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement at the time it is mailed and to the registration statement at the time it becomes effective) any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances in which they are made, not misleading.

         10.10 LITIGATION AND PROCEEDINGS. There is no suit, action or legal or administrative proceeding pending, or to the knowledge of FFB threatened, against it or any of FFB's consolidated Subsidiaries, which, if adversely determined, might materially and adversely affect the financial condition, on a consolidated basis, of FFB and FFB's consolidated Subsidiaries or the conduct of their businesses, nor is there any decree, injunction or order of any court, governmental department or agency outstanding against FFB or any of FFB's consolidated Subsidiaries having any such effect.

         10.11  MATERIAL CONTRACTS; NO CONFLICT WITH OTHER INSTRUMENTS.
Neither FFB nor any of its consolidated Subsidiaries is in default under the terms of any material outstanding contract, agreement, lease or other commitment which default would have a material and adverse effect, on a consolidated basis, on FFB and FFB's consolidated Subsidiaries, and at the effective time of the Merger, the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any material indenture, mortgage, deed of trust or other material agreement or instrument to which FFB or any of its consolidated Subsidiaries is a party, which default or breach would have a material and adverse effect, on a consolidated basis, on FFB and FFB's consolidated Subsidiaries.

         10.12  GOVERNMENTAL AUTHORIZATIONS AND FILINGS.  FFB and each of
FFB's consolidated Subsidiaries has all valid and sufficient licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business as a bank holding company and has filed with the Board of Governors of the Federal Reserve System ("FRB"), the Office of Thrift Supervision and the Securities and Exchange Commission all reports necessary to the conduct of its business as a bank holding company and savings and loan holding company and is current in all respects as to such filings.

         10.13 CONSENTS AND APPROVALS. The consents and approvals required to be obtained by FFB on or prior to the effective date of the Merger are set forth below:

                 10.13.1 approval and effectiveness of the Registration Statement referred to in Section 12.3 or of any post effective amendment thereto,

                 10.13.2   approval of FRB under the Bank Holding Company Act,

                 10.13.3 approval of the Department of Financial Institutions of the State of Indiana, and

                 10.13.4 any other required consents for the completion of the Merger.

         10.14 BROKERS. Neither FFB nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with this Agreement or with the transactions contemplated thereby.

         10.15 VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement will not: (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of FFB, under any of the terms, conditions or provisions of the Articles of Incorporation or bylaws of FFB, or of any note, bond, mortgage, indenture, deed of trust, material license, lease, agreement or other instrument or obligation to which FFB is a party or by which FFB or any of its assets may be bound or affected or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FFB or any of its assets.

         10.16 FILING OF REPORTS. FFB is subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules promulgated thereunder. FFB has been subject to the reporting requirements of Section 13 of the 1934 Act for a period of at least 365 days prior to the date hereof and has filed all reports to be filed thereunder during the 12 months preceding the date hereof. Since January 1, 1994, FFB has filed with the Securities and Exchange Commission (the "SEC") all documents and reports (including all amendments, exhibits and schedules thereto and documents incorporated by reference therein) required to be filed by FFB under the 1934 Act and the 1933 Act, and the rules and regulations promulgated by the SEC thereunder ("FFB Reports"). The FFB Reports, as of their respective dates (as amended through the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.

         10.17 EMPLOYEE BENEFIT PLANS. To the best knowledge of the senior management of FFB (after due inquiry), all employee benefit plans maintained by FFB or any of its consolidated Subsidiaries (i) comply in all respects with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and (ii) have been administered to date in compliance with the requirements of ERISA, the IRC, and subsequent legislation regulating ERISA plans. Each of such plans that is an employee pension benefit plan that is intended to be a qualified plan under Section 401(a) of the IRC, has been amended to comply in all material respects with current law as required or the remedial amendment period for such amendment under Section 401(b) of the IRC has not expired and FFB has obtained favorable determination letters. As of the date hereof, neither FFB or any of its consolidated Subsidiaries has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the IRC) or on account of any failure to make contributions to or pay benefits under any such pension plan nor is FFB or any of its consolidated Subsidiaries aware of any claim pending or threatened to be brought by any party regarding such matters. No prohibited transaction has occurred with respect to any such pension plan that would result, directly or indirectly, in the imposition of any excise tax under Section 4975 of the IRC; nor has any reportable event under Section 4043 of ERISA occurred with respect to any such pension plan. Neither FFB nor any of its consolidated Subsidiaries is a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any plan nor is under investigation or examination by, or is engaged in litigation or a continuing controversy with, the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA, or the provisions of the IRC relating to employee benefit plans. All reporting and disclosure requirements of ERISA and the IRC have been met in all material respects by all employee pension benefit plans. Neither FFB nor any of its consolidated Subsidiaries is required to contribute to an employee benefit plan that is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

         10.18 ENVIRONMENTAL REPRESENTATION. To the best of FFB's knowledge, neither FFB nor any of its consolidated Subsidiaries has been or is in violation of or liable under any environmental law, except for any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on FFB. FFB is not aware of, nor has FFB received notice of, any material civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against either FFB or any of its consolidated Subsidiaries relating in any way to the environmental laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such environmental laws. For purposes of this section, "material adverse effect" shall mean a material adverse effect on the condition (financial or otherwise), results of operations, or business of FFB and its consolidated Subsidiaries, taken as a whole, or the ability of FFB to consummate the transactions contemplated hereby.

         10.19 EXPIRATION OF FFB'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of FFB made in this Section 10 and subsections thereto shall expire at the effective time of the Merger.


11. CONDUCT OF BUSINESS PENDING THE MERGER. From and after the date of this Agreement and prior to the effective time of the Merger, without the prior written consent of FFB, BFS will not:

         11.1   amend its respective Articles of Incorporation or Regulations;

         11.2 engage in any material activity or transaction or incur any material obligation (by contract or otherwise) except in the ordinary course of business or other than as described in Sections 11.3, 11.4 and 11.5;

         11.3 issue rights or options to purchase or subscribe to any shares of its capital stock or subdivide or otherwise change any such shares.

         11.4   issue or sell any shares of its capital stock; or

         11.5 declare or pay any dividends on or make any distributions in respect of any shares of its capital stock, except that BFS may declare and pay a regular semi-annual dividend of up to $0.60 per share on or before July 1, 1995, if the Merger is not consummated prior to July 1, 1995 and a regular quarterly dividend of up to $0.30 per share on or before October 1, 1995 if the Merger is not consummated prior to October 1, 1995. The parties agree to cooperate with each other to insure that the shareholders of BFS receive a regular quarterly dividend from either BFS or FFB during the quarter in which the effective time of the Merger occurs, and that such shareholders of BFS do not receive dividends from both BFS and FFB during such quarter.

         11.6 From and after the date of this Agreement and prior to the effective time of the Merger, BFS and the Bank will use their respective best efforts to preserve its business organizations intact; to keep available the services of their present officers and employees and to preserve the goodwill of their suppliers, customers and others having business relations with it. During the same period, BFS and the Bank will not put into effect any material increase in the compensation or other benefits applicable to officers or other key personnel except normal raises to the Bank staff personnel, effective July 1, 1995, in accordance with past practices. However, the Bank shall have the right to fill the positions of Chief Financial Officer, Trust Officer, Head of Lending, three loan officers and other vacancies as they occur after obtaining the consent of FFB, which consent will not be unreasonably withheld.

12.      ADDITIONAL AGREEMENTS.

         12.1 ACCESS AND INFORMATION. FFB and BFS hereby agree that each will give to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger to all of its properties, books, contracts, commitments and records, and that each will furnish the other during such period with all such information concerning its affairs as such other party may reasonably request. In the event of the termination of this Agreement each party will deliver to the other all documents, work papers and other material obtained from the other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not heretofore made public kept confidential.

         12.2 CONFIDENTIALITY. From and after the date of this Agreement, the parties and their respective Subsidiaries shall, and they shall cause their respective directors, officers, employees and advisors ("Affiliates") to, treat all information received from or on behalf of another party hereto or its Affiliates concerning the business, assets, operations and financial condition of such other party or its Subsidiaries as confidential, unless and to the extent that the party receiving such information can demonstrate that such information was in the public domain, and the party receiving such information and its Subsidiaries shall, and shall cause their respective Affiliates to, not use any such confidential information for any purpose except in furtherance of the transactions contemplated by this Agreement. In the event this Agreement is terminated pursuant to Section 13.4 hereof, each party and its Subsidiaries shall promptly return to the other party all documents and work papers and all copies thereof, containing any such confidential information received from or on behalf of another party hereto in connection with the transactions contemplated by this Agreement. The covenants contained in this Section are of the essence and shall survive any termination of this Agreement and the closing of the transactions contemplated by this Agreement.

         12.3 REGISTRATION STATEMENT. FFB will prepare and file a Registration Statement on Form S-4 under the 1933 Act to register a sufficient number of shares of common stock which the shareholders of BFS will receive pursuant to Section 6 at the effective time of the Merger. FFB will use its best efforts to cause such Registration Statement to become effective.

         12.4 EMPLOYMENT CONTRACTS. From and after the effective time of the Merger, FFB will cause the Bank to honor the employment contracts or FFB will assume the employment contracts between certain employees and the Bank as identified in the Disclosure Schedule, provided, that the Bank has given proper written notice to the employee that the term of the employment contract will not extend beyond May 31, 1997 in the case of Joe T. Jones and May 31, 1998 in the case of Jerry L. Holsapple.

         12.5   EMPLOYEE BENEFIT PLANS.

                 (a) After the effective time of the Merger, Bank shall maintain such non-qualified benefit plans and fringe benefits (such as bonus plans, vacation policies, the Director Deferred Compensation Plan, the health, life and long term disability coverage and the Split Dollar Plan/Salary Continuaton Plan, etc.) as in effect at the Bank at the effective time of the Merger until such time as FFB shall establish a different overall corporate and affiliate policy with respect to such non-qualified benefit plans and fringe benefits. In establishing any such overall corporate and affiliate policy, FFB will use its best efforts to maintain the levels of such benefit plans and fringe benefits at the levels in effect at the Bank as of immediately before the effective time of the Merger. The Bank 401(k) Profit Sharing Plan (the "Bank Plan") shall be merged into the FFB 401(k) Thrift Plan as soon as practicable after the effective time of the Merger at which time participant accounts in the Bank Plan will become 100% vested and subject to participant investment directions in accordance with the terms established in the FFB 401(k) Thrift Plan. Employees of Bank will receive credit for years of employment with Bank for purposes of eligibility in and vesting under the First Financial Bancorp. Employees Pension Plan and Trust; and 401(k) plan; eligible employees will accrue benefits commencing with the effective time of the Merger.

                 (b) The terms of this Section 12.5 or the provision of any employee benefits by FFB or any of its subsidiaries to employees of Bank shall not:

                                  (i)  create any employment contract,
agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Bank; or

                                  (ii)  prohibit or restrict FFB or its
subsidiaries, whether before or after the effective time of the Merger, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         12.6   EXPENSES.  Upon a termination of this Agreement as provided in
Section 13.4, each party will pay all costs and expenses of its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of its accountants and counsel.

         12.7 FURTHER ASSURANCES. If at any time the Surviving Corporation will consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of BFS acquired or to be acquired by or as a result of the Merger, the proper officers and directors of BFS and the Surviving Corporation, respectively, will be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of BFS or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.

         12.8 POOLING. Neither BFS, Bank, FFB nor any of its consolidated Subsidiaries has taken or agreed to take any action that would prevent BFS and FFB from accounting for the business combination to be effected by the Merger as a "pooling of interests." BFS has received from its independent accountants, Crowe, Chizek and Company, a letter stating that, based upon Crowe, Chizek and Company's review of such relevant documents and information which Crowe, Chizek and Company deemed relevant, such firm is currently unaware of any reason why the business combination to be effected by the Merger cannot be accounted for as a "pooling of interests" in regard to BFS and the Bank.
FFB has received from its independent accountants, Ernst & Young, a letter stating that, based upon Ernst & Young's review of such relevant documents and information which Ernst & Young deemed relevant, such firm is currently unaware of any reason why the business combination to be effected by the Merger cannot be accounted for as a "pooling of interests" in regard to FFB and its consolidated Subsidiaries.

         12.9 AUDITED FINANCIAL STATEMENTS. As soon as reasonably practicable, BFS will deliver to FFB the information required by Item 17 of the instructions to Registration Statement Form S-4, including but not limited to a copy of its consolidated balance sheet as of December 31, 1994 and 1993 and related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 1994, 1993 and 1992, and such financial statements for the most recently ended fiscal year will be in the format required by the Securities and Exchange Commission and will include a Management's Discussion and Analysis of Financial Condition and Results of Operations section. If the effective date of the Registration Statement described in Section 12.3 is after May 15, 1995, BFS will deliver to FFB a copy of its balance sheet (unaudited) and related statements of income and cash flows (unaudited) for the three, six and/or nine months period ending March 31, 1995 and 1994,

June 30, 1995 and 1994, and September 30, 1995 and 1994, as applicable, in each case including the notes thereto. All of such financial statements shall present fairly the financial positions as of and at the date shown and the results of operations for the periods covered thereby. They shall have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. All liabilities of BFS (including any contingent liabilities), as of the date of each balance sheet, shall be properly accrued in such balance sheet or disclosed in the related footnotes in accordance with generally accepted accounting principles. Each of such consolidated statements of earnings of BFS shall be fairly presented in accordance with generally accepted accounting principles for the periods indicated.

         12.10 PRESS RELEASES. The parties shall consult with each other as to the form and substance of any press release, written communication with their shareholders, or other public disclosure of matters related to this Agreement, and a party shall not issue any such press release, written communication, or public disclosure without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained herein shall prohibit any party, following notification to the other party, from making any disclosures which its counsel deems necessary to conform with requirements of law or the rules of NASDAQ.

         12.11 BEST EFFORTS. Each party will use its best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger at the earliest practicable time including, but not limited to, the filing of all applicable regulatory applications and the diligent prosecution of all regulatory approvals. Any delay by FFB in effecting any pending acquisition transaction shall have no bearing on the closing of the Merger, unless such delay is otherwise required by applicable regulatory authorities or applicable law.

         12.12  DIRECTORS AND OFFICERS OF BFS.

         (a) FFB agrees to permit the Bank to maintain all rights to indemnification and limitation of liability now existing in favor of the current or former directors, officers, employees, fiduciaries and agents of BFS and the Bank pursuant to their respective charters, articles of incorporation, code of regulations or bylaws, in effect on the date of this Agreement, which provisions shall survive the Merger and shall continue in full force and effect in accordance with their terms; provided, however, that FFB will not be required to obtain any additional insurance for the foregoing persons.

         (b) In the event that any proceedings shall be instituted in which indemnity may be sought pursuant to Section 12.12(a) wherein a person acted in a manner he or she reasonably believed to be in good faith and to be in or not opposed to the best interest of BFS or the Bank, the person seeking indemnity (the "Indemnified Party") shall promptly notify FFB (the "Indemnifying Party") in writing and the Indemnifying Party shall retain counsel chosen by the Indemnifying Party to represent the Indemnified Party in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain separate counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party, if (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, and (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

         12.13 LIABILITY INSURANCE. BFS and the Bank shall maintain for a period of three years from the effective time of the Merger policies of directors' and officers' liability insurance providing coverage to the current and past directors of BFS of at least the same amount and containing terms and conditions that are no less favorable than policies currently maintained by BFS with respect to matters occurring prior to the effective time of the Merger.

         12.14 FIDUCIARY RESPONSIBILITY. BFS shall not, directly or indirectly, and shall instruct and otherwise use its diligent efforts to cause its officers, directors, employees, agents and advisors not to, directly or indirectly, solicit or initiate any proposals or offers from any person or entity, or discuss or negotiate with any such person or entity, relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger or business combination with, BFS (such transactions are referred to herein as "Acquisition Transactions"), provided, however, that nothing contained in this section shall prohibit (i) BFS from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of BFS, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of BFS to fulfill their fiduciary duties and obligations to the BFS shareholders and other constituencies under Indiana law, taking into consideration the bidding procedures engaged in in connection with the transactions contemplated hereby and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, BFS provides immediate written notice to FFB to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) the Board of Directors of BFS from failing to make, withdrawing or modifying its recommendation to shareholders regarding the merger with FFB following receipt of a proposal for an Acquisition Transaction if the Board of Directors of BFS, after consultation with and based upon the written advice of legal counsel, determines in good faith that such action is required for the directors of BFS to fulfill their fiduciary duties and obligations to the BFS shareholders and other constituencies under Indiana law, taking into consideration the bidding procedures engaged in in connection with the transactions contemplated hereby.

13.      CONDITIONS PRECEDENT; TERMINATIONS.

         13.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES. The obligations of each of the parties hereto to effect the Merger is subject to the fulfillment on or prior to the effective time of the Merger of the following conditions precedent:

                 13.1.1 The Merger shall have been approved by the FRB or the delegate, and by any other governmental authority having jurisdiction and any applicable waiting period shall have expired, with no such approval or authorization containing any provision which would be materially adverse to the merged businesses of BFS and FFB as contemplated by this Agreement.

                 13.1.2 No suit, action, investigation by any governmental body, or other legal or administrative proceedings shall have been brought or threatened which materially questions the validity or legality of the transactions contemplated herein. For the purposes hereof, inquiries which could give rise to any such suit, investigation or proceeding given by any governmental agency may, at the option of either party, be deemed such a threat.

                 13.1.3 The parties hereto shall have obtained any and all consents required for the consummation of the Merger or for the preventing of any default under any contract, agreement or permit of the parties hereto, which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the combined business affairs of BFS and FFB.

         13.2 CONDITIONS PRECEDENT TO FFB'S OBLIGATIONS. The obligation of FFB to effect the Merger will be subject to the following conditions (which may be waived in writing by FFB):

                 13.2.1 The representations and warranties of BFS herein contained will be true as of and at the effective time of the Merger with the same effect as though made at such time; BFS will have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger; and BFS will have delivered to FFB a certificate, dated the effective date of the Merger and signed by its president or one of its vice presidents and its secretary or one of its assistant secretaries, to both such effects.

                 13.2.2 No material change in the corporate status, businesses, operations or condition (financial or otherwise) of either of BFS or the Bank will have occurred since December 31, 1993, (whether or not covered by insurance), none of which has been materially adverse in relation to BFS, taken as a whole, and no other event or condition of any character will have occurred or arisen since that date which will have materially and adversely affected the corporate status, businesses, operations or financial condition of BFS.

                 13.2.3 FFB will have received from Bingham Summers Welsh & Spilman, counsel for BFS, a favorable opinion, dated immediately prior to the effective time of the Merger, in form and substance satisfactory to FFB's counsel and substantially in the form of the attached Exhibit B. In rendering this opinion, such counsel may rely on certificates of public officials and of corporate officers, opinions of recognized local counsel in jurisdictions where such counsel is not qualified to practice, and such other evidence as he may deem appropriate. The provisions of the preceding sentence are applicable to all other opinions of counsel to be delivered hereunder.

                 13.2.4 A Registration Statement on Form S-4 under the 1933 Act will have become effective relating to the shares of FFB which the shareholders of BFS will receive at the effective time of the Merger.

                 13.2.5 FFB will have received a favorable ruling from the Internal Revenue Service, or opinion of counsel, in form and substance satisfactory to FFB and its counsel, to the effect that, under the IRC, and particularly Section 368(a)(1)(A), no gain or loss will be recognized to FFB or its shareholders or to BFS or its shareholders as a result of the Merger except for gain (but not loss) on cash received by the shareholders of BFS.

                 13.2.6 FFB will have received such written consents and confirmations (or opinions of counsel to the effect that such consents or confirmations are not required), as they may reasonably request to the effect that the Surviving Corporation will succeed upon consummation of the Merger to all of BFS's right, title and interest in and to its material contracts, agreements, leases and other commitments and that the Surviving Corporation will possess and enjoy all material licenses, permits and other governmental authorizations possessed by BFS at the date hereof. FFB will have received those approvals and consents described in Section 10.12 hereof.

                 13.2.7 At the date of signing this Agreement and immediately prior to the effective time of the Merger, FFB shall receive from FFB's independent accountants letters to the effect that they are not aware of any reason that FFB is not in compliance with the pooling of interests criteria as specified under APB No. 16, and that, accordingly, the Merger can be accounted for as a pooling of interests from FFB's perspective.

                 13.2.8 FFB has retained Environmental Assessment Services, Inc. to perform a Phase I Environmental Survey of the real estate owned or leased by BFS or Bank. FFB has reviewed the results of such Phase I Environmental Survey and is satisfied with the results thereof and has determined that no further testing is required and no remedial action is necessary.

         13.3 CONDITIONS PRECEDENT TO BFS'S OBLIGATION. The obligation of BFS to effect the Merger will be subject to the following conditions (which may be waived in writing by BFS):

                 13.3.1 The representations and warranties of FFB herein contained will be true as of and at the effective time of the Merger with the same effect as though made at such time; FFB will have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger; and FFB will have delivered to BFS a certificate, dated the effective date of the Merger and signed by its president or one of its vice presidents and its secretary or one of its assistant secretaries, to both such effects.

                 13.3.2 No material change in the corporate status, businesses, operations or condition (financial or otherwise) of FFB and its consolidated Subsidiaries will have occurred since December 31, 1993 (whether or not covered by insurance), none of which has been materially adverse in relation to FFB and its consolidated Subsidiaries, taken as a whole, and no other event or condition of any character will have occurred or arisen since that date which will have materially and adversely affected the corporate status, businesses, operations or financial condition of FFB and its consolidated Subsidiaries, taken as a whole.

                 13.3.3 BFS will have received from Frost & Jacobs, counsel for FFB, a favorable opinion, dated immediately prior to the effective time of Merger, in form and substance satisfactory to BFS's counsel and substantially in the form of the attached Exhibit C. In rendering this opinion, such counsel may rely on certificates of public officials and of corporate officers, opinions of recognized local counsel in jurisdictions where such counsel is not qualified to practice, and such other evidence as he may deem appropriate. The provisions of the preceding sentence are applicable to all other opinions of counsel to be delivered hereunder.

                 13.3.4 A Registration Statement on Form S-4 under the 1933 Act will have become effective relating to the shares of FFB common stock which the shareholders of BFS will receive at the effective time of the Merger.

                 13.3.5 BFS will have received a favorable ruling from the Internal Revenue Service, or opinion of counsel, in form and substance satisfactory to BFS, to the effect that, under the Internal Revenue Code of 1986, as amended (i) no gain or loss will be recognized to BFS as a result of the Merger, and (ii) no gain or loss (except in respect of fractional share interests sold) will be recognized to BFS's shareholders as a result of their exchange of common stock of BFS for common stock of FFB, and covering such other matters as are typically covered by such opinion.

                 13.3.6 At the date of signing this Agreement and immediately prior to the effective time of the Merger, BFS shall receive from BFS's independent accountants letters to the effect that they are not aware of any reason that BFS is not in compliance with the pooling of interests criteria as specified under APB No. 16, and that, accordingly, the Merger can be accounted for as a pooling of interests from BFS's perspective.

                 13.3.7 BFS will have received an opinion, dated as of a date reasonably proximate to the effective date of the Registration Statement to be filed pursuant to Section 12.3 hereof, from McDonald & Company, that the Exchange Ratio is fair, from a financial point of view, to the shareholders of BFS.


         13.4 TERMINATION AND ABANDONMENT. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Merger, whether before or after adoption or approval of this Agreement by the shareholders of BFS, under any one or more of the following circumstances:

                 13.4.1 By the mutual consent of the Boards of Directors of FFB and BFS;

                 13.4.2 By FFB if the holders of 10.0% or more of the outstanding shares of common stock of BFS will be entitled to receive cash in exchange for their BFS shares pursuant to perfected dissenters' rights under the Indiana Business Corporation Law;

                 13.4.3 By FFB if, prior to the effective time of the Merger, the conditions set forth in Sections 13.2.1 through 13.2.8, inclusive, will not have been met;

                 13.4.4 By BFS if, prior to the effective time of the Merger, the conditions set forth in Sections 13.3.1 through 13.3.7, inclusive, will not have been met;

                 13.4.5 By either FFB or BFS if prior to the effective time of the Merger, the conditions set forth in Sections 13.1.1 through 13.1.3, inclusive, shall not have been met, or any action or proceeding before any court or other governmental body or agency will have been instituted or threatened to restrain or prohibit the Merger and such constituent corporation deems it unadvisable to proceed with the Merger;

                 13.4.6 By either FFB or BFS if the requisite approval of the shareholders of BFS will not have been obtained or if the effective time of the Merger shall not have occurred on or before September 30, 1995; or

                 13.4.7 By FFB if the average of the bid and ask price of FFB shares for the twenty day period associated with the Exchange Ratio as set forth in Section 6.3.1 falls below $26.40 per share or by BFS if the average of the bid and ask price of FFB shares for the twenty day period associated with the Exchange Ratio as set forth in Section 6.3.1 exceeds $39.60 per share (in either case, as may be adjusted by the declaration of a stock dividend, stock split or other such recapitalization).

         13.5 EFFECT OF TERMINATION. Upon any such termination and abandonment, neither party will have any liability or obligation hereunder to the other, except for the return of all documents exchanged and the preservation of the confidentiality by each party of the information exchanged.

         13.6   EXPENSES.  Upon a termination of this Agreement as provided in
Section 13.4, each party will pay all costs and expenses of its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of its accountants and counsel.

14.      GENERAL PROVISIONS.

         14.1 DEFINITIONS. "Subsidiaries" as used herein means any corporation 50% or more of whose outstanding voting securities are owned directly or indirectly by FFB or BFS, as the context may require, whether consolidated or unconsolidated. The headings in this Agreement will not affect in any way its meaning or interpretation.

         14.2 AMENDMENTS. Any of the terms or conditions of this Agreement may be modified or waived at any time before the effective time of the Merger by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party, provided that any such modification or waiver will in the judgment of the party making it not affect substantially or materially and adversely the benefits to such party or its shareholders intended under this Agreement.

         14.3 NOTICES. All notices, demands, requests, consents or approvals required hereunder will be in writing and will be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other by like notice:

         IF TO FFB:                  First Financial Bancorp.
                                     300 High Street
                                     P.O. Box 476
                                     Hamilton, Ohio  45012-0476
                                     ATTENTION:  Stanley N. Pontius, President
                                                and Chief Executive Officer

         With copies to:             Frost & Jacobs
                                     2500 PNC Center
                                     201 East Fifth Street
                                     P.O. Box 5715
                                     Cincinnati, Ohio  45201-5715
                                     ATTENTION: Neil Ganulin

         IF TO BFS:                 Bright Financial Services, Inc.
                                    4 East Main Street
                                    Flora, Indiana  46929
                                    ATTENTION:  Jerry L. Holsapple
                                              Executive Vice President and CEO


         With copies to:            Bingham Summers Welsh & Spilman
                                    2700 Market Tower
                                    10 West Market Street
                                    Indianapolis, Indiana  46204-2982
                                    ATTENTION:  Jonathan L. Birge


         14.4 BINDING NATURE OF AGREEMENT. This Agreement will be binding upon and inure to the benefit of FFB and BFS and their respective successors and permitted assigns.

         14.5 ASSIGNMENT. Neither this Agreement nor any obligation or right hereunder may be assigned by any party hereto, whether directly or indirectly, without the prior written consent of the other party.

         14.6 GOVERNING LAW. This Agreement will in all respects be governed and construed in accordance with the laws of the State of Ohio.

         14.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, pursuant to authority duly given by its Board of Directors, each of FFB, and BFS has caused this Agreement to be executed and attested by its authorized officers as of the date and year first above written.


                                                                    FIRST FINANCIAL BANCORP.

ATTEST:
                                                                    By: /s/ Stanley N. Pontius
                                                                       -------------------------------------------------------
Richard E. Weinman                                                  Print Name: Stanley N. Pontius
- ---------------------------------------------------                            -----------------------------------------------
                                  Secretary                         Title:       President
                                                                          ----------------------------------------------------


                                                                    BRIGHT FINANCIAL SERVICES,
                                                                    INC.

ATTEST:
                                                                    By: /s/ Adolph W. Haines
                                                                       -------------------------------------------------------
Eunice Lowery                                                       Print Name: Adolph W. Haines
- ---------------------------------------------------                            -----------------------------------------------
                                  Secretary                         Title:       Chairman
                                                                          ----------------------------------------------------




0172586.06

[OHIO SECRETARY OF STATE SEAL]                                       EXHIBIT A

Prescribed by                                                   Approved_______
Bob Taft, Secretary of State                                    Date___________
30 East Broad Street, 14th Floor                                Fee____________
Columbus, Ohio  43266-0418
Form MER (July 1994)

                            CERTIFICATE OF MERGER

        In accordance with the requirements of Ohio Law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.      SURVIVING ENTITY

        A.      The name of the entity surviving the merger is:

        ______________________________________________________________________
        ______________________________________________________________________
        (if the surviving entity is an Ohio limited partnership or qualified foreign limited partnership, its registration number must be provided)

        B. NAME CHANGE: As a result of this merger, the name of the surviving entity has been changed to the following:___________
                ______________________________________________________________
                (complete only if the name of surviving entity is changing through the merger)

        C. The surviving entity is a: (PLEASE CHECK THE APPROPRIATE BOX AND FILL IN THE APPROPRIATE BLANKS)

        [ ]     Domestic (Ohio) corporation

        [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _________________, and licensed to transact business in the state of Ohio.

        [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _________________, and NOT licensed to transact business in the state of Ohio.

        [ ]     Domestic (Ohio) limited liability company

        [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _________________, and registered to do business in the state of Ohio.

        [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _________________, and NOT registered to do business in the state of Ohio.

        [ ]     Domestic (Ohio) limited partnership, registration number
                ______________

        [ ]     Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ___________________, and registered to do business in the state of Ohio, under registration number
                _________________

        [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of ___________________, and NOT registered to do business in the state of Ohio


II.     MERGING ENTITIES

        The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (If insufficient space to cover this item, please attach a separate sheet listing the merging entities; Ohio registered or foreign qualified limited partnerships must include registration number)

Name                    State/Country of Organization           Type of Entity
____________________________________ ______________________ __________________
____________________________________ ______________________ __________________
____________________________________ ______________________ __________________
____________________________________ ______________________ __________________
____________________________________ ______________________ __________________


III.    MERGER AGREEMENT ON FILE

        The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

        NAME                    ADDRESS
___________________________   ____________________________________
                              (street and number)
                              ____________________________________
                              (city, village or township) (state) (zip code)


IV.     EFFECTIVE DATE OF MERGER

        This merger is to be effective:

        On ________________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of merger).

V.      MERGER AUTHORIZED

        The laws of the state or country under which each constituent entity exists, permits this merger.
        This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.     STATUTORY AGENT

        The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

        NAME                    ADDRESS
___________________________  _____________________________________________
                                (complete street address)
                             _____________________________________________
                                (city, village or township)     (zip code)

(THIS ITEM MUST BE COMPLETED IF THE SURVIVING ENTITY IS A FOREIGN ENTITY WHICH IS NOT LICENSED, REGISTERED OR OTHERWISE AUTHORIZED TO CONDUCT OR TRANSACT BUSINESS IN THE STATE OF OHIO)

        ACCEPTANCE OF AGENT

        The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.
                             _____________________________________________
                             SIGNATURE OF AGENT

(THE ACCEPTANCE OF AGENT MUST BE COMPLETED BY DOMESTIC SURVIVING ENTITIES IF THROUGH THIS MERGER THE STATUTORY AGENT FOR THE SURVIVING ENTITY HAS CHANGED, OR THE NAMED AGENT DIFFERS IN ANY WAY FROM THE NAME REFLECTED ON THE SECRETARY OF STATE'S RECORDS.)

VII.    STATEMENT OF MERGER

        Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.   AMENDMENTS

        The articles of incorporation, articles of organization or certificate of limited partnership (STRIKE THE INAPPLICABLE TERMS) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

        (PLEASE NOTE THAT ANY AMENDMENTS TO ARTICLES OF INCORPORATION, ARTICLES OF ORGANIZATION OR TO A CERTIFICATE OF LIMITED PARTNERSHIP MUST BE ATTACHED IF THE SURVIVING ENITY IS A DOMESTIC CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED PARTNERSHIP.)

IX.     QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

        A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

__________________________  ________________________________
(name)                          (street and number)

________________________________, Ohio___________________
(city, village or township)          (zip code)

        The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

        B. The qualifying entity also states as follows: (complete only if applicable)

                1. FOREIGN QUALIFYING LIMITED COMPANY
                   (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                   a. The name of the limited liability company, in its state of organization/registration is _______________________
                        _______________________________________________________

                   b. The name under which the limited liability company desires to tranact business in Ohio is ________________
                        _______________________________________________________

                   c.   The limited liability company was organized or
                        registered on _____________________________ under the
                                      month      day        year
                        laws of the state/country of _________________________.

                   d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is: ___________________________________
                        _______________________________________________________

                2.  FOREIGN QUALIFYING LIMITED PARTNERSHIP
                    (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                    a.  The name of limited partnership is ____________________
                        _______________________________________________________

                    b.  The limited partnership was formed on __________________
                                                              month   day   year
                        under the laws of the state/country of _________________

                    c. The address of the office of the limited partnership in its state/country of organization is __________________
                        ________________________________________________________

                    d.  The limited partnership's principal office address is
                        _______________________________________________________

                    e. The names and business or residence address of the GENERAL partners of the partnership are as follows:

                        Name                    Address
                        _______________________________________________________
                        _______________________________________________________
                        _______________________________________________________

                        (IF INSUFFICIENT SPACE TO COVER THIS ITEM, PLEASE ATTACH A SEPARATE SHEET LISTING THE GENERAL PARTNERS AND THEIR RESPECTIVE ADDRESSES)

                    f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                        _______________________________________________________
                        _______________________________________________________

                        The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

        The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.


______________________________________  ______________________________________
exact name of entity                    exact name of entity

By:___________________________________  By:___________________________________
Its:__________________________________  Its:__________________________________

Date:__________________                 Date:__________________



______________________________________  ______________________________________
exact name of entity                    exact name of entity

By:___________________________________  By:___________________________________
Its:__________________________________  Its:__________________________________

Date:__________________                 Date:__________________



______________________________________  ______________________________________
exact name of entity                    exact name of entity

By:___________________________________  By:___________________________________
Its:__________________________________  Its:__________________________________

Date:__________________                 Date:__________________



______________________________________  ______________________________________
exact name of entity                    exact name of entity

By:___________________________________  By:___________________________________
Its:__________________________________  Its:__________________________________

Date:__________________                 Date:__________________



______________________________________  ______________________________________
exact name of entity                    exact name of entity

By:___________________________________  By:___________________________________
Its:__________________________________  Its:__________________________________

Date:__________________                 Date:__________________


(Please note that the chairman of the board, the president, vice president, secretary or an assistant secretary must sign on behalf of each constituent corporation, and at least one general partner must sign on behalf of each constituent limited partnership; If insufficient space for signature, a separate sheet should be attached containing such signatures)

                                                                       EXHIBIT A
[SEAL]

                                  Provided by Joseph Hogsett, Secretary of State
ARTICLES OF MERGER                                 SECRETARY OF STATE OF INDIANA
State Form 39038 (R3 / 9-92)                               CORPORATIONS DIVISION
State Board of Accounts Approved 1992             302 W. WASHINGTON ST., RM E018
Indiana Code 23-1-40-1 et. seq.                            INDIANAPOLIS IN 46204
                                                        TELEPHONE (317) 232-6578

                                                               FILING FEE:$80.00

INSTRUCTIONS: Present original and one copy - use 8 1/2" x 11" paper for inserts
- --------------------------------------------------------------------------------
                              ARTICLES OF MERGER
                                      OF

     ---------------------------------------------------------------------
                           (hereinafter the "nonsurviving corporation(s)")

- --------------------------------------------------------------------------------
                                     INTO

     ---------------------------------------------------------------------
                              (hereinafter the "surviving corporation(s)")

- --------------------------------------------------------------------------------
In accordance with the requirements of the Indiana Business Corporation Law, the undersigned corporations desiring to effect a merger or share exchange, set forth the following facts:
                          ------------------------------------------------

     ---------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                       ARTICLE I - SURVIVING CORPORATION

- --------------------------------------------------------------------------------
The name of the surviving corporation is:
                                         ---------------------------------
and such name has/ has not (designate which) been changed as a result of the merger.
- --------------------------------------------------------------------------------

        a. The surviving corporation is a domestic corporation existing pursuant to the provisions of the Act
           Incorporated on _________________________

        b. The surviving corporation is a foreign corporation incorporated under the laws of the State of:__________________________ and qualified/
           not qualified (designate which) to do business in Indiana. If the surviving corporation is qualified to do business in Indiana, state the date of qualification:_________________________. (If application for Certificate of Authority is filed concurrently herewith state:
           "Upon approval of Application for  Certificate of Authority.")
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                       ARTICLE II - NONSURVIVING CORPORATION(S)
- --------------------------------------------------------------------------------
The name, state of incorporation, and date of incorporation or qualification
(if applicable) respectively, of each Indiana domestic corporation and Indiana qualified foreign corporation, other than the survivor, which is party to the merger are as follows:
- --------------------------------------------------------------------------------
Name of Corporation

- --------------------------------------------------------------------------------
State of Domicile                       |Date of incorporation or qualification
                                        |in Indiana (if applicable)
                                        |
- --------------------------------------------------------------------------------
Name of Corporation

- --------------------------------------------------------------------------------
State of Domicile                       |Date of incorporation or qualification
                                        |in Indiana (if applicable)
                                        |
- --------------------------------------------------------------------------------
Name of Corporation

- --------------------------------------------------------------------------------
State of Domicile                       |Date of incorporation or qualification
                                        |in Indiana (if applicable)
                                        |
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                ARTICLE III - PLAN OF MERGER OR SHARE EXCHANGE
- --------------------------------------------------------------------------------
        The Plan of Merger of Share Exchange, containing such information as required by Indiana Code 23-1-40-1(b), is set forth in "Exhibit A" attached hereto and made a part hereof.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
   ARTICLE IV - MANNER OF ADOPTION AND VOTE OF SURVIVING CORPORATION (strike inapplicable section)
- --------------------------------------------------------------------------------
        Shareholder vote not required.

The merger/share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

- --------------------------------------------------------------------------------
        Vote of shareholders.

The designation (i.e. common, preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

- --------------------------------------------------------------------------------
                                                              TOTAL | A | B | C
- --------------------------------------------------------------------|---|---|---
DESIGNATION OF EACH VOTING GROUP (i.e. preferred and common)        |   |   |
- --------------------------------------------------------------------|---|---|---
NUMBER OF OUTSTANDING SHARES                                 |      |   |   |
- -------------------------------------------------------------|------|---|---|---
NUMBER OF VOTES ENTITLED TO BE CAST                          |      |   |   |
- -------------------------------------------------------------|------|---|---|---
NUMBER OF VOTES REPRESENTED AT MEETING                       |      |   |   |
- -------------------------------------------------------------|------|---|---|---
SHARES VOTED IN FAVOR                                        |      |   |   |
- -------------------------------------------------------------|------|---|---|---
SHARES VOTED AGAINST                                         |      |   |   |
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  ARTICLE V - MANNER OF ADOPTION AND VOTE OF NONSURVIVING CORPORATION (strike inapplicable section)
- --------------------------------------------------------------------------------
        Shareholder vote not required.

The merger/share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

- --------------------------------------------------------------------------------
        Vote of shareholders.

The designation (i.e. common, preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger/ share exchange and the number of votes of each voting group represented at the meeting is set forth below:

- --------------------------------------------------------------------------------
                                                              TOTAL | A | B | C
- --------------------------------------------------------------------|---|---|---
DESIGNATION OF EACH VOTING GROUP (i.e. preferred and common)        |   |   |
- --------------------------------------------------------------------|---|---|---
NUMBER OF OUTSTANDING SHARES                                 |      |   |   |
- -------------------------------------------------------------|------|---|---|---
NUMBER OF VOTES ENTITLED TO BE CAST                          |      |   |   |
- -------------------------------------------------------------|------|---|---|---
NUMBER OF VOTES REPRESENTED AT MEETING                       |      |   |   |
- -------------------------------------------------------------|------|---|---|---
SHARES VOTED IN FAVOR                                        |      |   |   |
- -------------------------------------------------------------|------|---|---|---
SHARES VOTED AGAINST                                         |      |   |   |
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
        In Witness Whereof, the undersigned being the _________________________ ___________ of the surviving corporation executes these Articles of Merger/Share Exchange and verifies, subject to penalties of perjury that the statements contained herein are true, this _________________ day of _______________, 19____.
- --------------------------------------------------------------------------------
Signature                               | Printed name
- --------------------------------------------------------------------------------

                                              EXHIBIT B (Opinion of BFS Counsel)
                                              ---------




                       ___________________________, 1995


First Financial Bancorp.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

Ladies and Gentlemen:

         This opinion is provided to you on behalf of Bright Financial Services, Inc. ("BFS") in connection with the consummation of a Plan and Agreement of Merger (the "Agreement") between BFS and First Financial Bancorp. ("First Financial"), dated ____________, 1995 pursuant to which BFS will be merged into First Financial (the "Merger") effective as of ____________, 1995 at 12:01 a.m. ("Effective Time of the Merger"). This opinion is given to you pursuant to Section 14.2.3 of the Agreement. Capitalized terms defined in the Agreement and not otherwise defined herein shall have the meanings given those terms in the Agreement.

         As to various questions of fact material to our opinion, we have relied upon the representations made in the Agreement and upon a certificate of an officer of BFS (the "Officer's Certificate"). We have examined such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the due execution of and genuineness of the signatures on such documents, the legal capacity of all signing parties to such documents and the conformity to original documents of all photostatic copies of such documents submitted to us.

         The opinions hereinafter expressed are limited to the laws of the State of Indiana and are subject to the following additional qualifications:

         (i) The enforceability of any provisions in the Agreement, or any rights granted to you pursuant to the Agreement, is subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, reorganization, moratorium laws, or similar laws affecting the rights of creditors or debtors generally, and the application of general principles of equity and matters of public policy (whether considered in a proceeding at law or in equity) including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

First Financial Bancorp.
_______________, 1995
Page 2




         (ii) Any provisions requiring payment of attorney's fees and litigation expenses may not be enforceable.

         (iii) No opinion is expressed as to the enforceability of (a) self-help provisions, (b) waiver of constitutional rights, (c) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, liquidated damages or the creation of remedies not available under Indiana or Ohio law or (d) provisions pursuant to which BFS attempts to exempt itself from liability for its own negligence, fault or actions or providing for indemnification against criminal liability, civil penalties or punitive damages or against actions to the extent that the indemnitee has been grossly negligent or engaged in wilful misconduct.

         As used herein, the phrase "to the best of our knowledge" means we have relied, without any independent investigation or inquiry, solely upon (i) the Officer's Certificate and (ii) the actual knowledge, if any, of a limited number of attorneys in this firm who regularly perform legal services for BFS obtained in the scope of such representation.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. BFS is a corporation duly organized and validly existing under the laws of the State of Indiana and is registered as a bank holding company under the Banking Holding Company Act of 1956, as amended. BFS has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.

         2. BFS's capitalization consists of 250,000 authorized shares of common stock (par value $_____ per share), of which, as of the Effective Time of the Merger, 204,663 shares were issued and outstanding and 630 shares were reserved for issuance pursuant to outstanding options. Each issued share was validly issued, fully paid and non-assessable. Except for outstanding options exercisable for 630 shares of BFS common stock, to the best of our knowledge, there are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of any class of securities of BFS.

         3. Bright National Bank (the "Bank") is a wholly owned subsidiary of BFS. BFS has no other subsidiaries. The Bank is a national bank duly organized and validly existing under

First Financial Bancorp.
_______________, 1995
Page 3




the laws of the United States. The Bank has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.
All of the outstanding shares of stock of the Bank are validly issued, fully paid and non-assessable, and all such shares are owned by BFS free and clear of all liens, claims, charges or encumbrances. To the best of our knowledge, there are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of any class of securities of the Bank.

         4. The execution and performance of the Agreement will not: (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of either of BFS or the Bank, under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of BFS or the Bank, or of any note, bond, mortgage, indenture, deed of trust, material license, lease, agreement or other instrument or obligation of which we have knowledge and to which either of BFS or the Bank is a party or by which either of BFS or the Bank or any of their assets may be bound or affected or (ii) to the best of our knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to BFS, the Bank or any of their assets.

         5. All corporate action by BFS required in order to authorize the Merger, and the execution and delivery of all documents related thereto, has been taken. This Agreement has been duly executed and delivered by BFS and is a valid and binding obligation of BFS in accordance with its terms.

         6. Except as set forth in the Disclosure Schedule, to the best of our knowledge, there is no suit, action or legal or administrative proceeding pending or threatened against BFS or the Bank, which, if adversely determined, might materially and adversely affect the financial condition, on a consolidated basis, of BFS and the Bank or the conduct of their businesses, nor is there any decree, injunction, or order of any court, governmental department or agency outstanding against BFS or the Bank having any such effect.

         This opinion is given for the sole use and benefit of First Financial and no party or entity other than First Financial is entitled to rely on this opinion. This opinion is based upon facts and law in existence on the date hereof, and we disclaim any undertaking to advise you of changes occurring therein after the date hereof.


                                                   Very truly yours,
0175079.02

                                EXHIBIT C (Opinion of First Financial's Counsel)
                                ---------




                       ____________________________, 1995


Bright Financial Services, Inc.
4 East Main Street
Flora, Indiana  46929

Ladies and Gentlemen:

         This opinion is provided to you on behalf of First Financial Bancorp. ("First Financial") in connection with the consummation of a Plan and Agreement of Merger (the "Agreement") among First Financial and Bright Financial Services, Inc. ("BFS"), dated _____________, 1995 pursuant to which BFS will be merged into First Financial (the "Merger") effective as of ______________, 1995 at 12:01 a.m. ("Effective Time of the Merger"). This opinion is given to you pursuant to Section 14.3.3 of the Agreement. Capitalized terms defined in the Agreement and not otherwise defined herein shall have the meanings given those terms in the Agreement.

         As to various questions of fact material to our opinion, we have relied upon the representations made in the Agreement and upon a certificate of an officer of First Financial (the "Officer's Certificate"). We have also examined such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In rendering the opinions set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the due execution of and genuineness of the signatures on such documents, the legal capacity of all signing parties to such documents and the conformity to original documents of all photostatic copies of such documents submitted to us.

         The opinions hereinafter expressed are limited to the laws of the State of Ohio and are subject to the following additional qualifications:

         (i) The enforceability of any provisions in the Agreement, or any rights granted to you pursuant to the Agreement, is subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, reorganization, moratorium laws, or similar laws affecting the rights of creditors or debtors generally, and the application of general

Bright Financial Services, Inc.
_______________, 1995
Page 2




principles of equity and matters of public policy (whether considered in a proceeding at law or in equity) including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         (ii) Any provisions requiring payment of attorney's fees and litigation expenses may not be enforceable.

         (iii) No opinion is expressed as to the enforceability of (a) self-help provisions, (b) waiver of constitutional rights, (c) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, liquidated damages or the creation of remedies not available under Ohio and Indiana law or (d) provisions pursuant to which BFS attempts to exempt itself from liability for its own negligence, fault or actions or providing for indemnification against criminal liability, civil penalties or punitive damages or against actions to the extent that the indemnitee has been grossly negligent or engaged in wilful misconduct.

         As used herein, the phrase "to the best of our knowledge" means we have relied, without any independent investigation or inquiry, solely upon (i) the Officer's Certificate and (ii) the actual knowledge, if any, of a limited number of attorneys in this firm who regularly perform legal services for First Financial obtained in the scope of such representation.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. First Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended and a savings and loan holding company under the Savings and Loan Holding Company Act. First Financial has the corporate power to carry on its businesses as they are now being conducted and is qualified to do business in each jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification.

         2. First Financial's capitalization consists of 25,000,000 authorized shares of common stock (par value $8.00 per share), of which, as of the Effective Time of the Merger, __________ shares were issued and outstanding.

Bright Financial Services, Inc.
_______________, 1995
Page 3




         3. All shares of common stock of First Financial to be issued to BFS shareholders in exchange for their BFS common stock in connection with the Merger will be, immediately after the Effective Time of the Merger, duly and validly authorized and, upon First Financial's receipt of the consideration provided in the Agreement in the form of BFS common stock from BFS shareholders and due issuance of the shares by First Financial's registrar, will be duly issued, fully paid and non-assessable. No shareholder of First Financial has any pre-emptive right of subscription or purchase pursuant to First Financial's Articles of Incorporation with respect to the shares of common stock of First Financial to be issued to BFS shareholders in connection with the Merger.

         4. The execution, delivery and performance of this Agreement will not: (i) violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of First Financial, under any of the terms, conditions or provisions of the Articles of Incorporation or bylaws of First Financial, or of any note, bond, mortgage, indenture, deed of trust, material license, lease, agreement or other instrument or obligation of which we have knowledge and to which First Financial is a party or by which First Financial or any of its assets may be bound or affected or (ii) to the best of our knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Financial or any of its assets.

         5. All corporate action by First Financial required in order to authorize the Merger, and the execution and delivery of all documents related thereto, has been taken. The Agreement has been duly executed and delivered by First Financial and is the valid and binding obligation of First Financial in accordance with its terms.

         6. To the best of our knowledge, there is no litigation, proceeding, governmental investigation or labor dispute pending or overtly threatened against First Financial or any of its consolidated Subsidiaries or its or their properties or businesses, other than litigation disclosed by First Financial in its annual and quarterly reports filed with the Securities and Exchange Commission ("SEC").

         This opinion is given for the use and benefit of BFS and no party or entity other than BFS is entitled to rely on this opinion. This opinion is based upon facts and law in existence

Bright Financial Services, Inc.
_______________, 1995
Page 4




on the date hereof, and we disclaim any undertaking to advise you of changes occurring therein after the date hereof.


                               Very truly yours,





0175092.01

                                                                      Appendix B


                                                   February 20, 1995


Board of Directors
Bright Financial Services, Inc.
4 East Main Street
Flora, IN 46929

Gentlemen:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, no par value per share ("Bright Common"), of Bright Financial Services, Inc. ("Bright") of the exchange ratio (the "Exchange Ratio") as set forth in Section
6.3.1 of the Plan and Agreement of Merger, dated February 20, 1995 (the "Merger Agreement"), by and among First Financial Bancorp. ("First Financial") and Bright. The Exchange Ratio provides for the exchange of each share of Bright Common for shares of First Financial common stock, $8.00 par value per share ("First Financial Common"), equal to the quotient of $73.184129 divided by the mathematical average of the average of the closing daily bid and asked prices of First Financial Common on the National Association of Securities Dealers Automated Quotation National Market System for the twenty trading days ending two trading days prior to the effective date of the Merger (as defined in the Merger Agreement).

         The Merger Agreement provides for the merger (the "Merger") of Bright with and into First Financial, pursuant to which, among other things, at the effective date of the Merger, outstanding shares of Bright Common shall be canceled and converted into the right to receive shares of First Financial Common at the Exchange Ratio. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as Bright's financial advisor in connection with, and have participated in certain of the negotiations leading to, the execution of the Merger Agreement.

Board of Directors
February 20, 1995

         In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed Bright's Annual Reports to Shareholders for each of the three years ended December 31, 1993, including the audited financial statements contained therein, as well as Bright's unaudited financial statements for each of the three month periods ended March 31, 1994, June 30, 1994 and September 30, 1994;

         (ii) Reviewed First Financial's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the three years ended December 31, 1993, including the audited financial statements contained therein, as well as First Financial's Quarterly Reports on Form 10-Q for each of the three month periods ended March 31, 1994, June 30, 1994 and September 30, 1994;

         (iii) Reviewed certain other non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets, and prospects of Bright and First Financial furnished to us and prepared by Bright and First Financial;

         (iv) Participated in meetings and telephone conferences with members of senior management of Bright and meetings and telephone conferences with members of senior management of First Financial concerning the financial condition, business, assets, financial forecasts, and prospects of the respective companies, as well as other matters we believe relevant to our inquiry;

         (v) Reviewed certain stock market information for Bright Common and First Financial Common, and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of Bright with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

Board of Directors
February 20, 1995


         (viii) Reviewed the Merger Agreement and its schedules and exhibits and certain related documents; and

         (ix)    Performed such other analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations and warranties of Bright and First Financial contained in the Merger Agreement, without undertaking any responsibility for independent investigation or verification of such matters. We were not engaged to and have not conducted a physical inspection of any of the assets, properties or facilities of either Bright or First Financial, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Bright or First Financial. With respect to financial forecasts provided to us by management of Bright and First Financial, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Bright and First Financial as to the future performance of Bright and First Financial, as the case may be. We express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of Bright Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

         We will receive a fee for our services as financial advisor to Bright, a significant portion of which is contingent upon closing of the Merger.

         In the ordinary course of business, we may actively trade securities of First Financial for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio and does not address Bright's underlying business decision to effect the Merger or any other terms of the Merger and does not constitute a recommendation to any Bright stockholder as to how such stockholder should vote with respect to the Merger. We are not rendering any opinion as to what the value of Bright Common or First Financial Common may be at the effective date of the Merger or as to the prospects of First Financial's business, nor are we making any recommendation to Bright's shareholders with respect to the advisability of disposing or retaining First Financial Common received pursuant to the Merger.

Board of Directors
February 20, 1995


         This opinion has been prepared solely for the confidential use of the Board of Directors and senior management of Bright and will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in a proxy statement to be mailed to the holders of Bright Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement will be in a form acceptable to us and our counsel.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio, pursuant to the Merger Agreement, is fair to the holders of Bright Common from a financial point of view.

                                        Very truly yours,



                                        MCDONALD & COMPANY SECURITIES, INC.

                                                                                                                          APPENDIX C
                                                                   CHAPTER 44
                                                               DISSENTERS' RIGHTS

Section.                                                                             Section.
23-1-44-1.       "Corporation" defined.            23-1-44-14.      Transfer of shares restricted after demand
23-1-44-2.       "Dissenter" defined.                                for payment.
23-1-44-3.       "Fair value" defined.             23-1-44-15.      Payment to dissenter.
23-1-44-4.       "Interest" defined.               23-1-44-16.      Return of shares and release of restrictions.
23-1-44-5.       "Record shareholder" defined.     23-1-44-17.      Offer of fair value for shares obtained after
23-1-44-6.       "Beneficial shareholder" defined.                   first announcement.
23-1-44-7.       "Shareholder" defined.            23-1-44-18.      Dissenter demand for fair value under certain
23-1-44-8.       Shareholder dissent.                                conditions.
23-1-44-9.       Beneficial shareholder dissent.   23-1-44-19.      Effect of failure to pay demand -
23-1-44-10.      Notice of dissenters' rights                        Commencement of judicial appraisal
                  preceding shareholder vote.                        proceeding.
23-1-44-11.      Notice of intent to dissent.      23-1-44-20.      Judicial determination and assessment of
23-1-44-12.      Notice of dissenter's rights                        costs.
                  following action creating rights.
23-1-44-13.      Demand for payment by dissenter.


23-1-44-1. "CORPORATION" DEFINED. - As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.[P.L.149-1986, Section 28.]

23-1-44-2. "DISSENTER" DEFINED. - As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1- 44-10 through IC 23-1-44-18] of this chapter. [P.L.149-1986, Section 28.]

23-1-44-3. "FAIR VALUE" DEFINED.- As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. [P.L. 149-1986, Section 28.]

23-1-44-4. "INTEREST" DEFINED. - As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. [P.L. 149-1986, Section 28.]

23-1-44-5. "RECORD SHAREHOLDER" DEFINED. - As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4. [P.L.149-1986, Section 28.]

23-1-44-6.   "BENEFICIAL SHAREHOLDER" DEFINED. - As used in this chapter,
"beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder. [P.L. 149-1986, Section 28.]

23-1-44-7.   "SHAREHOLDER" DEFINED. - As used in this chapter, "shareholder"
means the record shareholder or the beneficial shareholder.  [P.L.149-1986,
Section  28.]

23-1-44-8.    SHAREHOLDER DISSENT. - (a)  A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party if:

                   (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and
                   (B)    The shareholder is entitled to vote on the merger.

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

         (4)     The approval of a control share acquisition under IC 23-1-42.

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

         (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

         (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets - National Market Issues or a similar market.

     (c)  A shareholder:

         (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

         (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b); may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. [P.L.149-1986, Section 28; P.L.107-1987, Section 19.]

23-1-44-9. BENEFICIAL SHAREHOLDER DISSENT. - (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

         (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote. [P.L.149-1986, Section 28.]

23-1-44-10. NOTICE OF DISSENTERS' RIGHTS PRECEDING SHAREHOLDER VOTE. - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

     (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC23-1-44-12] of this chapter. [P.L.149-1986, Section 28; P.L.107-1987,
Section  20.]

23-1-44-11. NOTICE OF INTENT TO DISSENT. - (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Must not vote the shareholder's shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [P.L.149-1986, Section 28.]

23-1-44-12.  NOTICE OF DISSENTERS' RIGHTS FOLLOWING ACTION CREATING RIGHTS. -
(a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

     (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

         (5)     Be accompanied by a copy of this chapter. [P.L.149-1986,
                 Section  28.]

23-1-44-13.   DEMAND FOR PAYMENT BY DISSENTER. - (a)  A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action. [P.L.149-1986, Section 28.]

23-1-44-14. TRANSFER OF SHARES RESTRICTED AFTER DEMAND FOR PAYMENT. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. [P.L.149-1986, Section 28.]

23-1-44-15. PAYMENT TO DISSENTER. - (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

     (b)  The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares; and

         (3)     A statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L.149-1986,
                 Section  28; P.L. 107-1987, Section  21.]

23-1-44-16. RETURN OF SHARES AND RELEASE OF RESTRICTIONS. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure. [P.L.149-1986, Section 28.]

23-1-44-17.  OFFER OF FAIR VALUE FOR SHARES OBTAINED AFTER FIRST ANNOUNCEMENT.
- - (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter. [P.L.149-1986, Section 28.]

23-1-44-18. DISSENTER DEMAND FOR FAIR VALUE UNDER CERTAIN CONDITIONS. - (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

         (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

         (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

         (3)     The corporation, having failed to take the proposed action,
                 does not return the deposited    certificates or release the
                 transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares. [P.L.149-1986, Section 28.]

23-1-44-19. EFFECT OF FAILURE TO PAY DEMAND - COMMENCEMENT OF JUDICIAL APPRAISAL PROCEEDING. - (a) If a demand for payment under IC 23-1-42-11 or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceedings within the sixty
(60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)  Each dissenter made a party to the proceeding is entitled to judgment.

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this
                 chapter.      [P.L.149-1986, Section  28.]

23-1-44-20. JUDICIAL DETERMINATION AND ASSESSMENT OF COSTS. - (a) The court in an appraisal proceeding commenced under section 19 [IC 23-1-44- 19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC
                 23-1-44-10   through IC 23-1-44-18] of this chapter; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted. [P.L.149-1986, Section 28.]

           INFORMATION NOT REQUIRED IN THE PROXY-STATEMENT PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
- ---------------------------------------------------

         The Ohio General Corporation Law allows a corporation under certain circumstances to indemnify its directors, officers, and employees. Generally, whether by its articles of incorporation or its code of regulations or by statute, the indemnification permits the Corporation to pay expenses actually and necessarily incurred in the defense of any pending or threatened suit. The determination of the right of indemnification is determined by a quorum of disinterested directors not involved in such a pending matter and if they are unable to make such determination, then such determination shall be made by independent legal counsel, Bancorp's shareholders or by the Butler County, Ohio, Court of Common Pleas. Bancorp has such an indemnification provision in its Code of Regulations, and that provision is set forth below. The Code of Regulations of Bancorp and the statute do not allow indemnification of an officer or director wherein such person has been adjudicated negligent or guilty of misconduct and, additionally, such officer or director must have acted in good faith or had no reason to believe such officer's or director's conduct was unlawful to be indemnified.

         Article III-A of the Code of Regulations of Bancorp provides:

         SECTION 3-A.1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any officer or director, or any other employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 3-A.1 shall be presumed to have met the applicable standard of conduct set forth herein, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, rebut such presumption.

         SECTION 3-A.2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the Corporation shall not indemnify any officer or director or employee of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for misconduct (other than negligence of any degree) in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

         (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 3-A.2.

         SECTION 3-A.3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer, director or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3-A.1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.


         SECTION 3-A.4. DETERMINATION REQUIRED. Any indemnification required under Section 3-A.1 and not precluded under Section 3- A.2 shall be made by the Corporation only upon a determination that such indemnification of the officer or director or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3-A.1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Butler County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the Court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         SECTION 3-A.5. ADVANCES FOR EXPENSES. Unless the only liability asserted against a director in an action, suit or proceeding referred to in Section 3-A.1 of this article arises pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees:
         (i) to repay amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation; and (ii) to reasonably cooperate with the Corporation with respect to the action, suit or proceeding.

                 Expenses, including attorneys' fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in Section 3-A.3 of this Article, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case, upon receipt of any undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

         SECTION 3-A.6. ARTICLE III-A NOT EXCLUSIVE. The indemnification provided by this Article III-A shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director or employee of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 3-A.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article III-A.

         SECTION 3-A.8. VENUE. Any action by a person claiming indemnification under this Article III-A, or by the Corporation, to determine such claim for indemnification may be filed as to the Corporation and each such person in Butler County, State of Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio.


Item 21.  Exhibits and Financial Statement Schedules
- ----------------------------------------------------

         (a) See Index to Exhibits.
         (b) See "BRIGHT FINANCIAL SERVICES, INC. FINANCIAL STATEMENTS"
         (c) Fairness Opinion furnished as Appendix B to Proxy
             Statement-Prospectus.


Item 22.  Undertakings
- ----------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
         Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act") and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Hamilton, State of Ohio, on June 1, 1995.

FIRST FINANCIAL BANCORP.


By:/s/ Stanley N. Pontius
   -----------------------------------
Stanley N. Pontius
President and Chief Executive Officer

Date:  June 1, 1995
- --------------------------------------


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Stanley N. Pontius                     /s/ Richard E. Weinman
- --------------------------------------     -------------------------------------
Stanley N. Pontius, Director, President    Richard E. Weinman, Exec. Vice
and Chief Executive Officer                President, Chief Financial Officer,
                                           Secretary and Treasurer

Date:  June 1, 1995                        Date:  June 1, 1995
    ----------------------------------         ---------------------------------



/s/ Arthur W. Bidwell                      /s/ Paul S. Risser
- --------------------------------------     -------------------------------------
Arthur W. Bidwell, Director                Paul S. Risser, Director

Date:  June 1, 1995                        Date:  June 1, 1995
    ----------------------------------         ---------------------------------



/s/ Carl R. Fiora                          /s/ Lauren N. Patch
- --------------------------------------     -------------------------------------
Carl R. Fiora, Director                    Lauren N. Patch, Director

Date:  June 1, 1995                        Date:  June 1, 1995
    ----------------------------------         ---------------------------------



/s/ F. Elden Houts                         /s/ Barry S. Porter
- --------------------------------------     -------------------------------------
F. Elden Houts, Director                   Barry S. Porter, Director

Date:  June 1, 1995                        Date:  June 1, 1995
    ----------------------------------         ---------------------------------



/s/ Richard J. Fitton                      /s/ Barry Levey
- --------------------------------------     -------------------------------------
Richard J. Fitton, Director                Barry Levey, Director
Chairman of the Board

Date:  June 1, 1995                        Date:  June 1, 1995
    ----------------------------------         --------------------------------

                               INDEX TO EXHIBITS



         Exhibit
         Number  Description
         ------  -----------

         2.1      Plan and Agreement of Merger between First
                  Financial Bancorp. and Bright Financial
                  Services, Inc. (Included as Appendix A in the Proxy Statement-Prospectus)

         5.*      Opinion of Counsel

         8.*      Tax Opinion of Bingham Summers Welsh & Spilman

         23.1* Consent of Ernst & Young LLP, Independent Auditors for First Financial Bancorp.

         23.2*    Consent of Crowe, Chizek and Company, Independent
                  Auditors for Bright Financial Services, Inc.

         23.3     Consent of Frost & Jacobs, Counsel for Registrant
                  (Incorporated in Exhibit 5)

         23.4*    Consent of Bingham Summers Welsh & Spilman

         23.5*    Consent of McDonald & Company

         99.1     Fairness Opinion of McDonald & Co.
                  (Included as Appendix B in the Proxy
                  Statement-Prospectus.)

         99.2*    Bright's Form of Proxy

      * Electronically filed.